                                                                   EXHIBIT 10.52


                           JOINT DEVELOPMENT AGREEMENT

                                     BETWEEN

                          TE PRODUCTS PIPELINE COMPANY,
                               LIMITED PARTNERSHIP

                                       AND

                       LOUIS DREYFUS PLASTICS CORPORATION




                             DATED FEBRUARY 10, 2000

                                TABLE OF CONTENTS

                                                                                       PAGE
ARTICLE I             DEFINITIONS AND CONSTRUCTION....................................   2
         1.1      DEFINED TERMS.......................................................   2
         1.2      OTHER DEFINITIONS AND PROVISIONS....................................   9
         1.3      HEADINGS............................................................   9

ARTICLE II            OPERATION OF TEPPCO ASSETS......................................  10
         2.1      STORAGE OPERATIONS..................................................  10
         2.2      MARKETING AND DEVELOPMENT ACTIVITIES................................  11
         2.3      BUDGETS.............................................................  12
         2.4      COMMUNICATION.......................................................  12
         2.5      CAPITAL EXPENDITURES................................................  12
         2.6      TEPPCO EXCULPATION..................................................  12
         2.7      DREYFUS EXCULPATION.................................................  13

ARTICLE III           FINANCIAL OPERATIONS AND PAYMENTS...............................  13
         3.1      FINANCIAL RESULTS...................................................  13
         3.2      PAYMENTS TO DREYFUS.................................................  13
         3.3      FUNDING OF MB BUSINESS..............................................  14
         3.4      ACCOUNTS, BOOKS AND RECORDS.........................................  14
         3.5      EXCEPTIONS TO FINANCIAL REPORTS.....................................  15

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF TEPPCO........................  15
         4.1      CORPORATE MATTERS; ASSET OWNERSHIP..................................  15
         4.2      VALIDITY OF AGREEMENT; NO CONFLICT..................................  15
         4.3      LIABILITIES OF THE MB BUSINESS......................................  15
         4.4      FINANCIAL STATEMENTS................................................  16
         4.5      FINDER'S FEE........................................................  16

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF DREYFUS.......................  16
         5.1      CORPORATE MATTERS; ASSET OWNERSHIP..................................  16
         5.2      VALIDITY OF AGREEMENT; NO CONFLICT..................................  16
         5.3      FINANCIAL STATEMENTS................................................  16
         5.4      FINDER'S FEE........................................................  17

ARTICLE VI            TRANSFER OF TEPPCO ASSETS OR RIGHT TO USE.......................  17
         6.1      PERFORMANCE MILESTONE...............................................  17
         6.2      FAILURE TO MEET MILESTONE...........................................  17
         6.3      CLOSING TIME AND LOCATION FOR TRANSFER..............................  18
         6.4      FORMATION OF NEWCO..................................................  18
         6.5      CLOSING.............................................................  18
         6.6      INABILITY TO TRANSFER ASSETS........................................  19
         6.7      FURTHER ASSURANCE BY THE PARTIES....................................  19
         6.8      THIRD PARTY CONSENTS................................................  19

                                                                                       PAGE
ARTICLE VII           CONDITIONS TO CLOSING...........................................  20
         7.1      CONDITIONS TO OBLIGATION OF DREYFUS.................................  20
         7.2      CONDITIONS TO OBLIGATION OF TEPPCO..................................  21

ARTICLE VIII          TRANSFER OF CONTRACT RIGHTS.....................................  22
         8.1      TRANSFER OF CONTRACT RIGHTS PROHIBITED..............................  22
         8.2      FAILURE TO MEET MILESTONE...........................................  23
         8.3      CHANGE OF CONTROL...................................................  23
         8.4      OPERATIONAL DISPUTE.................................................  23
         8.5      CERTAIN TERMINATION PAYMENTS........................................  23
         8.6      RIGHT OF FIRST REFUSAL..............................................  24
         8.7      CLOSING.............................................................  25
         8.8      TRANSFER PROCEDURES.................................................  26

ARTICLE IX            ADDITIONAL AGREEMENTS...........................................  26
         9.1      EFFORTS TO SATISFY CONDITIONS.......................................  26
         9.2      RETENTION OF RECORDS................................................  27
         9.3      NONDISCLOSURE OF PROPRIETARY INFORMATION............................  27
         9.4      TRADEMARK AND TRADE NAME LICENSE....................................  27

ARTICLE X             NONCOMPETITION AGREEMENT........................................  28
         10.1     NONCOMPETITION COVENANT.............................................  28
         10.2     DEFINITIONS.........................................................  30
         10.3     REASONABLENESS OF COVENANT..........................................  30
         10.4     INJUNCTIVE RELIEF...................................................  30

ARTICLE XI            INDEMNIFICATION.................................................  31
         11.1     INDEMNITY OBLIGATION................................................  31
         11.2     PROCEDURE...........................................................  31
         11.3     INDEMNIFICATION THRESHOLD...........................................  33
         11.4     SURVIVAL............................................................  33
         11.5     EXCLUSIVE REMEDY; LIMITATIONS.......................................  33

ARTICLE XII           TERMINATION.....................................................  34
         12.1     TERMINATION PRIOR TO CLOSING........................................  34
         12.2     LIABILITY UPON TERMINATION..........................................  35
         12.3     EFFECTIVE DATE OF TERMINATION.......................................  35
         12.4     TERMINATION OF INTEREST.............................................  35

ARTICLE XIII          EXPENSES........................................................  35

ARTICLE XIV           RESOLUTION OF DISPUTES; CONSENT TO JURISDICTION AND VENUE.......  35

ARTICLE XV            GENERAL PROVISIONS..............................................  36

                               TABLE OF CONTENTS

                                                                                       PAGE
         15.1     FURTHER ASSURANCES..................................................  36
         15.2     NOTICES.............................................................  36
         15.3     GOVERNING LAW.......................................................  37
         15.4     ENTIRE AGREEMENT....................................................  37
         15.5     ASSIGNMENT..........................................................  37
         15.6     SUCCESSORS..........................................................  37
         15.7     AMENDMENTS; WAIVER..................................................  37
         15.8     COUNTERPARTS........................................................  38
         15.9     SEVERABILITY........................................................  38
         15.10    NO THIRD PARTY BENEFICIARIES........................................  38
         15.11    INDEPENDENT CONTRACTOR; NO PARTNERSHIP..............................  38
         15.12    NEGOTIATED TRANSACTION..............................................  38
         15.13    BUSINESS DAYS.......................................................  38

                           JOINT DEVELOPMENT AGREEMENT

         This JOINT DEVELOPMENT AGREEMENT (this "Agreement") dated as of February 10, 2000, by and between TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership ("TEPPCO"), and Louis Dreyfus Plastics Corporation, a Delaware corporation ("Dreyfus").

                                  WITNESSETH:

         WHEREAS, TEPPCO is engaged in the MB Business in Chambers and Harris Counties, Texas utilizing the TEPPCO Assets; and

         WHEREAS, Dreyfus is engaged in the merchandising and trading of the Products, and in connection therewith currently utilizes the TEPPCO Assets; and

         WHEREAS, TEPPCO and Dreyfus desire to achieve certain synergistic benefits by combining the MB Business and the expertise of Dreyfus in marketing such business activities to achieve increased utilization of the TEPPCO Assets during and after the Development Period; and

         WHEREAS, TEPPCO intends to account for the MB Business as a separate division of TEPPCO during the Term of this Agreement as hereinafter set forth to better reflect the results of such operations; and

         WHEREAS, upon successful completion of certain objectives during the Development Period in accordance with the provisions of this Agreement, the Parties intend to enter into a joint venture regarding the MB Business through the contribution of the assets and liabilities constituting the MB Business, the TEPPCO Assets and certain other assets and/or improvements to a newly formed Delaware limited partnership ("Newco"), which would be jointly owned by TEPPCO and Dreyfus, such contribution to be in accordance with the terms and conditions of this Agreement and the other agreements contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations contained herein, and intending to be legally bound, TEPPCO and Dreyfus agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINED TERMS. The capitalized terms used in this Agreement shall have the meanings ascribed to them as follows:

                  "Acceptance" shall have the meaning given that term in
         Section 8.6;

                  "Accounting Procedures" shall mean the accounting policies and procedures set forth in Annex I to the Operating Procedures;

                  "Acquisition Proposal" shall have the meaning given that term in Section 8.6;

                  "Affiliate" means, when used with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person, provided that Newco shall not be deemed to be an Affiliate of TEPPCO, Dreyfus or any of their respective subsidiaries or Affiliates. For purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, Louis Dreyfus Natural Gas Corporation, an Oklahoma corporation, shall not be deemed an Affiliate of Dreyfus;

                  "Assumed Liabilities" shall mean the liabilities, debts and obligations, whether known or unknown, contingent or liquidated, including those set forth on Exhibit A hereto, of or relating to the MB Business as of a specific date, including all liabilities, debts and obligations related to the MB Business arising during the Term or based upon events occurring or facts or circumstances existing prior to the Effective Date, but excluding all indebtedness for borrowed money except for indebtedness for Discretionary Capital Expenditures previously approved by Dreyfus;

                  "Base EBITDA" means, for the MB Business, for any 12 month period the lesser of (i) its EBITDA for such period and (ii) $7.3 Million;

                  "Budgets" shall have the meaning given that term in Section
         2.3 hereof;

                  "Business Day" means any day other than a Saturday, Sunday or bank holiday in Houston, Texas;

                  "Capital Budget" shall have the meaning given that term in
         Section 2.3 hereof;

                  "Claim" means any demand, demand letter, claim or notice of noncompliance or violation (written or oral) or Proceeding;

                  "Claim Notice" shall have the meaning given that term in
         Section 11.211.2(a) hereof;

                  "Closing" shall have the meaning given that term in Section
         6.3;

                  "Code" means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America;

                  "Competing Business Transaction" shall have the meaning given that term in Section 10.1(c);

                  "Contract Rights" shall have the meaning given that term in
         Section 8.1(a);

                  "Conveyance Document" means the General Conveyance and Assumption Agreement in the form set forth in Exhibit B hereto;

                  "Development Period" shall mean the period beginning on January 1, 2000 and ending at midnight on December 31, 2002;

                  "Discretionary Capital Expenditures" means any expenditure during the Term relating to the TEPPCO Assets or the MB Business that is classified under GAAP as a capital expenditure and (i) is not a Mandatory Capital Expenditure, or (ii) if classified as a Mandatory Capital Expenditure, is associated or is in conjunction with, or is the result of, a prior or current Discretionary Capital Expenditure, in which case the portion of such Mandatory Capital Expenditure that is allocable to such prior or current Discretionary Capital Expenditure shall be classified as a Discretionary Capital Expenditure;

                  "Disposition" shall have the meaning given that term in
         Section 8.6;

                  "Dreyfus" shall have the meaning given that term in the preamble and any successor or assign permitted by this Agreement;

                  "Dreyfus Change of Control" means an event that causes S. A. Louis Dreyfus et Cie., a French societe anonyme, together with its Affiliates, to cease to own, directly or indirectly, at least a 50% voting interest in (x) Dreyfus or (y) in the event of the transfer of Dreyfus' Interest to an Affiliate of Dreyfus, in such Affiliate;

                  "Dreyfus Investment" shall have the meaning given that term in
         Section 8.2;

                  "Dreyfus Storage Agreement" shall mean the Storage and Service Agreement in the form attached as Exhibit C hereto;

                  "EBITDA" means, for the MB Business, its earnings for any period on a GAAP basis before all charges for such period for depreciation and amortization, interest (except as provided below) and income taxes. Notwithstanding the foregoing, all interest incurred in connection with borrowings the proceeds of which are used for Discretionary Capital Expenditures shall be included as an expense in calculating EBITDA. As an example only, Exhibit D sets forth a calculation of EBITDA for the MB Business based on historical averages except as otherwise noted in such Exhibit;

                  "Effective Date" shall have the meaning given that term in
         Section 6.3;

                  "Effective Time" shall have the meaning given that term in
         Section 6.3;

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, or penalties) resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment; or
         (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Environmental Law" or "Environmental Laws" means all laws, rules, regulations, statutes, ordinances, decrees or orders of any governmental entity relating to (i) the control of any potential pollutant or protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation, (a) the terms and conditions of any license, permit, approval, or other authorization by any governmental entity, and (b) judicial, administrative, or other regulatory decrees, judgments, and orders of any governmental entity.

                  "First Party" shall have the definition given that term in
         Section 10.1(c);

                  "Fiscal Year" means the calendar year;

                  "GAAP" means Generally Accepted Accounting Principles in the United States of America consistently applied for the time periods involved;

                  "General Partner" means a Delaware limited liability company, formed by the Parties to serve as the general partner of Newco;

                  "Governmental Authority" means any entity of or pertaining to government, including any federal, state, local, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau;

                  "Hazardous Materials" means any (i) toxic or hazardous materials or substances; (ii) solid or hazardous wastes, including asbestos, polychlorinated biphenyls, mercury, buried contaminants, chemicals, flammable or explosive materials; (iii) radioactive materials; (iv) petroleum wastes and spills or releases of petroleum products; and (v) any other chemical, pollutant, contaminant, substance or waste that is regulated by any governmental entity under any Environmental Law.

                  "Indemnified Party" shall have the meaning given that term in
         Section 11.2;

                  "Indemnifying Party" shall have the meaning given that term in
         Section 11.2;

                  "IRS" means the Internal Revenue Service of the United States of America;

                  "Lien" means any lien, mortgage, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third person of any nature whatsoever;

                  "LLC Agreement" means the Limited Liability Company Agreement of the General Partner, in the form attached as Exhibit E hereto;

                  "Losses" means any and all damages, losses, liabilities, judgments, payments, obligations, penalties, assessments, costs, disbursements or expenses (including reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation of any kind or nature whatsoever);

                  "Mandatory Capital Expenditure" means all expenditures during the Term relating to the TEPPCO Assets or the MB Business that are classified under GAAP as a capital expenditure, the primary function of which is for regulatory compliance, safety or operational integrity of the

         MB Business or TEPPCO Assets or is otherwise the result of actions by TEPPCO in emergency situations as provided in the Operating Procedures;

                  "Material Adverse Effect" means, with respect to a Person, a material adverse effect on the business, assets, financial condition or results of operations of such Person and its subsidiaries, taken as a whole;

                  "MB Balance Sheet" shall have the meaning given that term in
         Section 4.4;

                  "MB Business" means the operation, maintenance and marketing of the underground storage facility and related operations of shuttle, gathering and local delivery pipelines owned by TEPPCO located near Mont Belvieu in Chambers and Harris Counties, Texas for the transportation of Products to and from such underground storage facility and industries located along the Houston Ship Channel and at Baytown and Mont Belvieu, Texas;

                  "Milestone" shall have the meaning given that term in Section 6.1;

                  "Net EBITDA" means, for the MB Business, the amount of EBITDA, if any, in excess of the Base EBITDA during any period;

                  "Newco" shall have the meaning given that term in the recitals;

                  "Notice Month" shall have the meaning given that term in
         Section 8.3;

                  "Offer" shall have the meaning given that term in Section 8.6;

                  "Offer Period" shall have the meaning given that term in
         Section 8.6;

                  "Operating Budget" shall have the meaning given that term in
         Section 2.3. The initial Operating Budget for the calendar year beginning January 1, 2000 is attached as Exhibit F;

                  "Operating Procedures" means the Operating Procedures in the form attached as an exhibit to the Partnership Agreement and further includes the Accounting Procedures;

                  "Organizational Agreements" means the Partnership Agreement, the LLC Agreement and the agreements contemplated thereby;

                  "Parent" shall mean, with respect to TEPPCO, TEPPCO Partners, L.P., a Delaware limited partnership, and with respect to Dreyfus, S.
         A. Louis Dreyfus et Cie, a French societe anonyme.

                  "Partnership Agreement" means the Agreement of Limited Partnership of Newco, in the form attached as Exhibit G hereto;

                  "Party" means TEPPCO or Dreyfus, as the case may be, and "Parties" means TEPPCO and Dreyfus;

                  "Party Indemnitees" shall have the meaning given that term in
         Section 11.1;

                  "Permit" means any license, permit, concession, warrant, franchise or other governmental authorization or approval of any Governmental Authority;

                  "Permitted Encumbrances" means (a) Liens for current taxes and assessments not yet due, (b) inchoate mechanic and materialmen liens for construction in progress, (c) inchoate workmen, repairmen, warehousemen, customer, employee and carrier liens arising in the ordinary course of business, (d) other minor imperfections in title that do not affect marketability or use, (e) all validly existing restrictions, covenants, agreements, encumbrances, conditions, rights-of-way, easements, ordinances, mineral reservations, royalty reservations and other matters of record, if any, affecting all or any part of the TEPPCO Assets and (f) all of the terms and conditions of the instruments creating or evidencing the TEPPCO Assets;

                  "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, Governmental Authority or government (or agency or political subdivision thereof);

                  "Pricing Period" shall mean the trailing 12-month period ending on a date or month as specified in the Agreement;

                  "Proceeding" means any action, suit, claim, investigation, review or other judicial or administrative proceeding, at law or in equity, before any Governmental Authority;

                  "Products" means propane, normal butane, isobutane, natural gasoline and other commodities as mutually agreed between the Parties, and for which products the TEPPCO Assets has at the relevant time all necessary Permits;

                  "Records" means all agreements, documents, accounts, books, records and files relating to the TEPPCO Assets and the MB Business;

                  "Restricted Affiliate" shall have the meaning given that term in Section 10.2;

                  "Second Party" shall have the meaning given that term in
         Section 10.1(c);

                  "Start Date" means January 1, 2000;

                  "TEPPCO" shall have the meaning given that term in the preamble and any successor or assign permitted by this Agreement;

                  "TEPPCO Assets" means (i) all of the real property identified in pink or blue on the map labeled "Real Property at Mont Belvieu" attached to Exhibit H as Attachment 1 (the "Current Real Property") and the improvements (other than the TEPPCO Retained Assets) located thereon, (ii) equipment, personalty and other assets located at places other than on the Current Real Property which are exclusively used in the conduct of the MB Business in the ordinary course consistent with past practices and (iii) all of TEPPCO's right, title and interest in and to the real property interests, permits (to the extent such permits are assignable and are required to be held in the name of the owner of the TEPPCO Assets as opposed to the operator of the TEPPCO Assets), equipment, personalty, contracts and other assets that TEPPCO determines, in its reasonable discretion, as being necessary for the conduct of the MB Business in the ordinary course consistent with past practices (collectively, the "Necessary Assets"), but excluding the TEPPCO Retained Assets. The Parties recognize and agree that (a) the TEPPCO Assets may change from time to time and may be different at Closing than as of the date hereof, and may, for example, include, at Closing, all or a portion of the TEPPCO Retained Assets, there being no obligation, however, on the part of TEPPCO to include any of the TEPPCO Retained Assets in the TEPPCO Assets at Closing and (b) a portion of the TEPPCO Retained Assets are located on the Current Real Property;

                  "TEPPCO Retained Assets" means the real property interests, equipment, personalty, contracts and other assets described on Exhibit H and such other real property interests, permits (other than permits that are assignable and are required to be held in the name of the owner of the TEPPCO Assets as opposed to the operator of the TEPPCO Assets), equipment, personalty, contracts and other assets that TEPPCO determines, in its reasonable discretion, are not necessary for the conduct of the MB Business in the ordinary course consistent with past practices. The Parties recognize and agree that, absent mutual agreement by the

         Parties, the Necessary Assets shall never be included within the TEPPCO Retained Assets;

                  "TEPPCO Storage Agreement" shall mean the Storage and Service Agreement in the form attached as Exhibit I hereto;

                  "Term" or "Term of this Agreement" shall mean the period beginning on the Start Date and ending on the termination of this Agreement and shall include any extensions of this Agreement;

                  "Territory" shall have the meaning given that term in Section 10.2; and

                  "Threshold" shall have the meaning given that term in Section 11.3.

         1.2 OTHER DEFINITIONS AND PROVISIONS.

                  (a) As used in this Agreement, unless expressly stated otherwise, references to (a) "including" mean "including, without limitation", and the words "hereof", "herein", and "hereunder", and similar words, refer to this Agreement as a whole and not to any particular Article, provision, section or paragraph of this Agreement and (b) "or" mean "either or both". Unless otherwise specified, all references in this Agreement to Articles, Sections, paragraphs, Exhibits or Schedules are deemed references to the corresponding Articles, Sections, paragraphs, Exhibits or Schedules in this Agreement.

                  (b) Whenever a statement is qualified by the term "knowledge," "best knowledge" or similar term or phrase, it is intended to indicate the actual knowledge of the persons identified below gained through the exercise of such person's normal duties and without investigation or inquiry. As applied to TEPPCO, such terms or phrases shall be limited to the actual knowledge of Charles H. Leonard, David L. Langley and Kenneth A. Betts, and as applied to Dreyfus, such terms or phrases shall be limited to the actual knowledge of Timothy J. Stuart, William C. Rippe and Michael G. Dowling. If any such Person is no longer employed by their respective Party at the time in question, there shall be substituted the employee of such Party fulfilling the same job responsibilities as the Parties shall agree.

         1.3 HEADINGS. The headings of the Articles and Sections of this Agreement and of the Schedules and Exhibits are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

                                   ARTICLE II
                           OPERATION OF TEPPCO ASSETS

         2.1 STORAGE OPERATIONS.

                  (a) Beginning on the Start Date, TEPPCO shall use its commercially reasonable efforts to continue to operate, manage and maintain the TEPPCO Assets and to carry on the MB Business during the Term consistent with its past practices and in the manner provided in the Operating Procedures, except where the Parties may agree otherwise in writing. In the event the terms and provisions of the Operating Procedures conflict or are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control. The Parties recognize and agree that all direct, unallocated (except as provided in the attached Exhibit D) expenses of TEPPCO in operating the MB Business, including any extraordinary expenses or nonreoccurring expenses, such as Losses relating to environmental or litigation matters, shall be charged to the MB Business in accordance with TEPPCO's past practices and the Accounting Procedures. The Parties acknowledge and agree that TEPPCO retains ownership of the TEPPCO Assets and the MB Business during the Term of this Agreement, and will continue to operate such assets and business as it, in its discretion, deems appropriate except as otherwise specifically provided herein or as the Parties may otherwise agree in writing. Except as specifically set forth in this Agreement, no right, title or interest in the TEPPCO Assets or the MB Business is being conveyed to Dreyfus. Notwithstanding the foregoing, the operation of the MB Business and the TEPPCO Assets during the Term of this Agreement shall be for the economic benefit of both TEPPCO and Dreyfus as and to the extent herein provided.

                  (b) Simultaneously with the execution of this Agreement, TEPPCO is entering into the Dreyfus Storage Agreement. Additionally, TEPPCO shall be entitled to utilize during the Term the storage capacity and services specified in, and in accordance with the terms and provisions of, the TEPPCO Storage Agreement although the parties are not entering into such agreement at this time.

                  (c) Notwithstanding any other provision in this Agreement or the Operating Procedures, Dreyfus recognizes and agrees that deliveries to the mainline system of TEPPCO and its Affiliates, including all other operational activities and facilities required to implement such deliveries, take precedence over all other activities of the MB Business or relating to the TEPPCO Assets, and that TEPPCO shall be authorized to act accordingly in operating the MB Business without liability to Dreyfus even if such action shall benefit TEPPCO to the detriment of Dreyfus or any other Person.

         2.2 MARKETING AND DEVELOPMENT ACTIVITIES.

                  (a) Dreyfus shall have the right (i) to carry out the marketing of the TEPPCO Assets and other assets that may become part of the MB Business and manage the personnel involved in those marketing activities, and
(ii) to make proposals
to TEPPCO for Discretionary Capital Expenditures and the development and use of the TEPPCO Assets and such other assets as may become part of the MB Business, in each case with the purpose of increasing the EBITDA of the MB Business. Dreyfus will use commercially reasonable efforts in carrying out such activities. Dreyfus's activities shall include soliciting new users of the TEPPCO Assets or increased use by existing customers and investigating and proposing capital projects for the TEPPCO Assets and the MB Business. At least 120 days prior to the beginning of each Fiscal Year, Dreyfus will provide TEPPCO with a forecast of revenue for such Fiscal Year starting with the 2001 Fiscal Year. On or before January 15, April 15, July 15 and October 15 of each Fiscal Year (beginning with April 15, 2000), Dreyfus will provide a report to TEPPCO on Dreyfus's activities for the three month period ending on the last day of the immediately preceding month including, among other things, the status of contracts entered into during such period, potential contracts being explored, performance for that period and revisions, if any, to the revenue forecast for the Fiscal Year in which such three-month period falls. TEPPCO will keep Dreyfus advised of any storage contracts or renewals thereof entered into by TEPPCO and will seek Dreyfus' advice with respect thereto. Dreyfus will commit the equivalent of at least one full-time person to the marketing activities to be carried out under this Section 2.2(a), and TEPPCO will commit the equivalent of at least one part-time person to aid Dreyfus in those marketing activities under Dreyfus' direction. The cost of the compensation and benefits of such employees shall not be included in the expenses of the MB Business but shall be borne by Dreyfus or TEPPCO respectively as the employer of that person. TEPPCO and Dreyfus will agree on whether the cost of the compensation and benefits of any additional employees of either party who may be engaged in the marketing activities shall be included in the expenses of the MB Business.

                  (b) The Parties understand and agree that Dreyfus shall not act as TEPPCO's agent in carrying out its marketing responsibilities. All storage, service and other agreements relating to the TEPPCO Assets and the MB Business shall be subject to the approval of, and signed by and in the name of, TEPPCO or one of its Affiliates. Neither Party shall have the authority, nor shall it attempt, to bind the other Party in any regard. Dreyfus will keep TEPPCO informed of its marketing activities and provide to TEPPCO such information as it may reasonably request with respect to customers and potential customers of the TEPPCO Assets. TEPPCO will provide all reasonable assistance in Dreyfus' marketing and sales efforts and shall make available appropriate authorized representatives to execute any storage agreements developed by Dreyfus. All such contracts shall become the property of TEPPCO and shall be included in the definition of "TEPPCO Assets".

         2.3 BUDGETS. At least 30 days prior to the end of each Fiscal Year during the Term, TEPPCO, as owner of the TEPPCO Assets and the MB Business, shall prepare and disclose to Dreyfus a proposed operating budget (the "Operating Budget") for operating the TEPPCO Assets and the MB Business for the immediately following Fiscal Year. TEPPCO will also prepare and disclose to Dreyfus a proposed budget for any capital expenditure or capital project ("Capital Budget", collectively, with the Operating Budget, the "Budgets"). Each Operating Budget and each Capital Budget for

Mandatory Capital Expenditures shall be submitted to Dreyfus for its review and comment, however, such Budgets as presented by TEPPCO shall be final and binding for the subject Fiscal Year. Each Capital Budget for Discretionary Capital Expenditures shall be submitted to Dreyfus for approval, and upon approval, each Party shall be obligated to make such capital and other contributions as may be called for by the approved Budget. The Operating Budget for the Fiscal Year beginning January 1, 2000 has been approved by both Parties and is attached as Exhibit F.

         2.4 COMMUNICATION. During the Term, TEPPCO shall use its commercially reasonable efforts to (i) periodically advise Dreyfus regarding the status of the operation and maintenance of the TEPPCO Assets and the MB Business, except for marketing activities carried out by Dreyfus, and (ii) respond to inquiries and information requests for Dreyfus with respect to information available to TEPPCO. In this regard, TEPPCO agrees that it will obtain Dreyfus' prior approval of any financing to be entered into relating to Discretionary Capital Expenditures.

         2.5 CAPITAL EXPENDITURES. During the Term:

                  (a) Discretionary Capital Expenditures approved by the Parties shall be funded, first by Dreyfus up to an aggregate of $5,000,000, and then by each of the Parties paying 50% of all such amounts.

                  (b) Mandatory Capital Expenditures that do not relate to improvements, additions, expansions or other modifications resulting from Discretionary Capital Expenditures shall be funded by TEPPCO.

                  (c) Mandatory Capital Expenditures that do relate to improvements, additions, expansions or other modifications resulting from Discretionary Capital Expenditures shall be funded 50% by each Party.

All improvements, additions, expansions and other modifications to the TEPPCO Assets, regardless of how funded, shall become the property of TEPPCO and a part of the TEPPCO Assets subject to this Agreement.

         2.6 TEPPCO EXCULPATION. NEITHER TEPPCO (IN ITS CAPACITY AS OWNER AND OPERATOR OF THE TEPPCO ASSETS OR THE MB BUSINESS), NOR ITS AFFILIATES, NOR ANY OWNER, OFFICER, DIRECTOR, PARTNER, MEMBER, EMPLOYEE OR AGENT OF SUCH PARTIES, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO DREYFUS FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF SUCH PERSON) IN THE OPERATION OF THE TEPPCO ASSETS OR THE CONDUCT OF THE MB BUSINESS UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NOTWITHSTANDING THE FOREGOING, TEPPCO SHALL NOT BE RELIEVED OF ITS OBLIGATIONS HEREUNDER RELATING TO (I) PAYMENTS TO DREYFUS UNDER SECTION 3.2 OR OF DREYFUS' INVESTMENT UPON TERMINATION OF THIS AGREEMENT AS

HEREIN PROVIDED, (II) TEPPCO'S OBLIGATIONS UNDER ARTICLE XI HEREOF, OR (III) TEPPCO'S RESPONSIBILITIES AS SPECIFIED IN THE DREYFUS STORAGE AGREEMENT.

         2.7 DREYFUS EXCULPATION. NEITHER DREYFUS (IN ITS MARKETING CAPACITY), NOR ITS AFFILIATES, NOR ANY OWNER, OFFICER, DIRECTOR, PARTNER, MEMBER, EMPLOYEE OR AGENT OF SUCH PARTIES, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO TEPPCO FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF SUCH PERSON) IN THE PERFORMANCE OF ITS OBLIGATIONS IN CONNECTION WITH THE CONDUCT OF THE MB BUSINESS UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NOTWITHSTANDING THE FOREGOING, DREYFUS SHALL NOT BE RELIEVED OF ITS OBLIGATIONS (I) UNDER ARTICLE XI HEREOF, OR (II) AS SPECIFIED IN THE DREYFUS STORAGE AGREEMENT.

                                  ARTICLE III
                        FINANCIAL OPERATIONS AND PAYMENTS

         3.1 FINANCIAL RESULTS.

                  (a) Unaudited financial statements for the MB Business shall be prepared by or at the direction of TEPPCO on a quarterly and annual basis and provided to Dreyfus within 45 days of each calendar quarter and 90 days following the end of each Fiscal Year. Such statements shall be prepared in accordance with GAAP and shall be consistent, to the extent applicable, with the calculations of EBITDA set forth on Exhibit D.

                  (b) Within 90 days following the Development Period, TEPPCO shall prepare and deliver to Dreyfus TEPPCO's determination of whether the MB Business met both of the requirements of the Milestone specified in Section 6.1
(i) and (ii), together with the financial information and calculations on which such determination is based. If Dreyfus does not agree with such determination, the procedures of Section 3.5 shall be followed to obtain a final determination.

         3.2 PAYMENTS TO DREYFUS.

                  (a) For each Fiscal Year during the Term:

                           (i) All Base EBITDA amounts shall be retained by
TEPPCO.

                           (ii) Thereafter, all Net EBITDA shall be divided
equally between TEPPCO and Dreyfus and 50% of Net EBITDA shall be paid to Dreyfus.

                  (b) Payments to Dreyfus pursuant to Section 3.2(a) shall be made on an annual basis and shall be made within ninety (90) days following the end of the applicable Fiscal Year. If approved by the Parties and following funding by Dreyfus of

$5,000,000 in Discretionary Capital Expenditures, Net EBITDA amounts may be retained by TEPPCO to fund additional Discretionary Capital Expenditures.

                  (c) In the event this Agreement is terminated during any Fiscal Year, amounts of Base EBITDA and Net EBITDA shall nevertheless be retained by TEPPCO or paid to Dreyfus pursuant to Section 3.2(a) in amounts that are prorated to the portion of the Fiscal Year prior to such termination. Accordingly, the Base EBITDA amount for such partial Fiscal Year shall be determined by multiplying $7.3 million by a fraction the numerator of which is the number of days in the Fiscal Year prior to such termination and the denominator of which is 365. This amount shall be retained by TEPPCO, and the remaining EBITDA for that partial Fiscal Year shall be divided equally between TEPPCO and Dreyfus. Payment of such amount to Dreyfus shall be in accordance with Section 3.2(b).

         3.3 FUNDING OF MB BUSINESS. Dreyfus will not be responsible for funding any of the operating or other costs of the MB Business during the Term except for Discretionary Capital Expenditures in accordance with Section 2.5(a) and, to the extent provided in Section 2.5(c), Mandatory Capital Expenditures, although the Parties recognize that operating and other costs may increase in the future, thereby impacting EBITDA and possibly the resulting payments to Dreyfus.

         3.4 ACCOUNTS, BOOKS AND RECORDS.

                  (a) TEPPCO shall at all times during the Term maintain true and correct accounts, books and records for the MB Business as if it were a separate operating division of TEPPCO in accordance with GAAP and sufficient to determine the financial position and results of operations for the MB Business and the amounts, if any, of EBITDA available for retention by or payment to the Parties.

                  (b) Upon notice, the accounts, books and records referred to in Section 3.4(a) shall be made available for inspection, copying and audit by Dreyfus and/or its representatives (at Dreyfus' sole cost and expense and no more frequently than once every calendar quarter) at the offices of TEPPCO during normal business hours. Dreyfus and its representatives shall make every effort to conduct such reviews in a manner as to cause the least disruption of TEPPCO's normal business operations.

         3.5 EXCEPTIONS TO FINANCIAL REPORTS. If Dreyfus shall take exception to any item or items included in the financial reports and determinations provided by TEPPCO pursuant to Section 3.1 hereof (collectively, the "reports"), Dreyfus shall notify TEPPCO in writing within 30 days after receipt of any such report, setting forth in such notice the specific items to which exception is taken and the specific charges or credits which should have been made or allowed; and with respect to such exceptions as are justified, adjustments (including payments or refunds) shall be promptly made. If Dreyfus shall fail to give written notice of such exceptions prior to the expiration of such 30 day period, then the reports for such period as originally rendered by TEPPCO shall be deemed to be correct as rendered, no adjustment shall be made, and except as provided below in this Section, Dreyfus shall no longer be entitled to take exception or otherwise object to such reports, or to audit TEPPCO's accounts, books and records with respect to such period, and, if applicable, the determination prepared pursuant to Section 3.1(b) shall be final for purposes of
Section 6.2. Any exceptions as to which written notice is not given within such 30 day period shall be waived. In the event an exception is timely made by Dreyfus and should the parties disagree on any such exception, such disputes shall be handled in accordance with the provisions of Article XIV hereof. If the dispute involves the determination prepared pursuant to Section 3.1(b), resolution pursuant to Article XIV shall be deemed a final determination for purposes of Section 6.2. All time periods set forth in this Agreement shall be extended as necessary to comply with such procedures. Notwithstanding the foregoing, in the event of fraud or mutual mistake, Dreyfus shall be entitled to audit such accounts, books and records subsequent to the above stated period or periods and to make exception to any such report; provided, however, such extended right to audit and to make exceptions shall terminate 180 days following the end of the Term, and thereafter, all such reports, accounts, books and records shall be deemed to be final. Additionally, Dreyfus shall be entitled to inspect and copy such accounts, books and records in accordance with, and for the period specified in, Section 9.2. The parties recognize that the information contained in such reports shall be considered confidential information and treated as such in accordance with the provisions of Section 9.3 hereof.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF TEPPCO

         TEPPCO hereby represents and warrants to, and agrees and covenants with, Dreyfus as follows:

         4.1 CORPORATE MATTERS; ASSET OWNERSHIP. TEPPCO is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, having all requisite limited partnership power and authority to enter into this Agreement and the Organizational Agreements and to perform its obligations hereunder and thereunder.

         4.2 VALIDITY OF AGREEMENT; NO CONFLICT. This Agreement has been duly authorized, executed and delivered by TEPPCO and is a legal, valid and binding obligation of TEPPCO, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

         4.3 LIABILITIES OF THE MB BUSINESS. Except as set forth on Exhibit J-1, to the knowledge of TEPPCO, there are no other liabilities or obligations of the MB Business which would have a material adverse effect on the MB Business.

         4.4 FINANCIAL STATEMENTS. Attached as Schedule 4.4 hereto is a copy of the unaudited pro forma balance sheet for the MB Business, as of December 31, 1999 (the "MB Balance Sheet") and the unaudited pro forma income statement for the MB Business for the 12 months then ended, which have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial condition for the MB Business as of the date thereof and the results of operations for the respective periods set forth therein, subject to normal interim adjustments, footnotes and other presentation items. The MB Balance Sheet has been adjusted to (i) reflect certain correcting adjustments and reclassifications described therein, and (ii) exclude the TEPPCO Retained Assets.

         4.5 FINDER'S FEE. No investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect of the transactions contemplated by this Agreement. TEPPCO agrees to indemnify and hold Dreyfus and its Affiliates harmless from and against any and all claims, liabilities and obligations with respect to any such fees, commissions or expenses asserted by any such Person on the basis of any act, statement, agreement or commitment alleged to have been made by TEPPCO or any of its Affiliates with respect thereto.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF DREYFUS

         Dreyfus hereby represents and warrants to, and agrees and covenants with, TEPPCO as follows:

         5.1 CORPORATE MATTERS; ASSET OWNERSHIP. Dreyfus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having all requisite corporate power and authority to enter into this Agreement and the Organizational Agreements, as the case may be, and to perform its respective obligations hereunder and thereunder.

         5.2 VALIDITY OF AGREEMENT; NO CONFLICT. This Agreement has been duly authorized, executed and delivered by Dreyfus and is a legal, valid and binding obligation of Dreyfus enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

         5.3 FINANCIAL STATEMENTS. Attached as Schedule 5.3 hereto is a copy of the audited consolidated balance sheet of Dreyfus as of May 31, 1999 and the audited consolidated income statement of Dreyfus for the 12 months then ended, which have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial condition of Dreyfus as of the date thereof and the results of operations for the respective periods set forth therein, subject to normal interim adjustments, footnotes and other presentation items.

         5.4 FINDER'S FEE. No investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect of the transactions contemplated by this Agreement. Dreyfus agrees to indemnify and hold TEPPCO and its Affiliates harmless from and against any and all claims, liabilities and obligations with respect to any such fees, commissions or expenses asserted by any such Person on the basis of any act, statement, agreement or commitment alleged to have been made by Dreyfus or any of its Affiliates with respect thereto.

                                   ARTICLE VI
                    TRANSFER OF TEPPCO ASSETS OR RIGHT TO USE

         6.1 PERFORMANCE MILESTONE. If EBITDA exceeds:

                           (i) $8.7 million for the Fiscal Year ending on
December 31, 2002; and

                           (ii) $23.5 million for the Development Period (the
provisions of clauses (i) and (ii) are herein collectively referred to as the "Milestone"), then

TEPPCO shall contribute the TEPPCO Assets and the MB Business to Newco for no additional consideration. Such contribution shall be through the execution and delivery by TEPPCO of the Conveyance Document, and TEPPCO shall have no further obligation with respect thereto except as may be specifically set forth herein or therein. Solely for the purpose of determining whether the Milestone has been met, EBITDA, for the period in question, shall be calculated without regard to amounts that would be classified in accordance with GAAP as extraordinary or nonrecurring items.

         6.2 FAILURE TO MEET MILESTONE. If either of the requirements of the Milestone set out in Sections 6.1(i) and (ii) is not met as finally determined pursuant to Sections 3.1 and 3.5, TEPPCO shall have no obligation to transfer the TEPPCO Assets or the MB Business, neither Party shall be obligated to close the transactions contemplated by this Agreement and either Party shall have the option to terminate this Agreement within the 30 day period following the final determination of the failure to meet the Milestone. If neither Party exercises the option to terminate, the Agreement shall automatically terminate on June 30,2003. In the event of termination in accordance with this Section 6.2, TEPPCO shall pay to Dreyfus a termination fee as provided in Section 8.2.

         6.3 CLOSING TIME AND LOCATION FOR TRANSFER. Subject to the satisfaction of the conditions set forth in this Agreement, the contribution and transfer of the TEPPCO Assets and the MB Business to Newco through the execution and delivery of the Conveyance Document and the assumption by Newco of the Assumed Liabilities (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney Street, Houston, Texas 77010, or at such other place as the Parties may mutually agree in writing, at 9:00 a.m. on the later of
(i) March 31, 2003, and (ii) such other date as may be mutually agreed to by the Parties in writing, to be effective as of 12:01 a.m. on

January 1, 2003 (the "Effective Time"). The date on which the Effective Time occurs is referred to herein as the "Effective Date".

         6.4 FORMATION OF NEWCO. On or before the Closing, TEPPCO and Dreyfus shall execute the LLC Agreement and the Partnership Agreement. Following the formation of Newco, TEPPCO and Dreyfus will cause Newco to make reasonable arrangements for qualifying Newco to do business in the necessary jurisdictions, securing insurance and necessary Permits, establishing bank accounts and such other action as would be appropriate in order for Newco to become the owner of the TEPPCO Assets in the manner herein contemplated immediately following the Effective Time.

         6.5 CLOSING. In accordance with the terms and subject to satisfaction of the conditions set forth in this Agreement, TEPPCO and Dreyfus, as the case may be, shall undertake, or shall cause Newco to undertake, the following actions at the Closing:

                  (a) TEPPCO will execute, acknowledge and deliver to Newco the Conveyance Document and other instruments of transfer, assignment and conveyance as shall be necessary to vest in Newco the right, title and interest of TEPPCO and its Affiliates in and to the TEPPCO Assets and the MB Business herein and therein contemplated, subject only to the representations contained in Exhibit K.

                  (b) Dreyfus shall contribute to Newco the aggregate Dreyfus Investment made through the Closing.

                  (c) Each party will have established pursuant to the Partnership Agreement a Capital Account (as that term is defined in the Partnership Agreement) which will reflect, in the case of TEPPCO, the net book value of the TEPPCO Assets for GAAP purposes as of the Effective Date (exclusive of any basis attributable to capital expenditures made by Dreyfus during the
Term), and, in the case of Dreyfus, the Dreyfus Investment made during the Term.

                  (d) Newco will assume and agree to timely discharge, pay or perform (as the case may be) the Assumed Liabilities as of the Effective Date and shall execute and deliver, as appropriate, the Conveyance Document.

                  (e) Newco and TEPPCO or its Affiliate shall execute and deliver the TEPPCO Storage Agreement. The Dreyfus Storage Agreement shall be assigned to and assumed by Newco.

                  (f) Simultaneously with the consummation of the transfer of the TEPPCO Assets and the MB Business, each of the Parties, through its officers, agents and employees, shall take all action necessary and appropriate to put Newco into full possession and enjoyment of all of such assets.

                  (g) Upon consummation of the Closing, this Agreement shall terminate as of the Effective Time except as otherwise specifically provided herein.

         6.6 INABILITY TO TRANSFER ASSETS. In the event the Milestone has been met as herein provided but the TEPPCO Assets and the MB Business have not been transferred to Newco, the Parties will use all commercially reasonable efforts to:

                  (a) Continue the current structure and operations through December 31, 2003 so that the economic benefit as specified in Section 3.2 will continue for the benefit of the Parties. Unless the Parties agree otherwise in writing, the terms and provisions of this Agreement shall continue in effect, and the Parties shall continue to be bound thereby, during any extension of this Agreement.

                  (b) Resolve or remove the impediment that prohibits the transfer of such assets, although neither Party will be obligated to incur any liability or obligation or expend funds in conjunction with such efforts.

In the event the transfer of the TEPPCO Assets and the MB Business has still not occurred by December 31, 2003, this Agreement may be terminated by either Party giving to the other Party written notice of its election to terminate within 30 days following December 31, 2003. If no notice of termination is given within such 30 day period, this Agreement shall be automatically extended through December 31 of 2004 and for each succeeding year thereafter unless and until either Party gives written notice of its election to terminate within 30 days following December 31 of any such extended annual period, in which event, this Agreement shall terminate. In the event such notice of termination is given, the provisions of Section 8.5(b) shall apply.

         6.7 FURTHER ASSURANCE BY THE PARTIES. Each of the Parties to this Agreement, at any time or times, on and after the Effective Date, shall, without further consideration and at its sole expense, execute, acknowledge and deliver any further bills of sales, assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by Newco, and shall take any other action consistent with the terms of this Agreement that may be reasonably requested by Newco, for the purpose of assigning, transferring, granting, conveying and confirming to Newco, or reducing to its possession, any or all of the TEPPCO Assets as herein contemplated and for effectuating the transfer of operational control of the MB Business. Each of the Parties shall, after the Closing, also furnish Newco with such information and documents in such Party's possession or under such Party's control or which any of the Parties can execute or cause to be executed, as will enable Newco to prosecute any and all pending claims, applications and the like which may be assigned hereunder.

         6.8 THIRD PARTY CONSENTS. Each of TEPPCO and Dreyfus shall use its commercially reasonable efforts to obtain the consents of third parties as are necessary for the conveyance of the TEPPCO Assets or rights thereto and the consummation of the transactions, all as herein contemplated. To the extent that any of the TEPPCO Assets or rights thereto are not so transferrable by the terms thereof or consents to the assignment thereof cannot be obtained and the respective condition to closing has been waived by Dreyfus, subject to the provisions of Section 6.6, such assets shall be held by TEPPCO in trust for Newco and shall be performed by Newco in the name of TEPPCO and all benefits and obligations derived thereunder shall be for the account of Newco; provided that, where entitlement of Newco to those TEPPCO Assets or rights is not recognized by any third party, TEPPCO shall, at the request and expense of Newco, enforce in a reasonable manner, for the account of Newco, any and all rights of TEPPCO against the third party. All reasonable costs and expenses incurred by TEPPCO with respect to the performance or enforcement of the above-described TEPPCO Assets and rights thereto shall be paid or reimbursed by Newco, and Newco shall indemnify TEPPCO and its Party Indemnitees from any and all Losses that may arise or be incurred as a result of TEPPCO's undertaking the foregoing actions.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

         7.1 CONDITIONS TO OBLIGATION OF DREYFUS. The obligation of Dreyfus to enter into the agreements and to consummate the transactions contemplated hereby at the Closing is, at the option of Dreyfus, subject to the satisfaction on or before the date of Closing of the conditions set forth below, any of which may be waived by Dreyfus in writing.

                  (a) Satisfaction of Milestone. The Milestone specified in
Section 6.1 shall have been met.

                  (b) Representations, Warranties and Covenant. TEPPCO shall have performed, satisfied, and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed, satisfied, or complied with by it on or before the date of Closing. All representations and warranties of TEPPCO attached as Exhibit K to this Agreement or in any certificate, delivered to Dreyfus by or on behalf of TEPPCO under this Agreement shall be true and correct, in all material respects, on and as of the date of Closing with the same force and effect as though they had been made on such date. Dreyfus shall have received a certificate, dated as of the date of Closing, signed by the President or Vice President of the general partner of TEPPCO certifying the matters set forth in this subsection.

                  (c) Good Standing. TEPPCO shall have delivered to Dreyfus certificates issued by appropriate Governmental Authorities evidencing the good standing and existence of TEPPCO in Texas as of a date not more than ten calendar days prior to the date of Closing.

                  (d) Approvals. All approvals of Governmental Authorities and other third parties required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (e) Closing Actions Taken. The Parties and Newco shall have executed, acknowledged and delivered the documents, and shall have taken the respective actions, called for by Sections 6.4 and 6.5.

                  (f) Bring-down Schedules. As of or prior to Closing, TEPPCO shall have provided Dreyfus: (i) Exhibit J-2 setting forth, as to the knowledge of TEPPCO, the Assumed Liabilities as of the month end immediately preceding the month prior to the Effective Date, which shall thereafter be deemed a part of this Agreement, and the information set forth therein shall not include any indebtedness for borrowed money except for indebtedness for Discretionary Capital Expenditures previously approved by Dreyfus, and (ii) Exhibit L setting forth the financial statements called for by the representations and warranties of Exhibit K which shall thereafter be deemed a part of this Agreement and the information contained in those financial statements shall not demonstrate a material adverse change in the financial condition or results of operations of the MB Business since the financial statements provided to Dreyfus pursuant to
Section 4.4.

         7.2 CONDITIONS TO OBLIGATION OF TEPPCO. The obligation of TEPPCO to enter into the agreements and to consummate the transactions contemplated hereby at the Closing and to transfer the TEPPCO Assets as contemplated hereby is, at the option of TEPPCO, subject to the satisfaction on or before the date of Closing of the conditions set forth below, any of which may be waived by TEPPCO in writing.

                  (a) Satisfaction of Milestone. The Milestone specified in
Section 6.1 shall have been met.

                  (b) Representations, Warranties and Covenants. Dreyfus shall have performed, satisfied, and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed, satisfied, or complied with by it on or before the date of Closing. All representations and warranties of Dreyfus attached as Exhibit M to this Agreement or in any certificate, delivered to TEPPCO by or on behalf of Dreyfus under this Agreement shall be true and correct, in all material respects, on and as of the date of Closing with the same force and effect as though they had been made on such date. TEPPCO shall have received a certificate, dated as of the date of Closing, signed by the President or Vice President of Dreyfus certifying the matters set forth in this subsection.

                  (c) Good Standing. Dreyfus shall have delivered to TEPPCO certificates issued by appropriate Governmental Authorities evidencing the good standing and existence of Dreyfus, and as of a date not more than ten calendar days prior to the date of Closing, in the state in which it was organized and in Texas. To the extent provided for under applicable law, Dreyfus shall also have delivered to TEPPCO certificates or other writings issued by appropriate Governmental Authorities in such states with respect to Dreyfus evidencing that all applicable state franchise Taxes have been paid.

                  (d) Approvals. All approvals of Governmental Authorities and other third parties required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (e) Closing Actions Taken. The Parties and Newco shall have executed, acknowledged and delivered the documents, and shall have taken the respective actions, called for by Sections 6.4 and 6.5.

                  (f) Bring-down Schedules. As of or prior to Closing, Dreyfus shall have provided to TEPPCO Exhibit N setting forth the financial statements called for by the representations and warranties of Exhibit M which shall thereafter be deemed to be a part of this Agreement and the information contained in those financial statements shall not demonstrate a material adverse change in the financial condition or results of operations of Dreyfus since the financial statements provided to TEPPCO pursuant to Section 5.3.

                                  ARTICLE VIII
                           TRANSFER OF CONTRACT RIGHTS

         8.1 TRANSFER OF CONTRACT RIGHTS PROHIBITED.

                  (a) During the Term, Dreyfus and TEPPCO agree that they shall not transfer, assign or otherwise convey or attempt to transfer, assign or otherwise convey, to any third party all or any portion of their respective rights, duties, obligations and other interests in and to this Agreement, any of the other agreements executed in connection herewith, the TEPPCO Assets or the MB Business (collectively with respect to each Party, as such rights, duties, obligations and other interests may exist from time to time, and regardless of whether held by the Party and/or its permitted Affiliates or assignees, the "Contract Rights"), except with the written consent of the other Party or as otherwise provided in this Agreement. Any such transfer, assignment or conveyance or attempted transfer, assignment or conveyance shall be void and of no force and effect. The Parties recognize that a sustained period of operation of the MB Business as herein contemplated is necessary to accurately determine the results and prospects for such business. Accordingly, the Parties agree that the foregoing prohibition on transfer of their respective Contract Rights in such agreements is reasonable for the Term of this Agreement.

                  (b) Notwithstanding the foregoing, each Party may transfer its Contract Rights in its entirety, but not in part, to an Affiliate that is wholly owned, directly or indirectly, by its Parent; provided, however, the Contract Rights remain subject to this Agreement and such Affiliate agrees in writing to be bound by this Agreement.

         8.2 FAILURE TO MEET MILESTONE. If this Agreement is terminated pursuant to Section 6.2, TEPPCO shall pay to Dreyfus a termination fee equal to the aggregate capital expenditures by Dreyfus and its Affiliates in the TEPPCO Assets (the "Dreyfus Investment") as of the last date of the Term.

         8.3 CHANGE OF CONTROL.

                  (a) If a Dreyfus Change of Control occurs, TEPPCO shall have the option to terminate this Agreement upon (i) the giving of a written notice of termination to Dreyfus within 30 days of the effective date of Dreyfus' notice of consummation given pursuant to Section 8.3(b), and (ii) the payment to Dreyfus of a termination fee which shall be the greater of (x) 50% of the Net EBITDA for the Pricing Period immediately preceding the Notice Month times 10.0 and (y) the Dreyfus Investment as of the end of such Pricing Period. "Notice Month" means the month during which the Dreyfus Change of Control occurs with respect to Dreyfus or its applicable Affiliate.

                  (b) Dreyfus shall keep TEPPCO promptly advised (subject to appropriate confidentiality arrangements) of any proposed or threatened Dreyfus Change of Control, whether voluntary or involuntary, within its knowledge, and shall provide written notice within one Business Day of the consummation thereof.

         8.4 OPERATIONAL DISPUTE. In the event the Parties are unable to agree on a written proposal by either Party for a Discretionary Capital Expenditure with an estimated cost equal to or greater than $1,000,000 by a date 180 days after the date on which such proposal was made, then either Party may terminate this Agreement by giving written termination notice no later than 30 days after the last day of such 180 day period or a Party's right to exercise the termination option pursuant to this Section 8.4 is waived with respect to the Discretionary Capital Expenditure proposal that is the subject of the disagreement. Upon the giving of such termination notice, the provisions of
Section 8.5 shall apply.

         8.5 CERTAIN TERMINATION PAYMENTS.

                  (a) Should either Party exercise the termination option of
Section 8.4 or 10.1, it shall give written notice of such exercise and the following provisions shall apply:

                           (i) If these termination provisions are instituted by
Dreyfus pursuant to Section 8.4 or Dreyfus is the First Party in Section 10.1, TEPPCO shall pay to Dreyfus a termination fee in an amount equal to the greater of: (x) 50% of the Net EBITDA for the Pricing Period ending with the month immediately preceding the month in which the written notice is given exercising the termination option times 7.0 and (y) the Dreyfus Investment at the end of such Pricing Period.

                           (ii) If these termination provisions are instituted
by TEPPCO pursuant to Section 8.4 or TEPPCO is the First Party in Section 10.1, TEPPCO shall pay to Dreyfus a termination fee in an amount equal to the greater of: (x) 50% of the Net EBITDA for such Pricing Period times 13.0 and (y) the Dreyfus Investment at the end of such Pricing Period.

                  (b) In the event of termination of this Agreement pursuant to
Section 6.6, TEPPCO shall pay to Dreyfus a termination fee equal to:

                           (i) If the termination provisions of Section 6.6 are
instituted by Dreyfus, TEPPCO shall pay to Dreyfus a termination fee in an amount equal to the greater of: (x) 50% of the Net EBITDA for the Pricing Period that coincides with the most recently ended Fiscal Year times 7.0, and (y) the Dreyfus Investment at the end of such Pricing Period.

                           (ii) If the termination provisions of Section 6.6 are
instituted by TEPPCO, TEPPCO shall pay to Dreyfus a termination fee in an amount equal to the greater of: (x) 50% of the Net EBITDA for such Pricing Period times 13.0, and (y) the Dreyfus Investment at the end of such Pricing Period.

                  (c) In the event of termination of this Agreement pursuant to
Section 12.1(b) or (c), TEPPCO shall pay to Dreyfus a termination fee equal to:

                           (i) If the termination is pursuant to Section
12.1(b), TEPPCO shall pay to Dreyfus a termination fee in an amount equal to the greater of: (x) 50% of the Net EBITDA for the Pricing Period ending with the month immediately preceding the thirty day period specified in such section times 13.0, and (y) the Dreyfus Investment at the end of such Pricing Period.

                           (ii) If the termination is pursuant to Section
12.1(c), TEPPCO shall pay to Dreyfus a termination fee in an amount equal to the greater of: (x) 50% of the Net EBITDA for the Pricing Period ending with the month immediately preceding the thirty day period specified in such section times 7.0, and (y) the Dreyfus Investment at the end of such Pricing Period.

         8.6 RIGHT OF FIRST REFUSAL. If, during the Term, TEPPCO intends to sell
(i) any of the TEPPCO Assets other than assets in any transaction having a book value of $5,000,000 or less, or (ii) its ownership interest in any Affiliate of which more than 75% of such entity's EBITDA for the preceding 12 month period is derived from the MB Business (each a "Disposition"), such Disposition may be made only if TEPPCO receives with respect thereto a bona fide binding written proposal for the acquisition of such assets (an "Acquisition Proposal"), and then only in compliance with the following procedures:

                  (a) Upon receipt of an Acquisition Proposal, TEPPCO shall offer, by written notice (the "Offer") to Dreyfus, to sell the assets to Dreyfus on the terms (including price) specified in the Acquisition Proposal pursuant to the terms of this Section 8.6. Such Offer shall contain a description of and a copy of the Acquisition Proposal subject to appropriate confidentiality provisions. In addition, TEPPCO shall provide to Dreyfus all other information with respect to the Acquisition Proposal and the proposed transferee reasonably requested by Dreyfus in order for it to evaluate the Acquisition Proposal and to verify the bona fide nature thereof.

                  (b) Dreyfus shall have the right, to be exercised by written notice (the "Acceptance") from Dreyfus to TEPPCO on or before the 30th day following receipt of the Offer (the "Offer Period"), to elect to purchase such assets pursuant to the terms of the Offer. Should Dreyfus elect not to exercise the option, it shall have the option to terminate this Agreement upon the consummation of a sale of such assets to a third party if Dreyfus gives written notice to TEPPCO of such election to terminate on or before the end of such 30 day period. If Dreyfus does not respond during such 30 day period, it shall be deemed to have elected not to (i) purchase the assets pursuant to the Offer or (ii) terminate this Agreement.

                  (c) If Dreyfus accepts the Offer, the closing of the acquisition of the assets shall be consummated on or before the 60th day after TEPPCO receives the Acceptance but effective at the end of the calendar month occurring on or immediately prior to such closing. The acquisition shall be consummated at a closing in accordance with the provisions of Section 8.7, at which time Dreyfus shall deliver to TEPPCO the purchase price (in the form of immediately available funds), and TEPPCO shall deliver to Dreyfus such transfer documentation reasonably acceptable to Dreyfus as shall be required to evidence the transfer of such assets.

                  (d) If Dreyfus does not accept the Offer, TEPPCO shall be permitted for a period of six months after expiration of the Offer Period to sell all (but not less than all) of the subject assets on terms not more favorable to such transferee than the terms specified in the Acquisition Proposal and at a price that is not less than the price specified in the Acquisition Proposal. Should a third party acquire the assets in question and unless Dreyfus has elected to terminate the Agreement pursuant to Section 8.6(b), it would acquire those assets subject to this Agreement and the Dreyfus Storage Agreement which would continue in accordance with their respective terms. If Dreyfus has elected to terminate this Agreement pursuant to Section 8.6(b), this Agreement shall terminate effective as of the closing of such sale of the subject assets, subject, however, to the obligation to pay to Dreyfus the termination fee specified below in Section 8.6(e). TEPPCO agrees to give prompt notice to Dreyfus of such closing.

                  (e) Upon the closing of a sale pursuant to Section 8.6(d) and termination of this Agreement by Dreyfus pursuant to Section 8.6(b), TEPPCO shall pay to Dreyfus a termination fee in an amount equal to the greater of (i) 50% of the Net EBITDA for the Pricing Period immediately preceding the month in which the sale occurred, times 10 and (ii) the Dreyfus Investment at the end of such Pricing Period.

         8.7 CLOSING.

                  (a) The closing of any transaction pursuant to this Article VIII shall be held at TEPPCO's principal office on a closing date which shall be no later than 60 days after, in the case of a termination of this Agreement pursuant to (i) Section 6.2, the date of the final determination that the Milestone has not been met, (ii) Section 6.6 or 12.1(b) or (c), the date of the written notice of termination, (iii) Section 8.3, or 10.1, the end of the applicable Pricing Period, (iv) Section 8.4, the end of the 30 day period set forth in such section, and (v) Section 8.6, as specified in that section.

                  (b) At such closing, any transferor Party shall deliver to the transferee Party such instruments of sale, assignment and transfer of its (and its transferee's, if any) entire right, title and interest in the Contract Rights or the subject assets, as may be the case, (including, without limitation, any rights of the transferor Party to receive repayment of its advances or payments of EBITDA and/or other payments for periods following such closing) and shall transfer to the transferee Party title to such Contract Rights or assets, free and clear of all Liens by or through such Party or its Affiliates, and shall deliver to the transferee Party such evidence of due authorization, execution and delivery and of the absence of any such Liens or competing claims as the transferee Party reasonably may request. The transferee Party shall pay the purchase price or termination fee, as applicable, as well as any and all stamp, recording and transactional taxes payable upon the sale, assignment and transfer (other than taxes imposed on or with respect to the transferor Party which are payable as result of the sale, assignment or transfer). The payment of the purchase price or termination fee, as may be the case, shall in each case be in immediately available funds payable at the closing and shall be deemed to include and constitute full payment and satisfaction for the transferring Party's entire right, title and interest in the Contract Rights or assets, as may be the case. No interest shall be due or owing on any amounts paid pursuant to the provisions of this Article VIII unless specifically contracted for in writing.

         8.8 TRANSFER PROCEDURES. Assuming this Agreement is not terminated pursuant to its provisions, any Party who desires to transfer its Contract Rights shall arrange for any permitted transferee to be bound by the provisions of this Agreement, as it may then be amended, by having such transferee execute two counterparts of an instrument of assignment reasonably satisfactory in form and substance to the other Party. If and when the consent of the other Party to such assignment and the substitution of such transferee hereof is secured and the other requirements of this Article VIII are satisfied, the transferee shall become a party to this Agreement as to the Contract Rights thus transferred effective as of the first day of the calendar month during which the other Party actually receives the aforesaid instrument of assignment executed by both the transferor and transferee. The transferee shall be required to pay any and all reasonable out-of-pocket filing and recording fees, legal fees, accounting fees, and other charges and fees incurred by the other Party and its counsel as a result of such transfer. If the transferee is an Affiliate of the transferor, the transferor will continue to be liable for its obligations and liabilities under this Agreement. However, if the transferee is not an Affiliate of the transferor, the transferor shall be released from any and all obligations and liabilities hereunder, and the other Party to this Agreement shall look solely to the transferee for performance of any such obligations or satisfaction of such liabilities.

                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS

         9.1 EFFORTS TO SATISFY CONDITIONS. Dreyfus and TEPPCO agree to use their commercially reasonable efforts to bring about the satisfaction of the conditions specified in Section 6.1 and Article VIIVII hereof. The Parties agree to execute, and shall cause Newco to execute, the other agreements called for by this Agreement on or prior to the Closing, including the Operating Procedures, the Dreyfus Storage Agreement and the TEPPCO Storage Agreement.

         9.2 RETENTION OF RECORDS. TEPPCO shall retain all Records, including computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the MB Business or the TEPPCO Assets. Dreyfus and its authorized representatives shall have the right to inspect and, at its expense, copy, at any time during regular business hours for any proper purpose, the corporate, accounting, auditing and tax books, records (including work papers) and other books and records relating to the MB Business and the TEPPCO Assets in the possession of TEPPCO or its Affiliates. For a period of seven years following the Effective Date, TEPPCO and Dreyfus agree that they will not dispose of or destroy any such books and records.

         9.3 NONDISCLOSURE OF PROPRIETARY INFORMATION.

                  (a) Each of TEPPCO and Dreyfus agrees that, for a period beginning on the date of this Agreement and ending on the second anniversary date of the earlier to occur of (i) the termination of this Agreement for whatever reason, or (ii) the disposition by TEPPCO or Dreyfus, respectively (or, to the extent such Contract Rights have been transferred to an Affiliate of such Party as permitted hereby, by such Affiliate), of its Contract Rights to a Person that is not a wholly-owned subsidiary of such Party's Parent, it and its Affiliates will:

                           (i) maintain the confidentiality of all confidential
and proprietary non-public information relating to TEPPCO, Dreyfus, the MB Business or the TEPPCO Assets, applying the same standards as it does with respect to its own similar confidential or proprietary non-public information; and

                           (ii) not recruit any employees of the other Party
employed in the MB Business.

Notwithstanding the foregoing, each Party and its Affiliates may disclose information that (x) is required to be disclosed by applicable state or federal tax or securities laws to the extent, and only to the extent, the laws require the disclosure and such Party provides the other Party prior written notice of its intent to provide the disclosure and the general text of the disclosure, or
(y) is required to be disclosed by a court or administrative body of competent jurisdiction.

                  (b) Notwithstanding any other provision in this Agreement, Dreyfus recognizes and agrees that it shall not have access to information regarding inventory levels maintained by customers of the TEPPCO Assets.

         9.4 TRADEMARK AND TRADE NAME LICENSE. Should the Closing occur and the Parties wish to continue to use any of the tradenames, trademarks or service marks used by TEPPCO in the MB Business or in connection with the TEPPCO Assets, TEPPCO will negotiate in good faith a license for such continued use, subject to appropriate protections of TEPPCO's rights in and to such names and marks and its use thereof in its other business operations.

                                   ARTICLE X
                            NONCOMPETITION AGREEMENT

         10.1 NONCOMPETITION COVENANT.

                  (a) Each Party agrees that, for a period beginning on the date of this Agreement and ending on the earlier to occur of (i) the termination of this Agreement for whatever reason, or (ii) the disposition, directly or indirectly, by TEPPCO or Dreyfus, respectively (or, to the extent such interest has been transferred to an Affiliate of such Party as permitted hereby, by such Affiliate), of its Contract Rights to a Person that is not a wholly-owned, direct or indirect, subsidiary of such Party's Parent, no such Party or any of its Restricted Affiliates will engage or participate in, or carry on, directly or indirectly, either as proprietor, partner, member, director, stockholder, agent, consultant, advisor, trustee, Affiliate, or otherwise, whether or not for compensation, any business that competes with the MB Business in the Territory. Each Party acknowledges and agrees that the foregoing noncompetition agreement is given in partial consideration for the other Party's entering into this Agreement.

                  (b) Each of the Parties or its Affiliates have, pursuant to Storage Agreements, leased or obtained the right to use storage capacity in the TEPPCO Assets. Without limiting the generality of the provisions of Section 10.1(a) and in furtherance thereof, each of the Parties agrees that it and its Affiliates will use such storage capacity solely for its own internal business operations and will not lease or sublease such storage capacity to third parties, and will direct to TEPPCO any such third party seeking access to the TEPPCO Assets so that such additional business shall be for the benefit of both Parties during the Term. The foregoing shall not be interpreted to prohibit or restrict the current practices of TEPPCO with respect to such storage capacity. Additionally, except as otherwise herein specifically provided, the Parties agree to act in good faith with respect to each other and the MB Business to maximize the returns from such business throughout the Term.

                  (c) In the event either Party (the "First Party") or any of its Restricted Affiliates desires to pursue a business opportunity that will compete with the MB Business in the Territory as prohibited by Section 10.1 ( "Competing Business Transaction"), such Party shall be obligated to promptly bring such Competing Business Transaction to the attention of the other Party (the "Second Party"), to fully disclose all details regarding the proposed opportunity (subject to the execution of appropriate confidentiality undertakings), and to offer such business opportunity to become part of the MB Business. The Parties shall negotiate in good faith for a period of forty-five
(45) days (unless the business opportunity dictates a shorter period of time, in which event, for such shorter time period as will avoid the loss of such opportunity) to bring such Competing Business Transaction into the MB Business, either by contribution or purchase. Should the Parties be unable to agree within such forty-five (45) day period on the terms and provisions for incorporating the Competing Business Transaction into the MB Business and the First Party or its Restricted Affiliate, as may be the case, wishes to pursue the Competing Business Transaction rather than continue with the MB Business and the transactions contemplated by this Agreement, subject to the provisions of
Section 10.1(e) below, either Party may terminate this Agreement by giving written notice to the other Party within 30 days of the consummation of the Competing Business Transaction, in which event the provisions of Section 8.5(a) shall apply. The First Party agrees to give written notice within one Business Day of the consummation of such transaction.

                  (d) In the event the First Party or any of its Restricted Affiliates desires to pursue a Competing Business Transaction which cannot become a part of the MB Business or Newco for any reason other than the failure of the Second Party to consent to such transaction, and the First Party or its Restricted Affiliate, as may be the case, elects to pursue such Competing Business Transaction rather than continue with the MB Business and the transactions contemplated by this Agreement, the First Party shall give written notice of such election to the Second Party and either Party may terminate this Agreement by giving written notice to the other Party within 30 days of the consummation of the Competing Business Transaction, in which event the provisions of Section 8.5(a) shall apply. The First Party agrees to give written notice within one Business Day of the consummation of such transaction.

                  (e) Notwithstanding any other provision of this Agreement, the Second Party may waive the non-competition provision of this Article X as it applies to any Competing Business Transaction offered by the First Party under
Section 10.1(c). In such event, (i) the First Party or its Restricted Affiliate, as may be the case, may participate in such Competing Business Transaction without being in violation of this Agreement; (ii) the Second Party thereby waives any right to participate in, or to benefit from, such transaction; and
(iii) neither Party shall be entitled to invoke the termination option of
Section 8.5(a) as a result of such transaction. Any such waiver shall apply only to the specific Competing Business Transaction being presented and shall not be construed as applicable to any other Competing Business Transaction.

                  (f) Notwithstanding the foregoing or any other provision of this Agreement:

                           (i) Neither Party nor any of its Affiliates shall be
prohibited from conducting business activities or operations outside the Territory of a similar nature as are conducted by such Party or Affiliate as of the date hereof; or

                           (ii) Neither Party nor any of its Affiliates shall be
prohibited from constructing and/or operating other pipelines to, from or through the Territory so long as they do not directly compete with the pipelines that comprise a part of the TEPPCO Assets as of the date hereof, or

                           (iii) Neither Party nor any of its Affiliates shall
be prohibited from operating pipelines to, from or through the Territory which are currently operated by such Persons, including the servicing of Persons who are customers of the TEPPCO Assets, or from expanding, improving or otherwise modifying such pipelines, or

                           (iv) Neither Party nor any of its Affiliates has any
obligation or duty to first offer to the other Party new business ideas that are outside the scope of the MB Business.

         10.2 DEFINITIONS. For purposes of this Article X:

                  (a) "Restricted Affiliates" shall mean with respect to each Party, any Person in which such Party's Parent owns, directly or indirectly, at least a 51% voting or equity interest, or which it otherwise controls. For purposes of this definition, "control" shall have the definition given that term in the definition of "Affiliate" and Louis Dreyfus Natural Gas Corporation shall not be deemed to be a Restricted Affiliate of Dreyfus.

                  (b) "Territory" shall mean Chambers and Harris Counties,
Texas.

         10.3 REASONABLENESS OF COVENANT. Each Party acknowledges that the covenant provided in Section 10.1 hereof is manifestly reasonable on its face and is no more restrictive than is required for the protection of the MB Business, including the interest of the other Party in the MB Business. In the event that the provisions of Section 10.1 should ever be deemed to exceed the time and geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable law.

         10.4 INJUNCTIVE RELIEF. It is specifically understood and agreed that any breach of the provisions of Section 10.1 hereof by a Party is likely to result in irreparable harm to the other Party and that an action at law for damages alone will be an inadequate remedy for such breach, and that the non-breaching Party would suffer irreparable harm in the event a Party fails to comply with its obligations hereunder. Therefore, in addition to any other remedy that may be available to it, the non-breaching Party shall be entitled to enforce the specific performance of Section 10.1 of the breaching Party and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages, and such other relief as the court may allow.

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1 INDEMNITY OBLIGATION. Subject to the provisions of this Agreement, including without limitation this Article XI and Article XII:

                  (a) Each of TEPPCO and Dreyfus shall indemnify and hold harmless the other Party, its Affiliates and the officers, directors, shareholders, agents, employees, representatives, successors and assigns of each of them (said Persons being sometimes referred to as "Party Indemnitees") in respect of any and all Losses, relating to matters reasonably incurred by such other Party to the extent arising from each and all of the following:

                           (i) any breach of a representation or warranty made
by such Party in this Agreement or any Schedule or Exhibit attached hereto or delivered pursuant hereto; or

                           (ii) the material breach of any covenant, agreement
or obligation of such Party or its Affiliates contained in this Agreement or any Schedule or Exhibit hereto, the Organizational Agreements or any other instrument contemplated by this Agreement.

                  (b) TEPPCO shall indemnify and hold harmless Dreyfus and its Party Indemnitees in respect of any and all Losses relating to matters reasonably incurred by such parties to the extent arising from:

                           (i) any Liens against the TEPPCO Assets other than
the Permitted Encumbrances or Liens resulting from borrowings for Discretionary Capital Expenditures; or

                           (ii) (x) any actual or alleged release of any
Hazardous Materials on or from the TEPPCO Assets, (y) any Environmental Liability related to the TEPPCO Assets, or (z) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing; provided that such indemnity shall not, as to any indemnitee, be available to the extent that such Losses are a result of the acts or omissions of Dreyfus or its Party Indemnitees; and provided further, that the indemnification obligations of this Section 11.1(b)(ii) shall apply only for Losses resulting from events specified in clauses (x), (y) and (z) above which occurred during the Term.

                  (c) Amounts covered by insurance or other proceeds, reimbursements or contributions paid by Persons not Affiliates of any of the Parties shall not be included in determining Losses hereunder. To the extent such amounts are included under this Section 11.1 and are later reimbursed by such non-Affiliates, equitable adjustments and repayments shall be made.

         11.2 PROCEDURE. All claims for indemnification by a Person under this
Article XI (the party claiming indemnification and the party against whom such claims are asserted being hereinafter called the "Indemnified Party" and the "Indemnifying Party", respectively) shall be asserted and resolved as follows:

                  (a) Whenever any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder (which shall be deemed to include any claim which exhausts any part of the applicable Threshold limitation specified in Section 11.3) is asserted against or sought to be collected from such Indemnified Party by a third party, such Indemnified Party shall, within 15 days of the receipt thereof, give notice (the "Claim Notice") to the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be binding upon the Indemnified Party in its effort to collect the final amount of such claim or demand. To the extent the Indemnifying Party is prejudiced thereby, the failure to so notify the Indemnifying Party of any such claims or action shall relieve the Indemnifying Party from liability that it may have to the Indemnified Party under the indemnification provisions contained in this Article XI, but only to the extent of the loss directly attributable to such failure to notify, and shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party otherwise than under this Article XI. The Indemnifying Party shall, within 20 days of the receipt of a Claim Notice, notify the Indemnified Party as to whether it accepts, in whole or in part, its indemnity obligation, in which case, the Indemnifying Party shall assume and thereafter conduct the defense thereof; provided that the Indemnified Party shall be entitled to participate in the defense thereof at its own expense. If the Indemnifying Party disputes liability under this Section 11.2(a) or otherwise fails to defend within a reasonable time after notice, the Indemnified Party will have the right to undertake the defense, compromise or settle such third party claim, and to compromise or settle such claim on behalf of, and for the account of the Indemnifying Party, at the expense and risk of the Indemnifying Party. The consent to the entry of any judgment or settlement of any claim hereunder by the Indemnifying Party may only be made upon the prior approval by the Indemnified Party, which approval shall not be unreasonably withheld, unless the judgment or proposed settlement involves only the payment of money damages (which would be paid by the Indemnifying Party) and does not impose any injunction or other equitable relief on the Indemnified Party in which case consent is not required.

                  (b) If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand that the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any Person. The Indemnifying Party shall reimburse such Indemnified Party for reasonable out-of-pocket expenses incurred by the Indemnified Party in such cooperation.

                  (c) If any Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party.

Reimbursement of any Losses incurred by the Indemnified Party pursuant to this
Article XI shall be made within 30 days after documentation is sent to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party disputes such claim, such dispute shall be resolved in the manner set forth in Article XIV hereof and reimbursement shall be withheld pending the outcome of the proceeding under Article XIV.

         11.3 INDEMNIFICATION THRESHOLD. Except as otherwise specifically provided herein, the obligation of TEPPCO or Dreyfus to make payments to the other Party or the Party Indemnitees of the other Party pursuant to Section 11.1 shall be limited to the excess of the aggregate of the amounts of any such Losses over $500,000 except for the TEPPCO indemnification obligations of:

                           (i) Section 11.1(b)(i) which shall not be subject to
a minimum threshold limitation; and

                           (ii) Section 11.1(b)(ii) which shall be limited to
the excess of the aggregate amount of such Losses over the Dreyfus Investment. (Each of the Dreyfus Investment and the $500,000 specified above in this Section
11.3 is sometimes herein referred to as the "Threshold.").

         11.4 SURVIVAL. The representations, warranties and indemnities of TEPPCO or Dreyfus contained in this Agreement shall survive the making of this Agreement, any investigation of the other party hereto and the Closing and, except as set forth below, shall terminate on the first anniversary of the Effective Date; provided that, if a claim or demand for indemnification has been made or given within the applicable survival period and has not been resolved as of the expiration of such period, such claim (and, if the claim results from a breach of a representation or warranty, such representation or warranty) shall survive until the final resolution of such claim. In the event that the Closing does not occur and this Agreement is terminated, for whatever reason, effective upon such termination, all representations, warranties and indemnities shall terminate other than the indemnification obligation of Section 11.1(b)(ii) which shall survive such termination.

         11.5 EXCLUSIVE REMEDY; LIMITATIONS.

                  (a) THE PARTIES AGREE THAT ONLY ACTUAL DAMAGES SHALL BE RECOVERABLE UNDER THIS AGREEMENT AND HEREBY WAIVE ANY RIGHT TO RECOVER SPECIAL, PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES EXCEPT TO THE EXTENT AN INDEMNIFIED PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD-PARTY IN CONNECTION WITH A THIRD-PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE. Notwithstanding anything to the contrary in this Agreement, the indemnification provisions of this Agreement shall be the exclusive remedies for any claim based upon this Agreement or the transactions contemplated hereby (except with respect and to the extent the Parties or their Affiliates are parties to other agreements, in which case such other agreements shall govern their obligations with respect to such agreements). In furtherance of the foregoing and except for the indemnification provisions of this Agreement, effective upon the execution hereof, the Parties, on behalf of themselves and their Affiliates, each release, remise and forever discharge the other Party and its Affiliates, and all such Parties' stockholders, officers, directors, employees, agents, managers, advisors and representatives from any and all claims and losses, in law or in equity, known or unknown, which such parties might now or subsequently may have, based on, relating to or arising out of this Agreement, the ownership, use or operation of TEPPCO Assets or the MB Business or the condition, quality, status or nature of such assets or business, including rights to contribution under applicable environmental laws, even if caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of any released Person, excluding, however, any contractual rights arising under other written agreements entered into by the Parties or their respective Affiliates.

                  (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an Indemnifying Party's aggregate indemnity obligation with respect to Losses under or in connection with this Agreement or the transactions contemplated hereby shall not exceed $5,000,000 except for the indemnification obligation of TEPPCO under Section 11.1(b) which shall not be subject to the foregoing limitations.

                                   ARTICLE XII
                                   TERMINATION

         12.1 TERMINATION PRIOR TO CLOSING. This Agreement shall terminate, or may be terminated, as the case may be, as follows:

                  (a) By mutual agreement of Dreyfus and TEPPCO;

                  (b) By Dreyfus, by written notice if a material default shall be made in the observance or performance by TEPPCO or of any agreements and covenants of TEPPCO herein contained, or if there shall have been a material breach by TEPPCO of any warranties and representations; provided, however, that Dreyfus shall have given TEPPCO thirty days prior written notice of such default or breach, and TEPPCO shall not have cured such default or breach within such thirty day period, in which event the provisions of Section 8.5(c)(i) shall apply;

                  (c) By TEPPCO, by written notice if a material default shall be made by Dreyfus in the observance or performance by it of any agreements and covenants of Dreyfus herein contained, or if there shall have been a material breach by Dreyfus of any warranties and representations; provided, however, that TEPPCO shall have given Dreyfus thirty days prior written notice of such default or breach, and Dreyfus shall not have cured such default or breach within such thirty day period, in which event the provisions of Section 8.5(c)(ii) shall apply;

                  (d) Upon the exercise of an option to terminate as provided in
Section 6.2, 6.6, 8.3, 8.4, 8.6 or 10.1; or

                  (e) Automatically, as provided in Section 6.2.

         12.2 LIABILITY UPON TERMINATION. If this Agreement is terminated pursuant to any provision of Section 12.1 or due to the failure of either Party, for whatever reason, to satisfy the Closing conditions of Article VII, neither Party shall have any liability to the other Party hereunder. Notwithstanding the foregoing provisions or the termination of this Agreement pursuant to this Article, obligations that by their terms continue in existence or that are created as a result of such termination, including the obligation to pay a termination fee or other amounts as a result of such termination and amounts payable pursuant to Section 3.2, and the provisions of Sections 9.2, 9.3, and this 12.2 and of Articles XI, XIII, XIV and XV shall continue in effect.

         12.3 EFFECTIVE DATE OF TERMINATION. All notices of termination given pursuant to this Agreement shall specify the effective date of such termination which shall not be less than 30 days, nor more than 60 days, from the date of such notice. Should a Party fail to state a termination date, it shall occur 30 days from the date of such notice unless the Parties agree otherwise.

         12.4 TERMINATION OF INTEREST. Upon the termination of this Agreement (other than through the exercise by Dreyfus of an Offer pursuant to Section 8.6) and the payment to Dreyfus of all termination and other amounts due hereunder, Dreyfus shall (i) convey or release to TEPPCO the Dreyfus' Contract Rights and the Dreyfus Investment, and (ii) cease to have any ongoing right, interest or claim in or to the TEPPCO Assets, the MB Business or any income derived therefrom.

                                  ARTICLE XIII
                                    EXPENSES

         Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each Party agrees to pay, without right of reimbursement from any other Party, the costs incurred by the Party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including the fees and disbursements of legal counsel, accountants and consultants employed by the Party in connection with the transactions contemplated by this Agreement. The pre-formation and pre-organization costs of Newco and the General Partner shall be shared equally by TEPPCO and Dreyfus.

                                  ARTICLE XIV
            RESOLUTION OF DISPUTES; CONSENT TO JURISDICTION AND VENUE

         The Parties agree that, except as otherwise specifically provided herein, all disputes under this Agreement shall be resolved in accordance with the procedures set forth in Exhibit O hereto.

                                   ARTICLE XV
                               GENERAL PROVISIONS

         15.1 FURTHER ASSURANCES. At any time or from time to time at and after the Effective Time, each of the Parties shall, at the request of the other, execute and deliver or cause to be executed and delivered all the assignments, consents, documents and instruments, and take or cause to be taken all the other reasonable actions as may be necessary or desirable to more fully and effectively carry out the intent and purposes of this Agreement.

         15.2 NOTICES. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally or sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:

                  If to TEPPCO:

                          TE Products Pipeline Company, Limited Partnership 2929 Allen Parkway, Suite 3200
                          Houston, Texas 77019
                          Attention: President
                          Telephone: (713) 759-3636
                          Facsimile Number: (713) 759-3957

                  and copy to:

                          Texas Eastern Products Pipeline Company
                          2929 Allen Parkway, Suite 3200
                          Houston, Texas 77019
                          Attention: General Counsel
                          Telephone: (713) 759-3968
                          Facsimile Number: (713) 759-3645

                  If to Dreyfus:

                         Louis Dreyfus Plastics Corporation
                         10 Westport Road
                         Wilton, CT 06897
                         Attention: President
                         Telephone: 203/761-8000
                         Facsimile Number: 203/761-8119
                  and copy to:

                         Louis Dreyfus Plastics Corporation
                         10 Westport Road
                         Wilton, CT 06897
                         Attention: General Counsel
                         Telephone: 203/761-8000
                         Facsimile Number: 203/761-8321

         Any Party may change the address to which the communications are to be directed to it by giving notice to the other in the manner provided in this
Section 15.2. Notice by mail shall be deemed to have been given and received on the third calendar day after posting. Notice by overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.

         15.3 GOVERNING LAW. This Agreement and the performance of the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflict-of-laws provision thereof that would otherwise require the application of the law of any other jurisdiction.

         15.4 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, set forth the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention with respect to the subject matter of this Agreement has been made by any Party that is not embodied in this Agreement and Exhibits hereto, the Organizational Agreements and the Conveyance Document, the certificates, documents, instruments and writings that are delivered pursuant hereto, and none of the Parties shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         15.5 ASSIGNMENT. No Party to this Agreement may sell, transfer, assign, pledge or hypothecate its or his rights, interests or obligations under this Agreement without the written consent of the other Party except to a transferee pursuant to Section 8.1(b) or to a transferee of the TEPPCO Assets pursuant to
Section 8.6.

         15.6 SUCCESSORS. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the parties hereto and their respective successors and permitted assigns.

         15.7 AMENDMENTS; WAIVER. This Agreement may be amended, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument specifically stating that it amends, supersedes or cancels this Agreement or waives any of the terms herein, executed by all Parties intended to be bound thereby or, in the case of a waiver, by the Party waiving compliance. The failure of any Party at any time to require performance of any provision herein shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any breach of any term, covenant, representation or warranty, shall be deemed or constitute a waiver of any other condition, or breach of any other term, covenant, representation or warranty, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided.

         15.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         15.9 SEVERABILITY. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15.10 NO THIRD PARTY BENEFICIARIES. Except for Newco or to the extent another third Person is expressly given rights herein, any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the Parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any Party hereto, it being the intention of the Parties hereto that no Person or entity shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

         15.11 INDEPENDENT CONTRACTOR; NO PARTNERSHIP. In providing the services called for by this Agreement, each Party and its Affiliates shall be deemed independent contractors with respect to the other Party and its Affiliates. Nothing in this Agreement or the transactions contemplated hereby, except as and when the Partnership Agreement is entered into by the Parties, is intended, nor should it be construed, to form a partnership, joint venture or other association.

         15.12 NEGOTIATED TRANSACTION. The provisions of this Agreement were negotiated by the Parties hereto, and this Agreement shall be deemed to have been drafted by all of the Parties hereto.

         15.13 BUSINESS DAYS. All references to days contained in this Agreement shall be to calendar days unless otherwise specified.

               [Remainder of this page left intentionally blank.]

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

                                          TE PRODUCTS PIPELINE COMPANY, LIMITED
                                             PARTNERSHIP
                                             By: Texas Eastern Products
                                             Pipeline Company,
                                             its General Partner


                                          By: /s/ DAVID LANGLEY
                                             ----------------------------------
                                          Name: David Langley
                                               --------------------------------
                                          Title: Vice President
                                                -------------------------------

                                          LOUIS DREYFUS PLASTICS CORPORATION



                                          By: /s/ WILLIAM RIPPE
                                             ----------------------------------
                                          Name: William Rippe
                                               --------------------------------
                                          Title: Executive Vice President
                                                -------------------------------

                    EXHIBIT E OF JOINT DEVELOPMENT AGREEMENT


                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                            MONT BELVIEU VENTURE, LLC


                                     BETWEEN


                TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP

                                       AND

                       LOUIS DREYFUS ENERGY SERVICES L.P.


                                 AS THE MEMBERS



                          DATED AS OF JANUARY 21, 2003

                                TABLE OF CONTENTS


DEFINITIONS.......................................................................................................  1

ARTICLE  I                 FORMATION OF LIMITED LIABILITY COMPANY.................................................  6
        Section 1.1        Formation..............................................................................  6
        Section 1.2        Partnership for Tax Purposes Only......................................................  6

ARTICLE  II                NAME...................................................................................  6

ARTICLE  III               PURPOSE................................................................................  6

ARTICLE  IV                NAMES AND ADDRESSES OF MEMBERS.........................................................  7

ARTICLE  V                 REGISTERED AGENT; REGISTERED OFFICE;
                           PRINCIPAL OFFICE; ADDITIONAL OFFICES...................................................  7

ARTICLE  VI                TERM...................................................................................  7

ARTICLE  VII               ADDITIONAL MEMBERS.....................................................................  7

ARTICLE  VIII              CAPITAL CONTRIBUTIONS..................................................................  8
        Section 8.1        Initial Contributions..................................................................  8
        Section 8.2        Additional Contributions..............................................................  10
        Section 8.3        Capital Accounts......................................................................  10
        Section 8.4        Adjustment of Capital Accounts........................................................  10

ARTICLE  IX                DISTRIBUTIONS.........................................................................  11
        Section 9.1        Amount; Timing........................................................................  11
        Section 9.2        Failure to Withdraw...................................................................  11
        Section 9.3        Transferor/Transferee Allocations.....................................................  11
        Section 9.4        Member Advances.......................................................................  11

ARTICLE  X                 ALLOCATIONS OF INCOME, GAIN, LOSS,
                           DEDUCTION AND CREDIT..................................................................  11
        Section 10.1       General...............................................................................  11
        Section 10.2       Allocations for Tax Purposes..........................................................  12
        Section 10.3       Transferor/Transferee Allocations.....................................................  13
        Section 10.4       Reliance on Advisors..................................................................  13
        Section 10.5       Tax Matters Partner...................................................................  13

ARTICLE  XI                BOOKS OF ACCOUNT, RECORDS AND TAX
                           INFORMATION...........................................................................  13
        Section 11.1       Maintenance of Books and Records......................................................  13

        Section 11.2       Reports...............................................................................  14

ARTICLE  XII               FISCAL YEAR...........................................................................  14

ARTICLE  XIII              COMPANY FUNDS.........................................................................  14

ARTICLE  XIV               STATUS OF MEMBERS.....................................................................  14

ARTICLE  XV                MANAGEMENT AND OPERATION OF BUSINESS..................................................  15
        Section 15.1       Member Management.....................................................................  15
        Section 15.2       Management Committee..................................................................  15
        Section 15.3       Compensation and Reimbursement........................................................  17
        Section 15.4       Managing Member.......................................................................  17
        Section 15.5       Marketing Activities..................................................................  19
        Section 15.6       Exculpation...........................................................................  20
        Section 15.7       Indemnification.......................................................................  20
        Section 15.8       Other Activities; Noncompetition......................................................  21

ARTICLE  XVI               TRANSFER OF MEMBERSHIP INTERESTS......................................................  21
        Section 16.1       Restrictions on Transfer..............................................................  21

ARTICLE  XVII              DISSOLUTION OF THE COMPANY............................................................  22

ARTICLE  XVIII             WINDING UP AND TERMINATION OF THE
                           COMPANY...............................................................................  22
        Section 18.1       Liquidator............................................................................  22
        Section 18.2       Reserves..............................................................................  23
        Section 18.3       Sale of Assets; Distribution of Proceeds..............................................  23
        Section 18.4       Final Accounting......................................................................  23
        Section 18.5       Recourse Limited to Company Assets....................................................  23
        Section 18.6       Termination...........................................................................  24

ARTICLE  XIX               NOTICES...............................................................................  24

ARTICLE  XX                AMENDMENTS AND MEETINGS...............................................................  24
        Section 20.1       Amendments............................................................................  24
        Section 20.2       Meetings of the Members...............................................................  24

ARTICLE  XXI               REPRESENTATIONS, WARRANTIES AND
                           COVENANTS.............................................................................  25

ARTICLE  XXII              DISPUTES..............................................................................  25

ARTICLE  XXIII             MISCELLANEOUS.........................................................................  25

        Section 23.1       No Right of Partition.................................................................  25
        Section 23.2       Entire Agreement; Supersedure.........................................................  25


        Section 23.3       Governing Law.........................................................................  26
        Section 23.4       Binding Effect........................................................................  26
        Section 23.5       Construction of Agreement.............................................................  26
        Section 23.6       Captions..............................................................................  26
        Section 23.7       Effect of Invalid Provision...........................................................  26
        Section 23.8       Counterparts..........................................................................  26
        Section 23.9       Waiver................................................................................  26

EXHIBIT A                  MB Assets

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           MONT BELVIEU VENTURE, LLC


         THIS AGREEMENT is made as of the 21st day of January, 2003, between and among TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership, and Louis Dreyfus Energy Services L.P., a Delaware limited partnership.

         WHEREAS, the parties hereto desire to form a limited liability company under and pursuant to Delaware law.

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein, the parties hereto hereby agree as follows:

                                   DEFINITIONS

         The following definitions shall be applicable to the terms set forth below as used in this Agreement:

         "ACT" means the Delaware Limited Liability Company Act, 6 Del. Code
Section 18-101 et seq., as it may be amended from time to time, and any successor to said Act.

         "AFFILIATE" means, when used with respect to a specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified person, provided that the Company shall not be deemed to be an Affiliate of the Members or the Partnership or any of their respective subsidiaries or Affiliates. For purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of the person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, Louis Dreyfus Natural Gas Corporation, an Oklahoma corporation, shall not be deemed an Affiliate of the LD Member.

         "AGREED VALUE" means, in the case of any contributions or distributions of property, the fair market value of such property net of any indebtedness or other liability either assumed or to which such property is subject, as such fair market value is determined by the Members using such reasonable method of valuation as they may adopt.

         "ALTERNATE REPRESENTATIVES" has the meaning given such term in Section 15.2(a).

         "APPROVED BUSINESS PLAN" means a Business Plan and any amendments and revisions thereto that has been approved by the Management Committee pursuant to
Section 15.2(b). In the event the Management Committee fails for any reason to approve a Business Plan for any fiscal year, the Approved Business Plan for the immediately preceding fiscal year shall continue in effect but shall be increased by a percentage that is equal to the annualized percentage change in the most recent GDP Price Deflator over the immediately preceding GDP Price Deflator until a new Business Plan is approved. In such event, the Managing Member shall be authorized to adjust the amounts spent on each budget item so long as the aggregate budget amount is not exceeded. Should Business Plans not be approved for successive fiscal years, the above-described adjustment shall be made for each such year.

         "BANKRUPT MEMBER" means any Member (i) that makes a general assignment for the benefit of creditors; (ii) is declared insolvent in any state insolvency proceedings; (iii) becomes the subject of an order for relief under Chapter 7 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., or successor statute (the "BANKRUPTCY CODE"); (iv) becomes a voluntary debtor in a case under Chapter 11 of the Bankruptcy Code and fails to achieve confirmation of a plan of reorganization within 180 days; (v) becomes an involuntary debtor in a case under either Chapter 7 or 11 of the Bankruptcy Code and fails to achieve a dismissal of the case within 90 days, or, with respect to a Chapter 11 case in which an order for relief is entered prior to the expiration of 90 days, fails to achieve confirmation of a plan of reorganization within 180 days of the commencement of the involuntary case; or (vi) consents to or is subjected to the appointment of a trustee, receiver or liquidator with respect to all or substantially all of its properties, and, where such appointment was contested, there has been a failure to vacate such appointment within 90 days of appointment.

         "BUILT-IN GAIN" with respect to any Company property means (i) the excess of the Agreed Value of any Contributed Property over its adjusted basis for federal income tax purposes as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization pursuant to Section 8.4 as a result of a contribution of cash for a Membership Interest, the Unrealized Gain with respect to such property.

         "BUILT-IN LOSS" with respect to any Company property means (i) the excess of its adjusted basis for federal income tax purposes of any Contributed Property over its Agreed Value as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization pursuant to Section 8.4 as a result of a contribution of cash for a Membership Interest, the Unrealized Loss with respect to such property.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or bank holiday in Houston, Texas.

         "BUSINESS PLAN" shall mean the projected operating and capital spending budgets of the Partnership for each fiscal year (or in the case of the initial Business Plan the applicable portion thereof) and shall set forth income and expense projections and planned contributions and financing.

         "CAPITAL ACCOUNT" means the account established for each Member pursuant to Section 8.3.

         "CAPITAL CONTRIBUTIONS" means the Agreed Value of any property and the amount of cash contributed by a Member to the Company.

         "CARRYING VALUE" with respect to any Capital Contribution means the Agreed Value of such property reduced as of the time of determination by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts with respect to such property and an appropriate amount to reflect any sales, retirements or other dispositions of assets included in such property and, with respect to any other Company property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Values shall be further adjusted as provided in Section 8.4.

         "CERTIFICATE" means the Certificate of Formation of the Company to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act, and any and all amendments thereto and restatements thereof.

         "CHANGE OF MEMBER CONTROL" means either a TE Change of Member Control or a LD Change of Member Control.

         "CODE" means the Internal Revenue Code of 1986, as amended and in effect on the effective date hereof and, to the extent applicable, as subsequently amended.

         "COMPANY" means Mont Belvieu Venture, LLC, the limited liability company heretofore formed and hereby continued hereunder.

         "CONTRIBUTED PROPERTY" means any Capital Contribution of property other than cash.

         "DEFAULT INTEREST RATE" means a rate per annum equal to the lesser of
(a) __% per annum plus the Prime Rate or (b) the maximum rate permitted by law.

         "DELINQUENT MEMBER" has the meaning given such term in Section 8.1(c).

         "DISCRETIONARY CAPITAL EXPENDITURES" means any expenditure related to the Partnership's assets that is classified under GAAP as a capital expenditure and (i) is not a Mandatory Capital Expenditure, or (ii) if classified as a Mandatory Capital Expenditure, is associated or is in conjunction with, or is the result of, a prior or current Discretionary Capital Expenditure, in which case the portion of such Mandatory Capital Expenditure that is allocable to such prior or current discretionary Capital Expenditure shall be classified as a Discretionary Capital Expenditure.

         "DISPOSE, DISPOSING OR DISPOSITION" means, with respect to Membership Interest or any portion thereof, a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of law, including but not limited to the following: (a) in the case of a Membership Interest owned by an entity, a Change of Member Control and (b) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

         "DISPUTES" has the meaning assigned to such term in Article XXII.

         "DISTRIBUTABLE CASH" means, at the time of determination, all Company cash derived from the conduct of the Company's business, other than (i) Capital Contributions, together with interest earned thereon pending utilization thereof, (ii) financing proceeds, (iii) amounts required for working capital and (iv) other amounts that the Members reasonably determine to be necessary for the proper operation of the Company's business and its winding up and liquidation.

         "EBITDA" means the Partnership's earnings for each fiscal year on a GAAP basis before all charges for such period, for depreciation and amortization, interest and income taxes.

         "GAAP" means Generally Accepted Accounting Principles in the United States of America consistently applied for the time periods involved.

         "INDEMNITEE" has the meaning ascribed thereto in Section 15.7(a).

         "LD MEMBER" means Louis Dreyfus Energy Services L.P., a Delaware limited partnership, or its successors or assigns.

         "LD MEMBER CHANGE OF CONTROL" means an event that causes S. A. Louis Dreyfus et Cie., a French societe anonyme, together with its Affiliates to cease to own, directly or indirectly, at least a 50% voting interest in (i) the LD Member or any Affiliate of the LD Member owning a partnership interest in the Partnership or (ii) in the event of the transfer of the LD Member's Membership Interest to an Affiliate, in such Affiliate.

         "LENDING MEMBER" has the meaning given such term in Section 8.1(c).

         "LIQUIDATOR" has the meaning ascribed thereto in Section 18.1.

         "MANAGEMENT COMMITTEE" has the meaning given such term in Section 15.2.

         "MANAGING MEMBER" has the meaning given such term in Section 15.4.

         "MANDATORY CAPITAL EXPENDITURES" means all expenditures related to the Partnership's assets that are classified under GAAP as a capital expenditure, the primary function of which is for regulatory compliance, safety or operational integrity of the Partnership's assets or is otherwise the result of actions permitted in emergency situations as provided in the Operating Procedures.

         "MB ASSETS" means the Mont Belvieu salt cavern storage and Houston area shuttle system more fully described on Exhibit A hereto and all improvements, expansions and additions thereto.

         "MEMBERS" means TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership and Louis Dreyfus Energy Services L.P., a Delaware limited partnership, or their respective successors or permitted assigns and "MEMBER" means any one of them.

         "MEMBERSHIP INTEREST" as to any Member means the entire ownership interest and rights of that Member in the Company, including, without limitation, its right to a distributive share of the profits and losses of the Company, its right to a distributive share of the assets of the Company in accordance with the provisions hereof, and its right to participate in the management of the affairs of the Company.

         "OPERATING PROCEDURES" means the Operating Procedures in the form attached as Exhibit C to the Partnership Agreement.

         "PARENT" means, with respect to TE Member, TEPPCO Partners, L.P., a Delaware limited partnership, and with respect to LD Member, S. A. Dreyfus et Cie., a French societe anonyme.

         "PARTNERSHIP" means Mont Belvieu Storage Partners, L.P., a Delaware limited partnership in which the Company is the general partner.

         "PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of the Partnership as the same may be amended, modified or restated from time to time.

         "PARTNERSHIP BUSINESS" means the operation, maintenance and marketing of underground storage facilities for Products and the operation of the pipelines included within the MB Assets to and from their specific points of delivery and receipt.

         "PRIME RATE" has the meaning ascribed thereto in Section 9.4.

         "PRODUCTS" means propane, normal butane, isobutane, natural gasoline and other commodities as agreed by the Management Committee.

         "REPRESENTATIVE" has the meaning given such term in Section 15.2(a).

         "RESTRICTED AFFILIATE" means with respect to each Member, any person in which such person's Parent owns, directly or indirectly, at least a 51% voting or equity interest, or which it otherwise controls. For purposes of this definition, "control," has the meaning assigned to such term in the definition of Affiliate and Louis Dreyfus Natural Gas Corporation shall not be deemed a Restricted Affiliate of the LD Member.

         "SHARING RATIO" means the percentages described in Section 8.1.

         "TE MEMBER" means TE Products Pipeline Company, Limited Partnership or its successors or assigns.

         "TE MEMBER CHANGE OF CONTROL" means a Disposition of any entity of which over 75% of such entity's EBITDA for the preceding 12-month period is derived from the Membership Interest unless such disposition is to an Affiliate of the TE Member.

         "TMP" has the meaning ascribed thereto in Section 10.5.

         "UNREALIZED GAIN" attributable to a Company property means, as of the date of determination, the excess of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination.

         "UNREALIZED LOSS" attributable to a Company property means, as of the date of such determination, the excess of the Carrying Value of such property as of such date of determination over the fair market value of such property as of such date of determination.

                                    ARTICLE I

                     FORMATION OF LIMITED LIABILITY COMPANY

SECTION 1.1 FORMATION. The Members hereby form a limited liability company pursuant to the Act. The rights and liabilities of the Members shall be as provided in the Act, except as herein otherwise expressly provided. The Membership Interests of any Member shall be personal property for all purposes. Each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary to qualify, continue, or terminate the Company as a limited liability company under the laws of the State of Delaware and to qualify the Company to do business in such other states or other jurisdictions where such qualification is necessary or desirable.

SECTION 1.2 PARTNERSHIP FOR TAX PURPOSES ONLY. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than U.S. federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

                                   ARTICLE II

                                      NAME

         The name of the Company shall be, and the business of the Company shall be conducted under the name of, Mont Belvieu Venture, LLC, or such other name or names that comply with applicable law as the Members may designate from time to time. The Managing Member shall take any action that it determines is required to comply with the Act, assumed name act, fictitious name act, or similar statute in effect in each jurisdiction or political subdivision in which the Company proposes to do business.

                                   ARTICLE III

                                     PURPOSE

         The purpose of the Company is to serve as the general partner of the Partnership and to engage in any and all activities necessary, incidental or ancillary to the foregoing.

                                   ARTICLE IV

                         NAMES AND ADDRESSES OF MEMBERS

         The names and mailing addresses of the Members are as set forth on the signature pages hereof.

                                    ARTICLE V

                      REGISTERED AGENT; REGISTERED OFFICE;
                      PRINCIPAL OFFICE; ADDITIONAL OFFICES

         The name and address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The principal office of the Company shall be 2929 Allen Parkway, Suite 3200, Houston, Texas 77019. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Members may change the registered agent or the registered office of the Company and may establish such additional offices of the Company as they may, from time to time determine.

                                   ARTICLE VI

                                      TERM

         The term of the Company shall be perpetual from the date of the filing of the Certificate in the Office of the Secretary of State of the State of Delaware unless extended or sooner liquidated or dissolved in accordance with this Agreement.

                                   ARTICLE VII

                               ADDITIONAL MEMBERS

         In the event the Management Committee determines that funds in addition to those acquired pursuant to Section 8.1 are necessary to carry out the purposes of the Company and the Members do not agree to contribute such funds in their respective Sharing Ratios, the Management Committee is authorized to offer and sell additional Membership Interests and admit any purchasers thereof (which may include existing Members or their Affiliates) as additional Members of the Company. In such event, the dilution of the then Members shall be pro rata in accordance with their respective Sharing Ratios prior to the issuance of such additional Membership Interests and this Agreement shall be amended to reflect the admissions of such persons as Members of the Company, the revised ownership and Sharing Ratio of each Member and otherwise to reflect the relative rights and obligations of the parties.

                                  ARTICLE VIII

                              CAPITAL CONTRIBUTIONS

SECTION 8.1 INITIAL CONTRIBUTIONS.

                  (a) The Members shall contribute the amounts of cash set forth below.

                                 Capital       Sharing
         Member               Contribution      Ratio
         -------              ------------     -------
         TE Member              $250,000          50%

         LD Member              $250,000          50%
                                --------         ---

         Total                  $500,000         100%
                                ========         ===

                  (b) Without creating any rights in favor of any third party, each Member shall contribute to the Company, in cash, on or before the date specified as described in this Section 8.1(b), that Member's pro rata share of all monies that in the judgment of the Management Committee are necessary to enable the Company to cause the assets of the Company to be properly operated and maintained and to discharge its costs, expenses, obligations, and liabilities (including any capital expenditures for new assets, businesses or opportunities); provided, however, that subject to the nonwaivable requirements of law, a Member is not obligated to contribute a total amount during any fiscal year that exceeds its pro rata share of the contributions contemplated in the Approved Business Plan in effect for such year. The Managing Member shall notify each Member of the need for Capital Contributions pursuant to this Section 8.1(b), which notice must include a date (which date may be no earlier than the second Business Day following each Member's receipt of its notice) before which the Capital Contributions must be made. Notices for Capital Contributions must be made to all Members in accordance with their Sharing Ratios.

                  (c) If a Member does not contribute by the time required all or any portion of a Capital Contribution that Member is required to make as provided in this Agreement, the Company may exercise, on notice to that Member (the "DELINQUENT MEMBER"), one or more of the following remedies:

                           (i) taking such action (including court proceedings)
                  as the Management Committee may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member's Capital Contribution that is in default, together with interest on that amount at the Default Interest Rate from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member;

                           (ii) permitting the other Member (the "LENDING
                  MEMBER") to advance the portion of the Delinquent Member's Capital Contribution that is in default, with the following results:

                                    1. the sum advanced shall constitute a loan
                           from the Lending Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member under the applicable provisions of this Agreement,

                                    2. the principal balance of the loan and all
                           accrued unpaid interest is due and payable on the tenth day after written demand by the Lending Member to the Delinquent Member,

                                    3. the amount loaned shall bear interest at
                           the Default Interest Rate from the date that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Member,

                                    4. all distributions from the Company that
                           otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member until the loan and all interest accrued on it have been paid in full to the Lending Member (with payments being applied first to accrued and unpaid interest and then to principal), but all such payments to the Lending Member shall be treated for all purposes of this Agreement as a distribution by the Company to the Delinquent Member and a payment by the Delinquent Member to the Lending Member,

                                    5. the payment of the loan and interest
                           accrued on it is secured by a security interest in the Delinquent Member's Membership Interest, as more fully set forth in Section 8.1(d), and

                                    6. the Lending Member has the right, in
                           addition to the other rights and remedies granted to it under this Agreement or at law or in equity, to take any action (including court proceedings) that the Lending Member may deem appropriate to obtain payment by the Delinquent Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Member;

                           (iii) exercising the rights of a secured party under
                  the Uniform Commercial Code of the State of Delaware, as more fully set forth in Section 8.1(d); or

                                    (iv) exercising any other rights and
                  remedies available at law or in equity.

                  (d) Each Member grants to the Company, and to each Lending Member with respect to any loans made by the Lending Member to that Member as a Delinquent Member as described in Section 8.1(c), as security, equally and ratably, for the payment of all Capital Contributions that Member has agreed to make and the payment of all loans and interest accrued on them made by Lending Members to that Member as a Delinquent Member as described in Section 8.1(c), a security interest in and a general lien on its Membership Interest and the proceeds of that Membership Interest, all under the Uniform Commercial Code of the State of Delaware. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Company or the Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted in this Section 8.1(d). Each Member shall execute and deliver to the Company and the other Member all financing statements and other instruments that the Management Committee or the Lending Member, as applicable, may request to effectuate and carry out the preceding provisions of this Section 8.1(d). At the option of a Lending Member, this Agreement or a photographic or other copy of this Agreement may serve as a financing statement.

SECTION 8.2 ADDITIONAL CONTRIBUTIONS. The liability of each Member to the Company shall be limited to the amount of its Capital Contribution made and to be made pursuant to Section 8.1, and no Member shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Company unless it agrees in writing to make additional Capital Contributions to the Company, nor shall any Member be personally liable for any obligations of the Company, except as may be provided in the Act. No Member shall be entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its Capital Account or any Capital Contribution made by such Member. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Company or any Member. No Member shall be required to contribute or lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution to the Member.

SECTION 8.3 CAPITAL ACCOUNTS. A capital account ("CAPITAL ACCOUNT") shall be established for each Member and shall be maintained in such a manner as to correspond with the requirements of Treasury Regulations promulgated from time to time under section 704(b) of the Code. The respective Capital Accounts of the Members shall not bear interest.

SECTION 8.4 ADJUSTMENT OF CAPITAL ACCOUNTS. If any Company property is to be distributed in liquidation of the Company or a Membership Interest, the Capital Accounts of the Members (and the amounts at which all Company properties are carried on its books and records) shall, immediately prior to such issuance or distribution, as the case may be, be adjusted (consistent with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to all Company properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon actual sale of such properties upon a liquidation of the Company immediately prior to such issuance). If the Carrying Value of any property of the Company is properly reflected on the books of the Company at a value that differs from the adjusted tax basis of such property, this Section
8.4 shall be applied with reference to such value.

                                   ARTICLE IX

                                  DISTRIBUTIONS

SECTION 9.1 AMOUNT; TIMING. Except as otherwise provided herein or by the Act, Distributable Cash shall be distributed among the Members pro rata in accordance with their Sharing Ratios in such aggregate amounts and at such times as shall be determined by the Management Committee.

SECTION 9.2 FAILURE TO WITHDRAW. If any Member does not withdraw the whole or any part of its share of any cash distribution made pursuant to Section 9.1, such Member shall not be entitled to receive any interest thereon without the express written consent of the other Member.

SECTION 9.3 TRANSFEROR/TRANSFEREE ALLOCATIONS. Unless otherwise agreed in writing by a transferor and transferee of a Membership Interest herein, Distributable Cash distributable with respect to any Membership Interest which may have been transferred during any year shall be distributed to the holder of such Membership Interest who was recognized as the owner on the date of such distribution, without regard to the results of Company operations during the year.

SECTION 9.4 MEMBER ADVANCES. Notwithstanding the foregoing, if any Member advances any funds or makes any other payment to or on behalf of the Company, not required pursuant to the provisions hereof, to cover operating or capital expenses of the Company which cannot be paid out of the Company's operating revenues, such advance or payment shall be deemed a loan to the Company by such Member, bearing interest from the date such advance or payment was made until such loan is repaid at a floating rate per annum equal to the lesser of (i) two percent (2%) over the interest rate publicly quoted by The Wall Street Journal from time to time as the prime rate, with adjustments in such varying rate to be made on the same date as any change in the aforesaid rate (herein called "PRIME RATE") or (ii) the maximum rate permitted under applicable law. Notwithstanding
Section 9.1 above, all distributions of Distributable Cash shall first be distributed to the Members making such loans until all such loans have been repaid to such Members, together with interest thereon as above provided, and, thereafter, the balance of such distributions, if any, shall be made in accordance with the terms of Section 9.1 above. If distributions are insufficient to repay and return all such loans as provided above, the funds available from time to time shall first be applied to repay and retire the oldest loan first and, if any funds thereafter remain available, such funds shall be applied in a similar manner to remaining loans in accordance with the order of the dates on which they were made; however, as to loans made on the same date, each such loan shall be repaid pro rata in the proportion that such loan bears to the total loans made on said date.

                                    ARTICLE X

                          ALLOCATIONS OF INCOME, GAIN,
                           LOSS, DEDUCTION AND CREDIT

SECTION 10.1 GENERAL. Except as otherwise provided herein or unless another allocation is required by Treasury Regulations issued under section 704(b) of the Code (including, but not limited to, provisions pertaining to qualified income offsets and minimum gain chargebacks) for purposes of maintaining the Capital Accounts, all items of Company income, gain, loss, deduction and credit shall be allocated among the Members pro rata in accordance with their Sharing Ratios in effect for the period during which such items accrue. For purposes of computing the amount of each item of income, gain, deduction or loss to be charged or credited to the Capital Accounts, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

                  (a) Any deductions for depreciation, cost recovery, or amortization attributable to any Company property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property. Upon an adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery, or amortization pursuant to Section 8.4, any further deductions for such depreciation, cost recovery, or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

                  (b) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined by the Company as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

                  (c) All fees and other expenses incurred by the Company to promote the sale of a Membership Interest that can neither be deducted nor amortized under section 709 of the Code shall be treated as an item of deduction.

                  (d) Computation of all items of income, gain, loss and deduction shall be made without regard to any election under section 754 of the Code which may be made by the Company and, as to those items described in section 705(a)(1)(B) or section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

SECTION 10.2 ALLOCATIONS FOR TAX PURPOSES.

                  (a) The Company shall, except to the extent such item is subject to allocation pursuant to subsection (b) below, allocate each item of income, gain, loss, deduction and credit, as determined for federal and other income tax purposes, in the same manner as such item was allocated for book purposes; and

                  (b) The Company, for federal and other income tax purposes shall, in the case of Contributed Properties, allocate items of income, gain, loss, depreciation and cost recovery deductions attributable to those properties with a Built-In Gain or a Built-In Loss pursuant to section 704(c) of the Code. Similar allocations shall be made in the event that the Carrying Value of Company properties subject to depreciation, cost recovery or amortization are adjusted pursuant to
         Section 8.4 upon the issuance of Membership Interests for cash. If an existing Member acquires additional Membership Interests, such allocations shall apply only to the extent of his or its additional Membership Interests. No allocation under section 704(c) of the Code shall be charged or credited to a Member's Capital Account.

SECTION 10.3 TRANSFEROR/TRANSFEREE ALLOCATIONS. Income, gain, loss, deduction or credit attributable to any Membership Interest which has been transferred shall be allocated between the transferor and the transferee allocated equally among the days of the Company's fiscal year without regard to Company operations during such days.

SECTION 10.4 RELIANCE ON ADVISORS. The Managing Member may rely upon, and shall have no liability to the Members or the Company if it does rely upon, the written opinion of tax counsel or accountants retained by the Company from time to time with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this
Article X or other provisions of this Agreement.

SECTION 10.5 TAX MATTERS PARTNER.

                  (a) The Managing Member is designated tax matters partner ("TMP") as defined in section 6231(a)(7) of the Code. The TMP and the other Member shall use their best efforts to comply with responsibilities outlined in this Section 10.5 and in sections 6222 through 6232 of the Code (including any Treasury Regulations promulgated thereunder) and in doing so shall incur no liability to any other Member.

                  (b) If any Member intends to file a notice of inconsistent treatment under section 6222(b) of the Code, such Member shall, prior to the filing of such notice, notify the TMP of such intent and the manner in which the Member's intended treatment of a Company item is (or may be) inconsistent with the treatment of that item by the Company.

                  (c) No Member other than the TMP shall file a request pursuant to section 6227 of the Code for an administrative adjustment of partnership items for any Company taxable year.

                  (d) No Member other than the TMP shall file a petition under Code sections 6226, 6228 or other Code sections with respect to any Company item, or other tax matters involving the Company. In the case where the TMP files such petition, he shall determine the forum in which such petition will be filed.

                                   ARTICLE XI

                  BOOKS OF ACCOUNT, RECORDS AND TAX INFORMATION

SECTION 11.1 MAINTENANCE OF BOOKS AND RECORDS. Proper and complete records and books of account (including those required by the Act) shall be kept by the Company in which shall be entered all transactions and other matters relative to the Company's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character. The Company books and records necessary for purposes of maintaining the Capital Accounts and giving effect to the allocations provided in Articles VIII and X shall be maintained in accordance with the accounting principles described therein, and shall be kept on the accrual basis and the other books and records shall be kept on the accrual basis in accordance with GAAP for financial reporting purposes and for purposes of making all other calculations contemplated herein. The books and records shall at all times be made available and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during the business hours of the Company for any purpose reasonably related to the interest of such Member as a member of the Company.

SECTION 11.2 REPORTS.

                  (a) As soon as reasonably practicable after the end of each fiscal year, the Company shall send each person who was a holder of a Membership Interest at any time during the fiscal year then ended all Company tax information as shall be necessary for the preparation by such holder of its federal and any applicable state and local income tax returns.

                                   ARTICLE XII

                                   FISCAL YEAR

         The fiscal year of the Company shall end on the thirty-first (31st) day of December in each year.

                                  ARTICLE XIII

                                  COMPANY FUNDS

         The funds of the Company shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing accounts, as shall be designated by the Managing Member. All withdrawals from any such bank accounts shall be made by Company employees or agents duly authorized by the Managing Member.

                                   ARTICLE XIV

                                STATUS OF MEMBERS

         No Member shall have any personal liability whatever, whether to the Company, to any of the Members or to the creditors of the Company, for the debts of the Company or any of its losses beyond the amount agreed to be contributed by it to the capital of the Company as set forth in Section 8.1 except to the extent required by the Act. No Member shall be obligated to restore any deficit in its Capital Account upon the liquidation of the Company or its Membership Interest.

                                   ARTICLE XV

                      MANAGEMENT AND OPERATION OF BUSINESS

SECTION 15.1 MEMBER MANAGEMENT. Except as otherwise provided herein, the management of the Company is fully vested in the Members, acting exclusively in their membership capacities. To facilitate the orderly and efficient management of the Company, the Members shall act (i) collectively as a "committee of the whole" (named the Management Committee) pursuant to Section 15.2, and (ii) through the delegation of certain responsibility and authority to the Managing Member pursuant to Section 15.4 and the LD Member pursuant to Section 15.5. The Company will not have "managers," as that term is used in the Act, it being understood that the Representatives and Alternate Representatives do not constitute "managers."

SECTION 15.2 MANAGEMENT COMMITTEE. The Members shall act collectively through meetings as a "committee of the whole," which is hereby named the "MANAGEMENT COMMITTEE." Decisions or actions taken by the Management Committee in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member of the Company. The Management Committee shall conduct its affairs in accordance with the following provisions and the other provisions of this Agreement:

                  (a) Organization of Management Committee:

                           (i) The Management Committee shall be composed of
                  five members.

                           (ii) Each Member shall appoint two individuals to
                  represent it on the Management Committee (individually, such Member's "REPRESENTATIVE" and collectively, such Member's "REPRESENTATIVES"). No individual may serve as the Representative of more than one Member. Each Member shall also appoint one or more individuals ("ALTERNATE REPRESENTATIVES") with the power of substitution and authority to act in place of its Representatives in case of the unavailability thereof. Each Representative and Alternate Representative shall be an officer or agent of the Member appointing him or her and shall be duly authorized to act on behalf of and to bind the appointing Member. Each Member reserves the right to remove any one or more of its Representatives or Alternate Representatives, as the case may be, and to appoint successors and substitutes therefor, from time to time, and any such change shall be effective upon such Member's delivering a written notice of such change to the other Member.

                           (iii) The individual serving as the president/chief
                  executive officer of the Company shall be the fifth member of the Management Committee; however, that individual shall be a nonvoting member.

                           (iv) Notwithstanding the number of Representatives
                  and Alternate Representatives, each Member shall have one vote on all matters to be decided by the Management Committee and the Representatives or Alternate Representatives of any Member shall vote as a single bloc on all such matters. Voting may occur by voice vote at a meeting of the committee or by written consent.

                           (v) Any action of the Management Committee shall
                  require the affirmative vote of both Members. Notwithstanding the above, if any Member is a Delinquent Member as described in Section 8.1(c) (or it or its Affiliate is a Delinquent Partner in the Partnership), its Representatives and Alternate Representative(s) may not participate in the Management Committee and all decisions shall be made by the Representatives or Alternate Representative(s) of the other Member.

                  (b) Matters Requiring Management Committee Consent:
         Notwithstanding any other provision of this Agreement, the following actions require the unanimous consent of the Management Committee:

                           (i) the annual Business Plan and any amendments to
                  the Approved Business Plan;

                           (ii) the incurrence of, or commitment to incur, any
                  capital cost for any Partnership project that exceeds $250,000 (to the extent not covered by the Approved Business Plan) or that would cause the Partnership to exceed its annual capital budget as reflected on the Approved Business Plan;

                           (iii) the sale or divestiture of any asset of the
                  Partnership having a fair market value in excess of $250,000, to the extent not covered in the Approved Business Plan;

                           (iv) borrowings or issuances of debt securities
                  (excluding trade credits and advances under working capital funding facilities) of the Company or the Partnership, to the extent these matters are not covered in the Approved Business Plan;

                           (v) issuances of any new interests in the Company or
                  the Partnership;

                           (vi) entering into or amending contracts between the
                  Company or the Partnership and any Member or its Affiliates;
                  and

                           (vii) the filing or settlement of any lawsuit by the
                  Company or the Partnership involving a claim or settlement payment of more than $500,000.

                  (c) Meetings of the Management Committee:

                           (i) Regular meetings of the Management Committee
                  shall be held periodically, but no less frequently than quarterly, on such dates, at such times and at such locations as the members of such committee shall from time to time determine, taking into account the convenience of all parties. The individual then serving as the president/chief executive officer of the Company or any Representative or Alternate Representative may call a special meeting of the Management Committee. Notice of any special meeting shall include a statement of the matters proposed to be considered at such meeting and shall be given to all participants by the Person calling the meeting, under normal circumstances at least ten Business Days prior to the meeting, although shorter notice of a meeting (but not less than 24 hours) may be given if the circumstances of urgency so require. All notices of Management Committee meetings shall be given either in writing, or by telephone if immediately followed by written confirmation, and no Management Committee meeting shall be held unless the president/chief executive officer of the Company and a Representative or Alternate Representative of each Member participates in such meeting. Each Member agrees to use reasonable efforts to cause at least one of its Representatives or an Alternate Representative to participate, in the manner provided for herein, in all Management Committee meetings.

                           (ii) Representatives and Alternate Representatives
                  may participate in any Management Committee meeting by means of telephone conference call or similar communications equipment so long as all Persons participating in the meeting can hear each other simultaneously. If required, the Management Committee may act without a meeting by written consent.

                           (iii) The individual serving as the president/chief
                  executive officer of the Company shall preside at all Management Committee meetings.

SECTION 15.3 COMPENSATION AND REIMBURSEMENT. The Management Committee is not entitled to compensation for its services. Each Representative and Alternate Representative shall be reimbursed by their respective Member for out-of-pocket costs and expenses incurred in serving on the Management Committee.

SECTION 15.4 MANAGING MEMBER. The Members hereby delegate the authority described in Section 15.4(b) to the Member that is designated as the "MANAGING MEMBER" in accordance with this Section 15.4. Decisions or actions taken by the Managing Member in accordance with the provisions of this Agreement and the Operating Procedures shall constitute decisions or actions by the Company and shall be binding on each Member. The Managing Member shall be designated, and shall exercise such delegated authority, in accordance with the following provisions and the other provisions of this Agreement:

                  (a) Designation and Removal. The initial Managing Member is the TE Member. It, and any successor Managing Member that is designated in accordance with this Section 15.4(a), shall cease to be the Managing Member upon the earlier to occur of the following events: (i) it shall Dispose of all of its Membership Interest or (ii) it shall become a Bankrupt Member. Upon the occurrence of either of the events described in the immediately-preceding sentence, the Management Committee (excluding, in the case where the Managing Member is a Bankrupt Member, the votes of the Representatives appointed by that Managing Member) shall designate another Member (that consents to serve as such) as a successor Managing Member.

                  (b) Delegation of Authority. Except for situations in which the approval of the Management Committee is expressly required by this Agreement, the Partnership Agreement, or the Operating Procedures, the Managing Member shall have full, complete, and exclusive authority to manage and control the business, affairs, and properties of the Company and the Partnership, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company's business, including the following:

                           (i) entering into, making, and performing contracts,
                  agreements, and other undertakings binding the Company and the Partnership that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and the Partnership and making all decisions and waivers under the foregoing;

                           (ii) opening and maintaining bank accounts and
                  arrangements for the Company and the Partnership, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                           (iii) maintaining the assets of the Company and the
                  Partnership in good order;

                           (iv) collecting sums due the Company and the
                  Partnership;

                           (v) to the extent that funds of the Company and the
                  Partnership are available, paying debts and obligations of the Company and the Partnership;

                           (vi) acquiring, utilizing for Company and Partnership
                  purposes, and disposing of any asset of the Company and Partnership;

                           (vii) borrowing money or otherwise committing the
                  credit of the Company and the Partnership for Company and Partnership activities and voluntarily prepaying or extending debt;

                           (viii) selecting, removing, and changing the
                  authority and responsibility of lawyers, accountants, and other advisers and consultants; and

                           (ix) obtaining insurance for the Company and the
                  Partnership.

                  (c) To expedite the handling of Company business, it is understood and agreed that any document executed by the Managing Member shall, as to any third parties, be deemed to be the action of the Company. Further, any person dealing with the Company or the Partnership may rely upon a certificate signed by the Managing Member as to:

                           (i) the identity of the Members, their
                  Representatives and Alternate Representatives;

                           (ii) the existence or nonexistence of any fact or
                  facts that constitute conditions precedent to acts by the Company or the Partnership or are in any other manner related to the affairs of the Company or the Partnership;

                           (iii) the persons who are authorized to execute and
                  deliver any instrument or document of the Company or the Partnership;

                           (iv) any act or failure to act by the Company or the
                  Management Committee; or

                           (v) any other matter whatsoever involving the Company
                  or the Partnership.

SECTION 15.5 MARKETING ACTIVITIES.

                  (a) The LD Member shall have the right (i) to carry out the marketing of the Partnership Business and manage the personnel involved in those marketing activities, and (ii) to make proposals to the Managing Member for Discretionary Capital Expenditures and the development and use of the Partnership's assets, in each case with the purpose of increasing the EBITDA of the Partnership Business. The LD Member will use commercially reasonable efforts in carrying out such activities. The LD Member's activities shall include soliciting new users of the Partnership's assets or increased use by existing customers and investigating and proposing capital projects for the Partnership Business. At least 120 days prior to the beginning of each Fiscal Year, the LD Member will provide the Managing Member with a forecast of revenue for such Fiscal Year. On or before January 15, April 15, July 15 and October 15 of each Fiscal Year, the LD Member will provide a report to the Managing Member on the LD Member's activities for the three month period ending on the last day of the immediately preceding month including, among other things, the status of contracts entered into during such period, potential contracts being explored, performance for that period and revisions, if any, to the revenue forecast for the Fiscal Year in which such three-month period falls. The Managing Member will keep the LD Member advised of any storage contracts or renewals thereof entered into by The Managing Member and will seek the LD Member's advice with respect thereto. The LD Member will commit the equivalent of at least one full-time person to the marketing activities to be carried out under this Section 15.5, and the Managing Member will commit the equivalent of at least one part-time person to aid the LD Member in those marketing activities under the LD Member's direction. The cost of the compensation and benefits of all such employees shall not be included in the expenses of the Partnership but shall be borne by the LD Member or the Managing Member respectively as the employer of that person. The Managing Member and the LD Member will agree on whether the cost of the compensation and benefits of any additional employees of either party who may be engaged in the marketing activities shall be included in the expenses of the Partnership.

                  (b) The Members understand and agree all storage, service and other agreements relating to the Partnership's assets and the Partnership's Business shall be subject to the approval of, and signed by the Managing Member or one of its Affiliates. Neither Member shall have the authority, nor shall it attempt, to bind the other Member in any regard. The LD Member will keep the Managing Member informed of its marketing activities and provide to the Managing Member such information as it may reasonably request with respect to customers and potential customers of the Partnership. The Managing Member will provide all reasonable assistance in the LD Member's marketing and sales efforts and shall make available appropriate authorized representatives to execute any storage agreements developed by the LD Member. All such contracts shall become the property of the Partnership.

SECTION 15.6 EXCULPATION. NEITHER THE MANAGING MEMBER, THE MANAGEMENT COMMITTEE, THE OTHER MEMBER, THEIR RESPECTIVE AFFILIATES, NOR ANY OWNER, OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT OF THE MEMBERS OR THEIR RESPECTIVE AFFILIATES, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO THE COMPANY OR ANY MEMBER FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF SUCH PERSON) ON BEHALF OF THE COMPANY OR THE PARTNERSHIP WITHIN THE SCOPE OF THE AUTHORITY CONFERRED ON SUCH PERSON PURSUANT TO THIS AGREEMENT OR THE PARTNERSHIP AGREEMENT UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT THEREOF HAVE DUTIES (INCLUDING FIDUCIARY DUTIES) AND LIABILITIES RELATING TO THE COMPANY OR TO ANOTHER MEMBER, THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT THEREOF ACTING UNDER THE AGREEMENT, THE PARTNERSHIP AGREEMENT OR THE OPERATING PROCEDURES SHALL NOT BE LIABLE TO THE COMPANY OR TO ANY OTHER MEMBER OR ITS AFFILIATES FOR THEIR RELIANCE ON THE PROVISIONS OF THIS AGREEMENT. THE PROVISIONS OF THIS AGREEMENT, TO THE EXTENT THAT THEY EXPAND OR RESTRICT THE DUTIES AND LIABILITIES OF THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT THEREOF OTHERWISE EXISTING AT LAW OR IN EQUITY, ARE AGREED BY THE MEMBERS TO REPLACE SUCH OTHER DUTIES AND LIABILITIES OF THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT THEREOF.

SECTION 15.7 INDEMNIFICATION.

                  (a) TO THE FULLEST EXTENT PERMITTED BY LAW, THE MANAGING MEMBER, THE MANAGEMENT COMMITTEE, THE OTHER MEMBER, THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES AND AGENTS OR ANY PERSON PERFORMING A SIMILAR FUNCTION (INDIVIDUALLY, AN "INDEMNITEE") SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE COMPANY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, OBLIGATIONS, PENALTIES, SETTLEMENTS AND REASONABLE EXPENSES (INCLUDING LEGAL FEES) ARISING FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, IN WHICH THE INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, BY REASON OF ITS STATUS AS (x) A MEMBER OF THE

         MANAGEMENT COMMITTEE, A MEMBER OR AN AFFILIATE THEREOF, OR (y) AN OFFICER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT OF A MEMBER OR AN AFFILIATE THEREOF, REGARDLESS OF WHETHER THE INDEMNITEE CONTINUES TO BE A MEMBER OF THE MANAGEMENT COMMITTEE, A MEMBER OR AN AFFILIATE THEREOF OR AN OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF A MEMBER OR AN AFFILIATE THEREOF AT THE TIME ANY SUCH LIABILITY OR EXPENSE IS PAID OR INCURRED, UNLESS THE ACT OR FAILURE TO ACT GIVING RISE TO INDEMNITY HEREUNDER WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (b) The Company may purchase and maintain insurance on behalf of the Members, the Management Committee and such other persons as the Management Committee shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

                  (c) Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitee may be entitled to indemnification by the Company hereunder (including without limitation reasonable attorneys' fees and disbursements) shall, to the maximum extent permitted by law, be advanced by the Company prior to the final disposition of such claim, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses unless it is determined ultimately that the Indemnitee is entitled to indemnification by the Company under Section 15.7(a).

                  (d) The indemnification provided in this Section 15.7 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other Persons.

SECTION 15.8 OTHER ACTIVITIES; NONCOMPETITION.

         Each Member agrees that the terms of Section 15.8 of the Partnership Agreement shall also be applicable to the Members during the term of this Agreement with respect to the Partnership Business.

                                   ARTICLE XVI

                        TRANSFER OF MEMBERSHIP INTERESTS

SECTION 16.1 RESTRICTIONS ON TRANSFER. No Member shall have the right to Dispose of its interest in the Company, or any portion thereof, without (i) simultaneously Disposing of its and any of its Affiliates' entire interest in the Partnership pursuant to the provisions of Article XVI of the Partnership Agreement, and (ii) Disposing of its entire Membership Interest to a single purchaser or transferee. Accordingly, any Disposition of the Member's interest in the Company shall be in compliance with Article XVI of the Partnership Agreement, and such Article XVI shall be binding on the parties to this Agreement as if fully set out herein with application to the Membership Interests in the Company rather than Partnership Interests in the Partnership.

                                  ARTICLE XVII

                           DISSOLUTION OF THE COMPANY

         The happening of any one of the following events shall work an immediate dissolution of the Company:

                  (a) The resignation, expulsion, bankruptcy or dissolution of a Member unless the business of the Company is continued by the written consent of the remaining Member within 90 days following the occurrence of any such event;

                  (b) The receipt by the Company of the final payment due on the sales price of all or substantially all the assets of the Company or the Company's business following the Company's sale thereof;

                  (c) The agreement by all of the Members to dissolve; and

                  (d) The entry of a decree of judicial dissolution under
         Section 18-802 of the Act.

Each Member covenants and agrees that it will not retire, resign or voluntarily dissolve, without the prior written consent of the other Member.

                                  ARTICLE XVIII

                    WINDING UP AND TERMINATION OF THE COMPANY

SECTION 18.1 LIQUIDATOR. If the Company is dissolved for any reason, a liquidator (the "LIQUIDATOR") shall commence to wind up the affairs of the Company and to liquidate and sell its assets. The Members shall serve as the Liquidator unless they appoint another person to serve as the Liquidator. The Liquidator shall have full right and discretion to determine the time, manner and terms of sale or sales of Company property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the Members under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time, not to exceed two (2) years after the date of dissolution of the Company, as shall be reasonably required in the good faith judgment of the Liquidator to complete the liquidation and dissolution of the Company as provided for herein, including, without limitation, the following specific powers:

                  (a) The power to continue to manage and operate any business of the Company during the period of such liquidation or dissolution proceedings, excluding, however, the power to make and enter into contracts which may extend beyond the period of liquidation.

                  (b) The power to make sales and incident thereto to execute deeds, bills of sale, assignments and transfers of assets and properties of the Company; provided, that the Liquidator may not impose personal liability upon any of the Members under any such instrument.

                  (c) The power to borrow funds as may, in the good faith judgment of the Liquidator, be reasonably required to pay debts and obligations of the Company or operating expenses, and to execute and/or grant deeds of trust, mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Company properties as security for repayment of such loans or as security for payment of any other indebtedness of the Company; provided, that the Liquidator shall not have the power to create any personal obligation on any of the Members to repay such loans or indebtedness other than out of available proceeds of foreclosure or sale of the properties or assets as to which a lien or liens are granted as security for payment thereof.

                  (d) The power to settle, release, compromise or adjust any claims asserted to be owing by or to the Company, and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters.

SECTION 18.2 RESERVES. In making payment or provision for payment of all debts and liabilities of the Company and all expenses of liquidation, the Liquidator may set up such cash reserves as the Liquidator may deem reasonably necessary for any contingent liabilities or obligations of the Company. Upon the satisfaction or other discharge of such contingency, the amount of the reserves not retired, if any, will be distributed in accordance with this Article.

SECTION 18.3 SALE OF ASSETS; DISTRIBUTION OF PROCEEDS. Upon the winding up and termination of the business and affairs of the Company, its assets (other than cash) shall be sold, its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid (either by payment or the making of reasonable provision for payment). All items of Company income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Members pro rata in accordance with their Sharing Ratios. Thereafter, the net proceeds from such sales (after deducting all selling costs and expenses in connection therewith), together with the reserve account referred to in Section
18.2 above, shall be distributed among the Members in accordance with their respective positive balances in their Capital Accounts.

SECTION 18.4 FINAL ACCOUNTING. Within a reasonable time following the completion of the liquidation of the Company's properties, the Liquidator shall supply to each of the Members a statement prepared by the Company's accountants which shall set forth the assets and the liabilities of the Company as of the date of complete liquidation, each Member's pro rata portion of distributions pursuant to Section 18.3, and the amount retained as reserves by the Liquidator pursuant to Section 18.2.

SECTION 18.5 RECOURSE LIMITED TO COMPANY ASSETS. Each holder of an interest in the Company shall look solely to the assets of the Company for all distributions with respect to the Company and his Capital Contribution thereto (including the return thereof) and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the Company, the Members or the Liquidator. No holder of an interest in the Company shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

SECTION 18.6 TERMINATION. Upon the completion of the liquidation of the Company and the distribution of all Company funds, the existence of the Company shall terminate and the Liquidator shall (and is hereby given the power and authority to) execute, acknowledge, swear to and record all documents required to effectuate the dissolution and termination of the Company. No Member shall be required to restore any deficit balance existing in its Capital Account upon the liquidation and termination of the Company.

                                   ARTICLE XIX

                                     NOTICES

         To be effective, all notices and demands under this Agreement must be in writing and must be given (i) by depositing same in the United States mail, postage prepaid, certified or registered, return receipt requested, (ii) by telecopier with receipt confirmed by return telecopy, or (iii) by delivering same in person and receiving a signed receipt therefor. For purposes of notice, the address of the Company shall be the address of its then principal office and the addresses of the Members or their respective assigns shall be as set forth on the signature pages hereof. Notices made in accordance with the foregoing shall be deemed to have been given and made upon receipt. Any Member or his assignee may designate a different address or telecopier number to which notices or demands shall thereafter be directed by written notice given in the manner hereinabove required and directed to the Company.

                                   ARTICLE XX

                             AMENDMENTS AND MEETINGS

SECTION 20.1 AMENDMENTS. This Agreement may be modified or amended from time to time by the written agreement of the Members.

SECTION 20.2 MEETINGS OF THE MEMBERS.

                  (a) Meetings of the Members may be called at any time by a Member. Notice of any meeting shall be given to all Members not less than two (2) Business Days nor more than thirty (30) Business Days prior to the date of such meeting. Each Member may authorize any person to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at meeting. Every proxy must be signed by the Member or its attorney-in-fact.

                  (b) Each meeting of Members shall be conducted by the person that the Member calling the meeting shall designate. The Members shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                   ARTICLE XXI

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Members each hereby respectively represent and warrant to the others that (i) it is duly organized, validly existing and in good standing under the jurisdiction of its organization, with full power and authority to enter into and perform its obligations under this Agreement; (ii) it has validly executed this Agreement, and upon delivery, this Agreement shall be a binding obligation of such party, enforceable against such party in accordance with its terms; and (iii) its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any governmental body or regulatory authority and will not violate, conflict with or cause a default under, any of its organizational documents, any contractual covenant or restriction by which such party is bound, or any applicable law, regulation, rule, ordinance, order, judgment or decree.

                                  ARTICLE XXII

                                    DISPUTES

         Except for the injunctive remedies provided by Section 15.8, in the event of any claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement or the relationship between the Members created by this Agreement or the Partnership Agreement, involving the Members and/or their respective representatives and/or Affiliates (all of which are referred to herein as "DISPUTES"), the Members shall promptly seek to resolve any such Dispute in accordance with the terms and provisions of Article XXIII of the Partnership Agreement.

                                  ARTICLE XXIII

                                  MISCELLANEOUS

SECTION 23.1 NO RIGHT OF PARTITION. The Members agree that the Company properties are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Company property.

SECTION 23.2 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement and the additional documents and agreements referred to herein constitute the entire agreement among the parties. It supersedes any prior agreement or understandings among them with regard to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

SECTION 23.3 GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

SECTION 23.4 BINDING EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

SECTION 23.5 CONSTRUCTION OF AGREEMENT. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term "person" means any individual, corporation, partnership, trust or other entity.

SECTION 23.6 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

SECTION 23.7 EFFECT OF INVALID PROVISION. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 23.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Members to execute the same counterpart hereof.

SECTION 23.9 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and in the year first above written.


Address:                                TE Products Pipeline Company, Limited
                                        Partnership, by TEPPCO GP, Inc.,
2929 Allen Parkway, Suite 3200          its general partner
Houston, Texas 77019
Telecopy: 713/759-3645                  By:
                                             --------------------------------
                                        Its:
                                             --------------------------------

                                        Louis Dreyfus Energy Services L.P.

10 Westport Road
Wilton, Connecticut 06897               By:
                                             --------------------------------
Telecopy: 203/761-8119                  Its:
                                             --------------------------------

                         EXHIBIT G OF JOINT DEVELOPMENT
                                   AGREEMENT

                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                       MONT BELVIEU STORAGE PARTNERS, L.P.





                          DATED AS OF JANUARY 21, 2003

                                TABLE OF CONTENTS


DEFINITIONS.........................................................................................  1

ARTICLE  I                  FORMATION OF LIMITED PARTNERSHIP........................................  7

ARTICLE  II                 NAME....................................................................  7

ARTICLE  III                PURPOSE.................................................................  8

ARTICLE  IV                 NAMES AND ADDRESSES OF PARTNERS AND
                            PRINCIPAL OFFICE OF PARTNERSHIP.........................................  8

ARTICLE  V                  REGISTERED AGENT; REGISTERED OFFICE;
                            ADDITIONAL OFFICES......................................................  8

ARTICLE  VI                 TERM....................................................................  8

ARTICLE  VII                ADDITIONAL LIMITED PARTNERS.............................................  9

ARTICLE  VIII               CAPITAL CONTRIBUTIONS...................................................  9
         Section 8.1        Capital Contributions...................................................  9
         Section 8.2        Additional Contributions...............................................  12
         Section 8.3        Capital Accounts.......................................................  12
         Section 8.4        Adjustment of Capital Accounts.........................................  12

ARTICLE  IX                 DISTRIBUTIONS..........................................................  13
         Section 9.1        Frequency..............................................................  13
         Section 9.2        Failure to Withdraw....................................................  13
         Section 9.3        Transferor/Transferee Allocations......................................  13
         Section 9.4        Partner Advances.......................................................  13

ARTICLE  X                  ALLOCATIONS OF INCOME, GAIN, LOSS,
                            DEDUCTION AND CREDIT...................................................  14
         Section 10.1       General................................................................  14
         Section 10.2       Allocations for Tax Purposes...........................................  15
         Section 10.3       Transferor/Transferee Allocations......................................  15
         Section 10.4       Reliance on Advisors...................................................  16
         Section 10.5       Tax Matters Partner....................................................  16

ARTICLE  XI                 BOOKS OF ACCOUNT, RECORDS AND TAX
                            INFORMATION............................................................  16
         Section 11.1       Maintenance of Books and Records.......................................  16
         Section 11.2       Reports................................................................  17

ARTICLE  XII                FISCAL YEAR............................................................  17

ARTICLE  XIII               PARTNERSHIP FUNDS......................................................  18

ARTICLE  XIV                STATUS OF LIMITED PARTNERS.............................................  18
         Section 14.1       No Personal Liability..................................................  18
         Section 14.2       Dissolution or Bankruptcy of Limited Partner...........................  18

ARTICLE  XV                 MANAGEMENT AND OPERATION OF BUSINESS...................................  18
         Section 15.1       Management by General Partner..........................................  18
         Section 15.2       No Limited Partner Participation.......................................  19
         Section 15.3       Actions Requiring Limited Partner Consent..............................  19
         Section 15.4       Third Party Reliance...................................................  19
         Section 15.5       Compensation and Reimbursement.........................................  20
         Section 15.6       Exculpation............................................................  20
         Section 15.7       Indemnification........................................................  20
         Section 15.8       Other Activities; Noncompetition.......................................  21

ARTICLE  XVI                TRANSFER OF INTERESTS BY PARTNERS......................................  24
         Section 16.1       Restrictions on Transfer...............................................  24
         Section 16.2       Transfers to Affiliates................................................  24
         Section 16.3       Right of First Refusal.................................................  24
         Section 16.4       Change of Partner Control..............................................  25
         Section 16.5       Procedures.............................................................  25
         Section 16.6       Purchase and Sale in the Event of Maximum Loss Being Exceeded..........  26
         Section 16.7       Compliance with Securities Laws........................................  26

ARTICLE  XVII               DISSOLUTION OF THE PARTNERSHIP.........................................  27

ARTICLE  XVIII              WINDING UP AND TERMINATION OF THE
                            PARTNERSHIP............................................................  27
         Section 18.1       Liquidator.............................................................  27
         Section 18.2       Reserves...............................................................  28
         Section 18.3       Sale of Assets; Distribution of Proceeds...............................  28
         Section 18.4       Final Accounting.......................................................  29
         Section 18.5       Recourse Limited to Assets of the Partnership..........................  29
         Section 18.6       Termination............................................................  29

ARTICLE  XIX                NOTICES................................................................  29

ARTICLE  XX                 AMENDMENT OF LIMITED PARTNERSHIP
                            AGREEMENT..............................................................  30

ARTICLE  XXI                POWER OF ATTORNEY......................................................  30

ARTICLE  XXII               REPRESENTATIONS, WARRANTIES AND
                            COVENANTS..............................................................  30

ARTICLE  XXIII              DISPUTES...............................................................  31
         Section 23.1       Negotiation............................................................  31
         Section 23.2       Failure to Resolve.....................................................  31
         Section 23.3       Arbitration............................................................  32
         Section 23.4       Recovery of Costs and Attorneys' Fees..................................  33
         Section 23.5       Choice of Forum........................................................  33
         Section 23.6       Jury Waivers...........................................................  33
         Section 23.7       Special Buy-Out Options................................................  34
         Section 23.8       Dispute Under Both this Agreement and LLC Agreement....................  35

ARTICLE  XXIV               MISCELLANEOUS..........................................................  35
         Section 24.1       No Right of Partition..................................................  35
         Section 24.2       Entire Agreement; Supersedure..........................................  35
         Section 24.3       Governing Law..........................................................  35
         Section 24.4       Binding Effect.........................................................  35
         Section 24.5       Construction of Agreement..............................................  35
         Section 24.6       Captions...............................................................  35
         Section 24.7       Effect of Invalid Provision............................................  36
         Section 24.8       Counterparts...........................................................  36
         Section 24.9       Waiver.................................................................  36


EXHIBIT A                   Dreyfus Storage Agreement

EXHIBIT B                   MB Assets

EXHIBIT C                   Operating Procedures

EXHIBIT D                   TE Storage Agreement

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      MONT BELVIEU STORAGE PARTNERS, L.P.


         THIS AGREEMENT is made as of the 21st day of January, 2003, by and among Mont Belvieu Venture, LLC, a Delaware limited liability company, as the General Partner, and TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership, and Louis Dreyfus Energy Services L.P., a Delaware limited partnership, as the Limited Partners.

         WHEREAS, the parties hereto desire to form a limited partnership under and pursuant to Delaware law.

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein, the parties hereto hereby agree as follows:

                                  DEFINITIONS

         The following definitions shall be applicable to the terms set forth below as used in this Agreement:

         "ACCEPTANCE" has the meaning assigned to such term in Section 16.3.

         "ACCOUNTANTS" has the meaning given such term in Section 11.2(a)(i).

         "ACQUISITION PROPOSAL" has the meaning assigned to such term in Section 16.3.

         "AFFILIATE" means, when used with respect to a specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified person, provided that the Partnership shall not be deemed to be an Affiliate of the Partners or any of their respective subsidiaries or Affiliates. For purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of the person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, Louis Dreyfus Natural Gas Corporation, an Oklahoma corporation, shall not be deemed an Affiliate of the LD Partner.

         "AGREED VALUE" means, in the case of any contributions or distributions of property other than the contributions described in Section 8.1(a), the fair market value of such property net of any indebtedness or other liability either assumed or to which such property is subject, as such fair market value is determined by the General Partner using such reasonable method of valuation as it may adopt.

         "AGREEMENT" means the Agreement of Limited Partnership of Mont Belvieu Storage Partners, L.P. as the same may be amended, modified or restated from time to time in accordance with Article XX hereof.

         "BUILT-IN GAIN" with respect to any Partnership property means (i) the excess of the Agreed Value of any Contributed Property over its adjusted basis for federal income tax purposes as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Section 8.4 as a result of a contribution of cash for a Partnership Interest, the Unrealized Gain with respect to such property.

         "BUILT-IN LOSS" with respect to any Partnership property means (i) the excess of its adjusted basis for federal income tax purposes of any Contributed Property over its Agreed Value as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Section 8.4 as a result of a contribution of cash for a Partnership Interest, the Unrealized Loss with respect to such property.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or bank holiday in Houston, Texas.

         "CAPITAL ACCOUNT" means the account established for each Partner pursuant to Section 8.3.

         "CAPITAL CONTRIBUTIONS" means the Agreed Value of any property and the amount of cash contributed to the Partnership.

         "CARRYING VALUE" with respect to any Capital Contribution means the Agreed Value of such property reduced as of the time of determination by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts with respect to such property and an appropriate amount to reflect any sales, retirements or other dispositions of assets included in such property and, with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Values shall be further adjusted as provided in Section 8.4.

         "CERTIFICATE OF LIMITED PARTNERSHIP" means the Certificate of Limited Partnership required to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Partnership Act, as the same may be amended, modified or restated from time to time.

         "CHANGE OF PARTNER CONTROL" means either a TE Change of Partner Control or a LD Change of Partner Control.

         "CODE" means the Internal Revenue Code of 1986, as amended and in effect on the effective date hereof and, to the extent applicable, as subsequently amended.

         "COMPETING BUSINESS TRANSACTION" has the meaning assigned to such term in Section 15.8(c).

         "CONTRIBUTED PROPERTY" means any Capital Contribution of property other than cash.

         "DEFAULT INTEREST RATE" means a rate per annum equal to the lesser of
(a) 3% per annum plus the Prime Rate or (b) the maximum rate permitted by law.

         "DELINQUENT PARTNER" has the meaning assigned to such term in Section 8.1(d).

         "DISCRETIONARY CAPITAL EXPENDITURES" means any expenditure related to the Partnership Business that is classified under GAAP as a capital expenditure and (i) is not a Mandatory Capital Expenditure, or (ii) if classified as a Mandatory Capital Expenditure, is associated or is in conjunction with, or is the result of, a prior or current Discretionary Capital Expenditure, in which case the portion of such Mandatory Capital Expenditure that is allocable to such prior or current Discretionary Capital Expenditure shall be classified as a Discretionary Capital Expenditure.

         "DISPOSE, DISPOSING OR DISPOSITION" means, with respect to Partnership Interest or any portion thereof, a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of law, including but not limited to the following: (a) in the case of a Partnership Interest owned by an entity, a Change of Partner Control and (b) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

         "DISPUTES" has the meaning assigned to such term in Section 23.1.

         "DISTRIBUTABLE CASH" means, at the time of determination, all Partnership cash derived from the conduct of the Partnership's business, other than (i) Capital Contributions, together with interest earned thereon pending utilization thereof, (ii) financing proceeds, (iii) amounts required for working capital and Discretionary and Mandatory Capital Expenditures and (iv) other amounts that the General Partner reasonably determines to be necessary for the proper operation of the Partnership's business and its winding up and liquidation.

         "DREYFUS STORAGE AGREEMENT" shall mean the Storage Agreement in the form attached as Exhibit A hereto.

         "EBITDA" means for any entity, such entity's earnings for any period on a GAAP basis before all charges for such period, for depreciation and amortization, interest (except as provided below) and income taxes. Notwithstanding the foregoing, all interest incurred in connection with borrowings by such entity the proceeds of which are used for Discretionary Capital Expenditures relating to the MB Assets shall be deducted as an expense in calculating EBITDA.

         "ENCUMBER, ENCUMBERING, OR ENCUMBRANCE" means the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of law.

         "EXERCISE PERIOD" has the meaning assigned to such term in Section 23.7(a).

         "FIRST PARTY" has the meaning assigned to such term in Section 15.8(c).

         "GAAP" means Generally Accepted Accounting Principles in the United States of America consistently applied for the time periods involved.

         "GENERAL PARTNER" means Mont Belvieu Venture, LLC, a Delaware limited liability company or its successors or assigns.

         "INDEMNITEE" has the meaning assigned to such term in Section 15.7.

         "INTEREST" has the meaning assigned to such term in Section 16.3.

         "JOINT DEVELOPMENT AGREEMENT" means that certain Joint Development Agreement between the LD Partner and the TE Partner dated effective January 1, 2000, as the same may be modified, amended or restated from time to time.

         "LD COMBINED CAPITAL ACCOUNT BALANCE" has the meaning assigned to such term in Section 16.4(b).

         "LD PARTNER CHANGE OF CONTROL" means an event that causes S. A. Louis Dreyfus et Cie., a French societe anonyme, together with its Affiliates to cease to own, directly or indirectly, at least a 50% voting interest in (i) the LD Limited Partner or any Affiliate of the LD Limited Partner owning a membership interest in the General Partner or (ii) in the event of the transfer of the LD Partner's Partnership Interest to an Affiliate, in such Affiliate.

         "LD PARTNER" means Louis Dreyfus Energy Services L.P., a Delaware limited partnership, or its successors or assigns.

         "LENDING PARTNER" has the meaning assigned to such term in Section 8.1(d).

         "LIMITED PARTNERS" means TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership and Louis Dreyfus Energy Services L.P., a Delaware limited partnership, or their respective successors or permitted assigns, and "LIMITED PARTNER" means either of them.

         "LIQUIDATOR" has the meaning assigned to such term in Section 18.1.

         "LLC AGREEMENT" means the Limited Liability Company Agreement of the General Partner as the same may be modified, amended or restated from time to time.

         "LOSS" shall mean on any date the amount, if any, by which the sum of the Minimum Cash Balance plus any other net requirements for cash to fund the operations of the Partnership reasonably expected to arise over the following month exceeds the Partnership's cash balance on that date exclusive of segregated cash balances.

         "MANDATORY CAPITAL EXPENDITURES" means all expenditures related to the Partnership's assets that are classified under GAAP as a capital expenditure, the primary function of which is for regulatory compliance, safety or operational integrity of the Partnership's assets or is otherwise the result of actions permitted in emergency situations as provided in the Operating Procedures.

         "MAXIMUM LOSS" shall mean $1 million.

         "MB ASSETS" means the Mont Belvieu salt cavern storage and Houston area shuttle system more fully described on Exhibit B hereto and all improvements, expansions and additions thereto.

         "MINIMUM CASH BALANCE" shall mean $100,000 or such larger number as the General Partner determines is reasonable and necessary to carry out the business of the Partnership.

         "NET EBITDA" means the amount of EBITDA, if any, in excess of $7.3 million during any period.

         "NOTICE MONTH" has the meaning assigned to such term in Section
16.4(b).

         "OFFER" has the meaning assigned to such term in Section 16.3.

         "OFFER PERIOD" has the meaning assigned to such term in Section 16.3.

         "OFFEREE" has the meaning assigned to such term in Section 16.3.

         "OFFEROR" has the meaning assigned to such term in Section 16.3.

         "OPERATING PROCEDURES" means the Operating Procedures in the form attached as Exhibit C hereto.

         "OPTION INTEREST" has the meaning assigned to such term in Section
16.4.

         "OPTION PARTNER" has the meaning assigned to such term in Section 16.4.

         "PARENT" means, with respect to TE Partner, TEPPCO Partners, L.P., a Delaware limited partnership, and with respect to LD Partner, S. A. Louis Dreyfus et Cie., a French societe anonyme.

         "PARTNERS" means the General Partner and the Limited Partners.

         "PARTNERSHIP" means Mont Belvieu Storage Partners, L.P., the limited partnership entered into and formed hereunder pursuant to the Partnership Act.

         "PARTNERSHIP ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Sections 17-101 et seq., as it may be amended from time to time, and any successor to said Partnership Act.

         "PARTNERSHIP BUSINESS" means the operation, maintenance and marketing of underground storage facilities for Products and the operation of the pipelines included within the MB Assets to and from their specific points of delivery and receipt.

         "PARTNERSHIP INTEREST" as to any Partner means the entire ownership interest and rights of that Partner in the Partnership, including, without limitation, its right to a distributive share of the profits and losses of the Partnership, its right to a distributive share of the assets of the Partnership in accordance with the provisions hereof, and in the case of a General Partner, its right to participate in the management of the affairs of the Partnership.

         "PRICING PERIOD" means the trailing 12-month period ending on a date or month as specified in this Agreement.

         "PRIME RATE" means the interest rate as defined in Section 9.4 hereof.

         "PRODUCTS" means propane, normal butane, isobutane, natural gasoline and any other commodities as determined by the General Partner.

         "PUT/CALL RIGHT" has the meaning assigned to such term in Section 23.7(a).

         "RESTRICTED AFFILIATE" means with respect to each Limited Partner, any person in which such Limited Partner's Parent owns, directly or indirectly, at least a 51% voting or equity interest, or which it otherwise controls. For purposes of this definition, "control," has the meaning assigned to such term in the definition of Affiliate and Louis Dreyfus Natural Gas Corporation shall not be deemed a Restricted Affiliate of the LD Partner.

         "SECOND PARTY" has the meaning assigned to such term in Section
15.8(c).

         "SHARING RATIO" means 1% in the case of the General Partner and 49.5% in the case of each Limited Partner.

         "STORAGE AGREEMENTS" means the Dreyfus Storage Agreement and the TE Storage Agreement.

         "TE PARTNER CHANGE OF CONTROL" means a Disposition of any entity of which over 75% of such entity's EBITDA for the preceding 12-month period is derived from the Partnership unless such disposition is to an Affiliate of the TE Partner.

         "TE PARTNER" means TE Products Pipeline Company, Limited Partnership or its successors or assigns.

         "TE STORAGE AGREEMENT" means the Storage Agreement in the form attached hereto as Exhibit D.

         "TERRITORY" has the meaning assigned to such term in Section 15.8(a).

         "TMP" has the meaning assigned to such term in Section 10.5.

         "UNREALIZED GAIN" attributable to a Partnership property means, as of the date of determination, the excess of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination.

         "UNREALIZED LOSS" attributable to a Partnership property means, as of the date of such determination, the excess of the Carrying Value of such property as of such date of determination over the fair market value of such property as of such date of determination.

         "UNRECOVERED LOSS BALANCE" shall mean for either Limited Partner the result of (a) the sum of all Capital Contributions under Sections 8.1(b)(iii) and 8.1(c), minus (b) the sum of all distributions under Section 9.1(a).

         "VALUATION EXPERT" has the meaning assigned to that term in Section 23.7(b).

         "VALUATION MULTIPLE" means the result of dividing the fair market value of businesses comparable or similar to the business of the Partnership by the same businesses' EBITDA for the twelve-month period immediately preceding the date such fair market value was measured.

                                    ARTICLE I

                        FORMATION OF LIMITED PARTNERSHIP

         The parties hereto hereby form a limited partnership pursuant to the Partnership Act. The rights and liabilities of the Partners shall be as provided in the Partnership Act, except as herein otherwise expressly provided. The Partnership Interests of any Partner shall be personal property for all purposes. On the request of the General Partner, the Limited Partners shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary to qualify, continue, or terminate the Partnership as a limited partnership under the laws of the State of Delaware and to qualify the Partnership to do business in such other states where such qualification is necessary or desirable.

                                   ARTICLE II

                                      NAME

         The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, Mont Belvieu Storage Partners, L.P. or such other name or names that comply with applicable law as the General Partner may designate from time to time. The General Partner shall take any action that it determines is required to comply with the Partnership Act, assumed name act, fictitious name act, or similar statute in effect in each jurisdiction or political subdivision in which the Partnership proposes to do business and the Limited Partners agree to execute any documents requested by the General Partner in connection with any such action.

                                   ARTICLE III

                                     PURPOSE

         The purpose of the Partnership is to acquire, own, operate, maintain, improve and otherwise deal with the MB Assets, and by means thereof, provide storage, truck and railcar loading and unloading and pipeline transportation services to the Partners, their Affiliates and third parties, and any other business activities necessary, incidental or ancillary to any of the foregoing.

                                   ARTICLE IV

                         NAMES AND ADDRESSES OF PARTNERS
                       AND PRINCIPAL OFFICE OF PARTNERSHIP

         The names and mailing addresses of the Partners are as set forth on the signature pages hereof. The location of the principal office of the Partnership where the books and records of the Partnership shall be kept shall be 2929 Allen Parkway, Suite 3200, Houston, Texas 77019. The General Partner may change the location of the principal office of the Partnership.

                                    ARTICLE V

                                REGISTERED AGENT;
                      REGISTERED OFFICE; ADDITIONAL OFFICES

         The name and address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The General Partner may change the registered agent or the registered office of the Partnership and may establish such additional offices of the Partnership as the General Partner may from time to time determine. The General Partner shall provide the Limited Partners with written notice of any change in the Partnership's principal office, registered agent or registered office.

                                   ARTICLE VI

                                      TERM

         The term of the Partnership shall be perpetual from the date of the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware unless sooner liquidated or dissolved in accordance with this Agreement.

                                   ARTICLE VII

                           ADDITIONAL LIMITED PARTNERS

         In the event the General Partner determines that funds in addition to those acquired pursuant to Section 8.1 are necessary to carry out the purposes of the Partnership and the General Partner and the Limited Partners do not agree to contribute such funds in their respective Sharing Ratios, the General Partner is authorized to offer and sell additional Partnership Interests and admit any purchasers thereof (which may include existing Partners or their Affiliates) as additional limited partners of the Partnership. In such event, the dilution of the then Partners shall be pro rata in accordance with their respective Sharing Ratios prior to the issuance of such additional Partnership Interests and this Partnership Agreement shall be amended to reflect the admissions of such persons as limited partners of the Partnership, the revised ownership and Sharing Ratio of each Partner and otherwise to reflect the relative rights and obligations of the parties.

                                  ARTICLE VIII

                              CAPITAL CONTRIBUTIONS

SECTION 8.1 CAPITAL CONTRIBUTIONS.

                  (a) Each Limited Partner shall make the initial Capital Contributions provided in the Joint Development Agreement and the General Partner shall contribute $500,000 in cash to the Partnership. The Agreed Value of any property included in such Capital Contributions shall be its net book value reduced by liabilities assumed by the Partnership as reflected on the books of the contributor at the date of contribution computed in accordance with GAAP.

                  (b) Without creating any rights in favor of any third party,
         (i) each Partner shall contribute to the Partnership, in cash, on or before the date specified as described in this Section 8.1(b), that Partner's Sharing Ratio of Discretionary Capital Expenditures shown in the current capital expenditure budget adopted for the Partnership by the General Partner as being funded by Capital Contributions, (ii) the TE Partner shall contribute to the Partnership each quarter an amount equal to the actual Mandatory Capital Expenditure for such quarter (excluding Mandatory Capital Expenditures attributable to prior Discretionary Capital Expenditures), in cash, on the earlier of (x) the date needed by the Partnership to pay such expenses or (y) the date of the quarterly distribution under Section 9.1(b) for such quarter, and
         (iii) the TE Partner shall contribute to the Partnership, in cash, within three days of such balance being known, an amount equal to any Loss of the Partnership, except that in the event the TE Partner's Unrecovered Loss Balance is equal to or greater than the Maximum Loss, then Section 8.1(c) shall apply. Unless otherwise stated herein, the General Partner shall notify each Partner of the need for such Capital Contributions pursuant to this Section 8.1(b), which notice must include a date (which date may be no earlier than the second Business Day following each Partner's receipt of its notice) before which the Capital Contributions must be made. All Capital Contributions under
         Section 8.1(b)(i) shall be kept
         in a segregated account, shall not be commingled with other funds of the Partnership, shall be used only for Discretionary Capital Expenditures and shall not be included in Distributable Cash.

                  (c)

                           (i) If the TE Partner's Unrecovered Loss Balance is,
                  or with the then current Loss added, will be, equal to or greater than the Maximum Loss then the TE Partner shall have the option to (x) contribute, in cash, to the Partnership an amount equal to the current Loss, or (y) cease to contribute any cash, in which case the LD Partner shall have the option to contribute, in cash, to the Partnership an amount equal to the current Loss.

                           (ii) If, at any time the TE Partner's Unrecovered
                  Loss Balance is equal to or greater than the Maximum Loss and neither Partner chooses to contribute, in cash, to the Partnership an amount equal to the current Loss then the provisions of Section 16.6 shall apply.


                  (d) If a Partner does not contribute by the time required all or any portion of a Capital Contribution that Partner is required to make as provided in this Agreement, the Partnership may exercise, on notice to that Partner (the "DELINQUENT PARTNER"), one or more of the following remedies:

                           (i) taking such action (including court proceedings)
                  as the other Partners may deem appropriate to obtain payment by the Delinquent Partner of the portion of the Delinquent Partner's Capital Contribution that is in default, together with interest on that amount at the Default Interest Rate from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Partner;

                           (ii) permitting one or more other Partners (the
                  "LENDING PARTNER"), to advance the portion of the Delinquent Partner's Capital Contribution that is in default, with the following results:

                                    1. the sum advanced shall constitute a loan
                           from the Lending Partner to the Delinquent Partner and a Capital Contribution of that sum to the Partnership by the Delinquent Partner under the applicable provisions of this Agreement,

                                    2. the principal balance of the loan and all
                           accrued unpaid interest is due and payable on the tenth day after written demand by the Lending Partner to the Delinquent Partner,

                                    3. the amount loaned shall bear interest at
                           the Default Interest Rate from the date that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Partner,

                                    4. all distributions from the Partnership
                           that otherwise would be made to the Delinquent Partner (whether before or after dissolution of the Partnership) instead shall be paid to the Lending Partner until the loan and all interest accrued on it have been paid in full to the Lending Partner (with payments being applied first to accrued and unpaid interest and then to principal), but all such payments to the Lending Partner shall be treated for all purposes of this Agreement as a distribution by the Partnership to the Delinquent Partner and a payment by the Delinquent Partner to the Lending Partner,

                                    5. the payment of the loan and interest
                           accrued on it is secured by a security interest in the Delinquent Partner's Partnership Interest, as more fully set forth in Section 8.1(e), and

                                    6. the Lending Partner has the right, in
                           addition to the other rights and remedies granted to it under this Agreement or at law or in equity, to take any action (including court proceedings) that the Lending Partner may deem appropriate to obtain payment by the Delinquent Partner of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Partner;

                           (iii) exercising the rights of a secured party under
                  the Uniform Commercial Code of the State of Delaware, as more fully set forth in Section 8.1(e); or

                           (iv) exercising any other rights and remedies
                  available at law or in equity.

                  (e) Each Partner grants to the Partnership, and to each Lending Partner with respect to any loans made by the Lending Partner to that Partner as a Delinquent Partner as described in Section 8.1(d), as security, equally and ratably, for the payment of all Capital Contributions that Partner has agreed to make and the payment of all loans and interest accrued on them made by Lending Partners to that Partner as a Delinquent Partner as described in Section 8.1(d), a security interest in and a general lien on its Partnership Interest and the proceeds of that Partnership Interest, all under the Uniform Commercial Code of the State of Delaware. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Partnership or the Lending Partner, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted in this Section 8.1(d). Each Partner shall execute and deliver to the Partnership and the other Partners all financing statements and other instruments that the other Partners or the Lending Partner, as applicable, may request to effectuate and carry out the preceding provisions of this

         Section 8.1(e). At the option of a Lending Partner, this Agreement or a photographic or other copy of this Agreement may serve as a financing statement.

SECTION 8.2 ADDITIONAL CONTRIBUTIONS.

                  (a) The liability of each Limited Partner to the Partnership shall be limited to the amount of its Capital Contributions to be made pursuant to Section 8.1 and no Limited Partner shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership unless it agrees in writing to make additional capital contributions to the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership, except as may be provided in the Partnership Act.

                  (b) Notwithstanding the foregoing provisions of Section 8.2(a), in the event the MB Assets contributed to the Partnership by the TE Partner are Encumbered as collateral for indebtedness that is not assumed by the Partnership, the TE Partner shall (i) continue to assume responsibility for (A) the payment of such indebtedness, and (B) upon payment of such indebtedness, the removal of all Encumbrances, and
         (ii) shall indemnify and hold harmless the Partnership for any cost, loss or expense incurred by the Partnership as a result of such Encumbrance.

                  (c) No Partner shall be entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its Capital Account or any Capital Contribution made by such Partner. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Partnership or any Partner. No Partner shall be required to contribute or lend any cash or property to the Partnership to enable the Partnership to return any Partner's Capital Contributions to the Partner.

SECTION 8.3 CAPITAL ACCOUNTS. A capital account ("CAPITAL ACCOUNT") shall be established for each Partner and shall be maintained in such a manner as to correspond with the requirements of Treasury Regulations promulgated from time to time under section 704(b) of the Code.

SECTION 8.4 ADJUSTMENT OF CAPITAL ACCOUNTS. If any additional Partnership Interests are to be issued in consideration for a contribution of property or cash or if any Partnership property is to be distributed in liquidation of the Partnership or a Partnership Interest, the Capital Accounts of the Partners (and the amounts at which all Partnership properties are carried on its books and records utilized to maintain the Capital Accounts) shall, immediately prior to such issuance or distribution, as the case may be, be adjusted (consistent with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon actual sale of such properties upon a liquidation of the Partnership immediately prior to such issuance). If the Agreed Value of any property of the Partnership is properly reflected on the books of the Partnership at a value that differs from the adjusted tax basis of such property, this Section 8.4 shall be applied with reference to such value.

                                   ARTICLE IX

                                  DISTRIBUTIONS

SECTION 9.1 FREQUENCY. Except as otherwise provided herein, Distributable Cash attributable to each fiscal year shall be distributed as follows:

                  (a) First, quarterly all amounts to the Limited Partner or Partners who funded Losses under Sections 8.1(b)(iii) or (c) pro rata in proportion to their respective Unrecovered Loss Balances until such time that such Partners' Unrecovered Loss Balances, if any, are reduced to zero.

                  (b) Second, quarterly to the TE Partner in an amount up to the result of (i) $1.825 million, minus (ii) Mandatory Capital Expenditures for such quarter, minus (iii) any amounts payable in such quarter to a third party operator of the Partnership's assets if the General Partner, acting by and through its Managing Member, ceases to operate such assets, plus (iv) any Capital Contributions made by the TE Partner under Section 8.1(b)(ii) in such quarter.

                  (c) Third, for the full fiscal year, to the TE Partner in an amount equal to the positive difference, if any, of the result of (i) $7.3 million, minus (ii) Mandatory Capital Expenditures for such fiscal year, minus (iii) any amounts payable in such fiscal year to a third party operator of the Partnership's assets if the General Partner, acting by and through its Managing Member, ceases to operate such assets, minus (iv) all distributions to the TE Partner pursuant to
         Section 9.1(b) for quarters included in such fiscal year plus (v) any Capital Contributions made by the TE Partner under Sections 8.1(b)(ii) in such fiscal year.

                  (d) Fourth, for the full fiscal year, the balance, if any, among the Partners pro rata in accordance with their Sharing Ratios.

SECTION 9.2 FAILURE TO WITHDRAW. If any Partner does not withdraw the whole or any part of his share of any cash distribution made pursuant to Section 9.1, such Partner shall not be entitled to receive any interest thereon without the express written consent of the other Partner.

SECTION 9.3 TRANSFEROR/TRANSFEREE ALLOCATIONS. Unless otherwise agreed in writing by a transferor and transferee of a Partnership Interest herein, Distributable Cash distributable with respect to any Partnership Interest which may have been transferred during any year shall be distributed to the holder of such Partnership Interest who was recognized as the owner on the date of such distribution, without regard to the results of Partnership operations during the year.

SECTION 9.4 PARTNER ADVANCES. Notwithstanding the foregoing, if any Partner advances any funds or makes any other payment to or on behalf of the Partnership, not required pursuant to the provisions hereof, to cover operating or capital expenses of the Partnership which cannot be paid out of the Partnership's operating revenues, such advance or payment shall be deemed a loan to the Partnership by such Partner, bearing interest from the date such advance or payment was made until such loan is repaid at a floating rate per annum equal to the lesser of (i) two percent (2%) over the interest rate publicly quoted by The Wall Street Journal from time to time as the prime rate, with adjustments in such varying rate to be made on the same date as any change in the aforesaid rate (herein called "PRIME RATE") or (ii) the maximum rate permitted under applicable law. Notwithstanding
Section 9.1 above, all distributions of Distributable Cash shall first be distributed to the Partners making such loans until all such loans have been repaid to such Partners, together with interest thereon as above provided, and, thereafter, the balance of such distributions, if any, shall be made in accordance with the terms of Section 9.1 above. If distributions are insufficient to repay and return all such loans as provided above, the funds available from time to time shall first be applied to repay and retire the oldest loan first and, if any funds thereafter remain available, such funds shall be applied in a similar manner to remaining loans in accordance with the order of the dates on which they were made; however, as to loans made on the same date, each such loan shall be repaid pro rata in the proportion that such loan bears to the total loans made on said date.

                                    ARTICLE X

                          ALLOCATIONS OF INCOME, GAIN,
                           LOSS, DEDUCTION AND CREDIT

SECTION 10.1 GENERAL.

                  (a) Except as otherwise provided herein or unless another allocation is required by Treasury Regulations issued under section 704(b) of the Code (including, but not limited to, provisions pertaining to qualified income offsets and minimum gain chargebacks), for purposes of maintaining the Capital Accounts, all items of Partnership income, gain, loss, deduction and credit shall be allocated among the Partners pro rata in accordance with their Sharing Ratios in effect for the period during which such items accrue. For purposes of computing the amount of each item of income, gain, deduction or loss to be charged or credited to the Capital Accounts, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

                           (i) Any deductions for depreciation, cost recovery,
                  or amortization attributable to any Partnership property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property. Upon an adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery, or amortization pursuant to Section 8.4, any further deductions for such depreciation, cost recovery, or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

                           (ii) Any income, gain or loss attributable to the
                  taxable disposition of any Partnership property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

                           (iii) All fees and other expenses incurred by the
                  Partnership to promote the sale of a Partnership Interest that can neither be deducted nor amortized under section 709 of the Code shall be treated as an item of deduction.

                           (iv) Computation of all items of income, gain, loss
                  and deduction shall be made without regard to any election under section 754 of the Code which may be made by the Partnership and, as to those items described in the section 705(a)(1)(B) or section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

                  (b) Notwithstanding the foregoing, (i) each Limited Partner shall be allocated Partnership gross income each fiscal year in an amount equal to the distribution made to it pursuant to Section 9.1(a), 9.1(b) and 9.1(c) with respect to such fiscal year and (ii) each Partner shall be allocated (x) the depreciation and/or amortization deductions attributable to the property, if any, contributed by such Partner to the Partnership pursuant to Section 8.1(a) of this Agreement and (y) an amount of deductions equal to the Capital Contributions made by such Partner to fund Losses pursuant to Sections 8.1(b)(iii) and 8.1(c).

SECTION 10.2 ALLOCATIONS FOR TAX PURPOSES.

                  (a) The Partnership shall, except to the extent such item is subject to allocation pursuant to subsection (b) below, allocate each item of income, gain, loss, deduction and credit, as determined for federal and other income tax purposes, in the same manner as such item was allocated for Capital Account purposes; and

                  (b) The Partnership, for federal and other income tax purposes shall, in the case of Contributed Properties, allocate items of income, gain, loss, depreciation and cost recovery deductions attributable to those properties with a Built-In Gain or Built-In Loss pursuant to section 704(c) of the Code and the Treasury Regulations thereunder. Similar allocations shall be made in the event that the Carrying Value of Partnership properties subject to depreciation, cost recovery or amortization are adjusted pursuant to Section 8.4 upon the issuance of Partnership Interests for cash. If an existing Partner acquires additional Partnership Interests, such allocations shall apply only to the extent of his or its additional Interests. No allocation under section 704(c) of the Code shall be charged or credited to a Partner's Capital Account.

SECTION 10.3 TRANSFEROR/TRANSFEREE ALLOCATIONS. Unless another method permitted by the Code is agreed to by the General Partner, the transferor and the transferee, income, gain, loss, deduction or credit attributable to any Partnership Interest which has been transferred shall be allocated between the transferor and the transferee allocated equally among the days of the Partnership's fiscal year without regard to Partnership operations during such days.

SECTION 10.4 RELIANCE ON ADVISORS. The General Partner may rely upon, and shall have no liability to the Limited Partner or the Partnership if it does rely upon, the written opinion of tax counsel or accountants retained by the Partnership from time to time with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this Article X or other provisions of this Agreement.

SECTION 10.5 TAX MATTERS PARTNER.

                  (a) The General Partner is designated tax matters partner ("TMP") as defined in section 6231(a)(7) of the Code. The TMP and the Limited Partners shall use their best efforts to comply with responsibilities outlined in this Section 10.5 and in sections 6222 through 6232 of the Code (including any Treasury regulations promulgated thereunder) and in doing so shall incur no liability to any other Partner.

                  (b) If a Limited Partner intends to file a notice of inconsistent treatment under section 6222(b) of the Code, such Partner shall, prior to the filing of such notice, notify the TMP of such intent and the manner in which the Limited Partner's intended treatment of a Partnership item is (or may be) inconsistent with the treatment of that item by the Partnership.

                  (c) No Partner other than the TMP shall file a request pursuant to section 6227 of the Code for an administrative adjustment of partnership items for any Partnership taxable year.

                  (d) No Partner other than the TMP shall file a petition under Code sections 6226, 6228 or other Code sections with respect to any Partnership item, or other tax matters involving the Partnership. In the case where the TMP files such petition, it shall determine the forum in which such petition will be filed.

                                   ARTICLE XI

                  BOOKS OF ACCOUNT, RECORDS AND TAX INFORMATION

SECTION 11.1 MAINTENANCE OF BOOKS AND RECORDS. Proper and complete records and books of account (including those required by the Partnership Act) shall be kept by the Partnership in which shall be entered all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character. The Partnership books and records necessary for purposes of maintaining the Capital Accounts and giving effect to the allocations provided in Articles VIII and X shall be maintained in accordance with the accounting principles described therein, and shall be kept on the accrual basis and the other books and records shall be kept on the accrual basis in accordance with GAAP for financial reporting purposes and for purposes of making all other calculations contemplated herein. The books and records shall at all times be made available at the principal office of the Partnership and shall be open to the reasonable inspection and examination of the

Partners or their duly authorized representatives during the business hours of the General Partner for any purpose reasonably related to the interest of such Partner as a partner in the Partnership.

SECTION 11.2 REPORTS.

                  (a) The Partnership shall

                           (i) appoint a firm of certified public accountants to
                  report on the Partnership's financial statements (the "ACCOUNTANTS"), and

                           (ii) direct the Accountants to render an audit
                  opinion on the Partnership's financial statements within 90 days after the end of each fiscal year.

                  (b) As soon as reasonably practicable after the end of each fiscal year and after the Accountants have rendered an opinion on the Partnership's financial statements, the Partnership shall send each person who was a holder of a Partnership Interest at any time during the fiscal year then ended:

                           (i) All Partnership tax information as shall be
                  necessary for the preparation by such holder of its federal and any applicable state and local income tax returns; and

                           (ii) A copy of the Partnership's audited financial
                  statements which shall include an income statement, a balance sheet, statement of cash flow and required notes to the financial statements.

                  (c) As soon as practicable after the end of each calendar quarter, the Partnership shall send to each Partner:

                           (i) An unaudited income statement and a statement of
                  cash flows for such quarter; and

                           (ii) An unaudited balance sheet as of the end of such
                  quarter and a profit and loss statement and statement of cash flows for the portion of the fiscal year then ended.


                                   ARTICLE XII

                                   FISCAL YEAR

         The fiscal year of the Partnership shall end on the thirty-first (3lst) day of December in each year.

                                  ARTICLE XIII

                                PARTNERSHIP FUNDS

         The funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing accounts, as shall be designated by the General Partner. All withdrawals from any such bank accounts shall be made by the General Partner or other agent or agents duly authorized by the General Partner. Partnership funds shall not be commingled with those of any other person (including the General Partner or any of its Affiliates).

                                   ARTICLE XIV

                           STATUS OF LIMITED PARTNERS

SECTION 14.1 NO PERSONAL LIABILITY. No Limited Partner shall have any personal liability whatever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond the amount agreed to be contributed by him to the capital of the Partnership as set forth in Section 8.1 except to the extent required by the Partnership Act. No Limited Partner shall be obligated to restore any deficit in its Capital Account upon the liquidation of the Partnership or its Partnership Interest.

SECTION 14.2 DISSOLUTION OR BANKRUPTCY OF LIMITED PARTNER. The dissolution or bankruptcy of a Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership, and to receive distributions of Partnership funds, shall on the happening of such an event, devolve upon such Limited Partner's legal representatives or successors in interest, as the case may be, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. Each Limited Partner's successor in interest shall be liable for all the obligations of such Limited Partner. In no event, however, shall such estate, legal representative or other successor in interest become a substituted Limited Partner, except in accordance with Article XVI hereof.

                                   ARTICLE XV

                      MANAGEMENT AND OPERATION OF BUSINESS

SECTION 15.1 MANAGEMENT BY GENERAL PARTNER.

                  (a) Except as otherwise expressly provided in Section 15.3 of this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and the Limited Partners shall not have any right of control or management power over the business and affairs of the Partnership. The General Partner may, from time to time, designate one or more individuals as Partnership officers to carry out the day to day operations of the Partnership's activities. Such Partnership officers may include a president, vice-presidents, a secretary, a treasurer and such other officers as the General Partner shall designate.

                  (b) Whenever in this Agreement (including the Operating Procedures) the General Partner is permitted or required to make a decision (i) in its "discretion" or under a similar grant of authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires and may consider its own interests or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law. The Limited Partners hereby agrees that any standard of care or duty imposed in this Agreement or under the Partnership Act or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action or decision was not performed or omitted with the intent to defraud or deliberately cause injury to the Limited Partners.

SECTION 15.2 NO LIMITED PARTNER PARTICIPATION. No Limited Partner shall participate in the management or operations of or have any control over the Partnership's business nor shall any Limited Partner have the power to represent, act for, sign for or bind the General Partner or the Partnership. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it by this Agreement.

SECTION 15.3 ACTIONS REQUIRING LIMITED PARTNER CONSENT. Notwithstanding any other provision of this Agreement to the contrary, without the consent of the Limited Partners, the General Partner shall not have the authority to:

                  (a) Admit a person as a General Partner, except as provided in this Agreement;

                  (b) Admit a person as a Limited Partner, except as provided in this Agreement;

                  (c) Knowingly perform any act that would subject the Limited Partners to any liability as a general partner; or

                  (d) Sell or dispose of all or substantially all of the assets of the Partnership.

SECTION 15.4 THIRD PARTY RELIANCE. Notwithstanding any other provision of this Agreement to the contrary, no lender, lessor, lessee, purchaser or any other person dealing with the Partnership, shall be required to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell, lease or otherwise use or Partnership action that the General Partner is empowered to authorize and conduct and such person shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner and each assignee or successor hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other person to contest, negate or disaffirm any such action of the General Partner. In no event shall any person dealing with the General Partner or its representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or to inquire into the necessity or expediency of any act of the General Partner or its representative; and every contract, agreement, deed, assignment, lease, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or its representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that (i) at the time of the execution and delivery thereof this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (iii) the General Partner or its representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

SECTION 15.5 COMPENSATION AND REIMBURSEMENT. The General Partner shall receive no compensation for its services hereunder but shall be reimbursed for any costs, expenses, fees or other disbursements paid or incurred by it for or on behalf of the Partnership. As more fully provided in the Operating Procedures, the General Partner may pay with funds of the Partnership or incur for and on behalf of the Partnership, costs, expenses, fees and other disbursements as it in its sole discretion deems necessary for the ongoing operations of the Partnership's business, activities and affairs.

SECTION 15.6 EXCULPATION. Neither the General Partner, its Affiliates, nor any owner, member, manager, officer, director, partner, employee or agent of the General Partner or its Affiliates, shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF SUCH PERSON) on behalf of the Partnership within the scope of the authority conferred on the person described in this Agreement and the LLC Agreement or by law unless such act or omission was performed or omitted fraudulently or constituted gross negligence or willful misconduct. To the extent that, at law or in equity, the General Partner, its Affiliates, or any owner, manager, officer, director, partner, employee or agent thereof have duties (including fiduciary duties) and liabilities relating to the Partnership or to another Partner, the General Partner, its Affiliates, or any owner, manager, officer, director, partner, employee or agent thereof acting under the Agreement shall not be liable to the Partnership or to any such other Partner for their reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the General Partner, its Affiliates, or any owner, manager, officer, director, partner, employee or agent thereof otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner, its Affiliates, or any owner, officer, director, partner, employee or agent thereof.

SECTION 15.7 INDEMNIFICATION.

                  (a) TO THE FULLEST EXTENT PERMITTED BY LAW, THE GENERAL PARTNER, ITS AFFILIATES, THEIR RESPECTIVE OFFICERS, MANAGERS, DIRECTORS, PARTNERS, MEMBERS, EMPLOYEES AND AGENTS OR ANY PERSON PERFORMING A SIMILAR FUNCTION (INDIVIDUALLY, AN "INDEMNITEE") SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE PARTNERSHIP FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, OBLIGATIONS, PENALTIES, SETTLEMENTS AND REASONABLE EXPENSES (INCLUDING LEGAL FEES) ARISING FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS,

         CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, IN WHICH THE INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, BY REASON OF ITS STATUS AS (X) THE GENERAL PARTNER OR AN AFFILIATE THEREOF, OR (Y) AN OFFICER, MANAGER, DIRECTOR, PARTNER, EMPLOYEE OR AGENT OF THE GENERAL PARTNER OR AN AFFILIATE THEREOF, REGARDLESS OF WHETHER THE INDEMNITEE CONTINUES TO BE THE GENERAL PARTNER OR AN AFFILIATE OR AN OFFICER, MANAGER, DIRECTOR, EMPLOYEE OR AGENT OF THE GENERAL PARTNER OR AN AFFILIATE THEREOF AT THE TIME ANY SUCH LIABILITY OR EXPENSE IS PAID OR INCURRED, UNLESS THE ACT OR FAILURE TO ACT GIVING RISE TO INDEMNITY HEREUNDER CONSTITUTED FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (b) The Partnership through the General Partner may purchase and maintain insurance on behalf of the General Partner and such other persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such person against such liability under the provisions of this Partnership Agreement.

                  (c) Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitee may be entitled to indemnification by the Partnership hereunder (including without limitation reasonable attorneys' fees and disbursements) shall, to the maximum extent permitted by law, be advanced by the Partnership prior to the final disposition of such claim, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses unless it is determined ultimately that the Indemnitee is entitled to indemnification by the Partnership under
         Section 15.7(a).

                  (d) The indemnification provided in this Section 15.7 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other persons.

SECTION 15.8 OTHER ACTIVITIES; NONCOMPETITION.

                  (a) Each Limited Partner agrees that, for a period beginning on the date of this Agreement and ending on the earlier to occur of (i) the termination of this Agreement for whatever reason, or (ii) the disposition, directly or indirectly, by such Limited Partner, respectively (or, to the extent such interest has been transferred to an Affiliate of such Partner as permitted hereby, by such Affiliate), of its interest in the Partnership to a person that is not a wholly-owned, direct or indirect, subsidiary of such Limited Partner's Parent, no such Limited Partner or any of its Restricted Affiliates will engage or participate in, or carry on, directly or indirectly, either as proprietor, partner, member, director, stockholder, agent, consultant, advisor, trustee, Affiliate, or otherwise, whether or not for compensation, any business that competes with the Partnership Business in Chambers and Harris Counties, Texas (the "TERRITORY"). Each Limited Partner acknowledges and agrees that the foregoing noncompetition agreement is given in partial consideration for the other party's entering into this Agreement.

                  (b) Each of the Limited Partners or its Affiliates have, pursuant to Storage Agreements, leased or obtained the right to use storage capacity of the Partnership. Without limiting the generality of the provisions of Section 15.8(a) and in furtherance thereof, each of the Limited Partners agrees that it and its Affiliates will use such storage capacity solely for its own internal business operations and will not lease or sublease such storage capacity to third parties, and will direct to the Partnership any such third party seeking access to the Partnership's storage facility so that such additional business shall be for the benefit of the Partnership. The foregoing shall not be interpreted to prohibit or restrict the current practices of the TE Partner with respect to such storage capacity. Additionally, except as otherwise herein specifically provided, the Limited Partners agree to act in good faith with respect to each other and the Partnership Business to maximize the returns from such business throughout the term of the Partnership.

                  (c) In the event either Limited Partner (the "FIRST PARTY") or any of its Restricted Affiliates desires to pursue a business opportunity that will compete with the Partnership Business in the Territory as prohibited by Section 15.8(a) ("COMPETING BUSINESS TRANSACTION"), such Limited Partner shall be obligated to promptly bring such Competing Business Transaction to the attention of the other Limited Partner (the "SECOND PARTY"), to fully disclose all details regarding the proposed opportunity (subject to the execution of appropriate confidentiality undertakings), and to offer such business opportunity to become part of the Partnership Business. The Limited Partners shall negotiate in good faith for a period of 45 days (unless the business opportunity dictates a shorter period of time, in which event, for such shorter time period as will avoid the loss of such opportunity) to bring such Competing Business Transaction into the Partnership Business, either by contribution or purchase. Should the Limited Partners be unable to agree within such 45-day period on the terms and provisions for incorporating the Competing Business Transaction into the Partnership Business and the First Party or its Restricted Affiliate, as may be the case, wishes to pursue the Competing Business Transaction rather than continue with the Partnership Business and the transactions contemplated by this Agreement, subject to the provisions of Section 15.8(e) below, either Limited Partner may invoke the special buy-out provisions of Section
         23.7 without first complying with Section 23.1. The First Party agrees to give written notice within one Business Day of the consummation of such transaction.

                  (d) In the event the First Party or any of its Restricted Affiliates desires to pursue a Competing Business Transaction which cannot become a part of the Partnership Business for any reason other than the failure of the Second Party to consent to such transaction, and the First Party or its Restricted Affiliate, as may be the case, elects to pursue such Competing Business Transaction rather than continue with the Partnership Business, the First Party shall give written notice of such election to the Second Party and either Party may invoke the special buy-out provisions of Section 23.7 without first complying with Section 23.1. The First Party agrees to give written notice within one Business Day of the consummation of such transaction.

                  (e) Notwithstanding any other provision of this Agreement, the Second Party may waive the non-competition provision of this Section
         15.8 as it applies to any Competing Business Transaction offered by the First Party under Section 15.8(c). In such event, (i) the First Party may participate in such Competing Business Transaction without being in violation of this Agreement; (ii) the Second Party thereby waives any right to participate in, or to benefit from, such transaction; and
         (iii) neither Limited Partner shall be entitled to invoke the special buy-out provisions of Section 23.7 as a result of such transaction. Any such waiver shall apply only to the specific Competing Business Transaction being presented and shall not be construed as applicable to any other Competing Business Transaction.

                  (f) Notwithstanding the foregoing or any other provision of this Agreement:

                           (i) Neither Limited Partner nor any of its Affiliates
                  shall be prohibited from conducting business activities or operations outside the Territory of a similar nature as are conducted by such Limited Partner or Affiliate as of the date hereof; or

                           (ii) Neither Limited Partner nor any of its
                  Affiliates shall be prohibited from constructing and operating other pipelines to and from or through the Territory so long as they do not compete with the pipelines that comprise a part of the Partnership's assets as of the date hereof,

                           (iii) Neither Limited Partner nor any of its
                  Affiliates shall be prohibited from operating pipelines to, from or through the Territory which are currently operated by such persons, including the servicing of persons who are customers of the Partnership, or from expanding, improving or otherwise modifying such pipelines, or

                           (iv) Neither Limited Partner, nor any of its
                  Affiliates, has any obligation or duty to first offer to the Partnership new business ideas that are outside the scope of the Partnership Business.

                  (g) Each Limited Partner acknowledges that the covenant provided in this Section 15.8 is manifestly reasonable on its face and is no more restrictive than is required for the protection of the Partnership, including the interest of the other Limited Partner and the Partnership. In the event that the provisions of this Section 15.8 should ever be deemed to exceed the time and geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable law.

                  (h) It is specifically understood and agreed that any breach of the provisions of this Section 15.8 hereof is likely to result in irreparable harm to the Partnership and that an action at law for damages alone will be an inadequate remedy for such breach, and that the Partnership would suffer irreparable harm in the event either Limited Partner or its Restricted Affiliates fail to comply with its obligations hereunder. Therefore, in addition to any other remedy that may be available to it, the other Limited Partner or the Partnership shall be entitled to enforce the specific performance of Section 15.8 on the breaching Limited Partner and its Restricted Affiliates and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages, and such other relief as the court may allow.

                                   ARTICLE XVI

                        TRANSFER OF INTERESTS BY PARTNERS

SECTION 16.1 RESTRICTIONS ON TRANSFER. No Partner shall have the right to Dispose of its interest in the Partnership, or any portion thereof without (a) complying with the provisions of this Article XVI, (b) Disposing of its entire Partnership Interest to a single purchaser or transferee, and (c) simultaneously Disposing of its and any Affiliate's entire membership interest in the General Partner. Any attempted transfer or assignment of any interest in the Partnership in violation of the provisions of this Article XVI shall be void and of no force and effect.

SECTION 16.2 TRANSFERS TO AFFILIATES. A Limited Partner may Dispose of all of its Partnership Interest to an Affiliate of such Limited Partner provided that such purchaser or transferee, prior to such Disposition, becomes a party to this Agreement and agrees to be bound by all applicable terms and conditions including this Article XVI.

SECTION 16.3 RIGHT OF FIRST REFUSAL. If a Limited Partner ("OFFEROR") desires to Dispose of its Partnership Interest (other than a sale or other transfer of its Partnership Interest to an Affiliate or a Change of Partner Control), such Disposition may be made only by a sale of all of its entire Partnership Interest and its and any Affiliate's entire membership interest in the General Partner (collectively, the "INTEREST") for cash (or cash equivalent) and only if the Offeror receives with respect thereto a bona fide binding written proposal for the acquisition of such Interest (an "ACQUISITION PROPOSAL"), and then only in compliance with the following procedures:

                  (a) Upon receipt of an Acquisition Proposal, the Offeror shall offer, by written notice (the "OFFER") to the other Limited Partner (the "OFFEREE"), to sell the Interest to the Offeree or Affiliates thereof on the terms (including price) specified in the Acquisition Proposal pursuant to the terms of this Section 16.3. Such Offer shall contain a description of and a copy of the Acquisition Proposal subject to appropriate confidentiality provisions. In addition, the Offeror shall provide to the Offeree all other information with respect to the Acquisition Proposal and the proposed transferee reasonably requested by the Offeree in order for it to evaluate the Acquisition Proposal, to verify the bona fide nature thereof and to evaluate the effect of having the person making such Acquisition Proposal as a Partner in the Partnership.

                  (b) The Offeree shall have the right, to be exercised by notice (the "ACCEPTANCE") from the Offeree to the Offeror on or before the 30th day following receipt of the Offer (the "OFFER PERIOD"), to elect to purchase all (but not less than all) of the Interest pursuant to the terms of the Offer.

                  (c) If the Offeree accepts the Offer, the closing of the acquisition of the Interest shall be consummated on or before the 60th day after the Offeror receives the Acceptance but effective at the end of the calendar month occurring on or immediately prior to such closing. The acquisition shall be consummated at a closing held at the principal offices of the Partnership (unless otherwise agreed by the purchaser of the Partnership Interest and the Offeror), at which time the purchaser shall deliver to the Offeror the purchase price (in the form of immediately available funds), and the Offeror shall deliver to the purchaser such transfer documentation reasonably acceptable to the purchaser as shall be required to evidence the transfer of such Interest free and clear of all liens and encumbrances, except those created under this Agreement.

                  (d) If the Offeree does not accept the Offer, the Offeror shall be permitted for a period of 180 days after expiration of the Offer Period to sell all (but not less than all) of the Interest on terms not more favorable to such transferee than the terms specified in the Acquisition Proposal and at a price that is not less than the price specified in the Acquisition Proposal.

SECTION 16.4 CHANGE OF PARTNER CONTROL. If a Limited Partner or an Affiliate desires to Dispose of its Partnership Interest by a Change of Partner Control or undergoes an involuntary change of Partner Control, the other Limited Partner ("OPTION PARTNER") or its designated Affiliate shall have an option to acquire the Partnership Interest of the other Limited Partner and it or its Affiliate's membership interest in the General Partner (collectively, the "OPTION INTEREST") in accordance with the following procedures:

                  (a) If the Partner undergoing the Change of Partner Control is the TE Partner, the terms and provisions of Section 16.3 shall apply.

                  (b) If the Partner undergoing the Change of Partner Control is the LD Partner, the option price payable shall be the greater of (i) 50% of the Net EBITDA for the 12-month period preceding the Notice Month (as hereinafter defined) times ten (10.0) and (ii) the LD Partner's capital account in the Partnership and in the General Partner (or, if applicable, the capital account of its Affiliate in the General Partner), in both cases according to GAAP (collectively, the "LD COMBINED CAPITAL ACCOUNT BALANCE"). "Notice Month" means the month during which the LD Change of Partner Control occurs.

                  (c) The provisions of Sections 16.3(a), (b) and (c), with respect to notice, the offer period for the Option Interests, acceptance of the offer by the Option Partner and the closing of the acquisition shall apply.

SECTION 16.5 PROCEDURES. Any Partner who desires to transfer its Partnership Interest shall arrange for any permitted transferee to be bound by the provisions of this Agreement, as it may then be amended, by having such transferee execute two counterparts of an instrument of assignment satisfactory in form and substance to the General Partner and by delivering the same to the General Partner together with any such other information that may be required by counsel to the Partnership to determine whether the proposed transfer violates applicable federal or state securities or other laws or regulations. If and when the consent of the other Partners to such assignment and the substitution of such transferee hereof is secured and the other requirements of this Article XVI are satisfied, the transferee shall become a substituted Partner as to the Partnership Interest thus transferred effective as of the first day of the calendar month during which the General Partner actually receives the aforesaid instrument of assignment executed by both the transferor and transferee. The transferee shall be required to pay any and all reasonable filing and recording fees, legal fees, accounting fees, and other charges and fees incurred by the Partnership and its counsel as a result of such transfer.

SECTION 16.6 PURCHASE AND SALE IN THE EVENT OF MAXIMUM LOSS BEING EXCEEDED.

                  (a) In the event that the Maximum Loss is exceeded and the provisions of Section 8.1(c)(ii) apply, then the TE Partner shall acquire the Partnership Interest of the LD Partner and the membership interest held by the LD Partner or its Affiliate in the General Partner for an amount equal to the LD Combined Capital Account Balance, less the product of (i) the sum of the LD Partner's Unrecovered Loss Balance and TE Partner's Unrecovered Loss Balance, times (ii) the LD Combined Capital Account Balance divided by the total of all GAAP capital account balances in the Partnership and the General Partner.

                  (b) The closing of the purchase and sale contemplated hereunder shall be consummated within 60 days after the provisions of
         Section 8.1(c)(ii) first become applicable at the principal office of the Partnership (unless otherwise mutually agreed by the Limited Partners), at which time the purchase price (in the form of immediately available funds) shall be delivered to the sellers and the sellers shall deliver to the buyer or its designee such transfer documentation reasonably acceptable to the buyer and the sellers as shall be required to evidence the transfer of such Partnership Interest and membership interest in the General Partner, free and clear of all liens and encumbrances, except those created under this Agreement.

SECTION 16.7 COMPLIANCE WITH SECURITIES LAWS. All Partners acknowledge that the Partnership interests have not been registered under (i) the Securities Act of 1933, as amended (the "1933 ACT"), in reliance on the exemptions afforded by
Section 4(2) of the 1933 Act, or (ii) applicable state securities laws in reliance on exemptions under such laws. Therefore, to preserve said exemptions and notwithstanding anything contained herein to the contrary, the Partners hereby agree that interests of the Partners shall be nontransferable and nonassignable, except in compliance with the registration provisions of the 1933 Act and the Partnership Act, or an exemption or exemptions therefrom, and any attempted or purported transfer or assignment in violation of the foregoing shall be void and of no effect. Accordingly, as an additional condition precedent to any assignment or other transfer of any interest in the Partnership, the General Partner may require an opinion of counsel satisfactory to the General Partner that such assignment or transfer will be made in compliance with the registration provisions of the 1933 Act and applicable state securities laws or exemption(s) therefrom, and such transferor or assignor shall be responsible for paying said counsel's fee for the opinion.

                                  ARTICLE XVII

                         DISSOLUTION OF THE PARTNERSHIP

         The happening of any one of the following events shall work an immediate dissolution of the Partnership:

                  (a) An event of withdrawal of the General Partner as defined in Section 17-402 of the Partnership Act except that an event described in Subsections (a)(4) and (a)(5) of Section 17-402 shall not be an event of withdrawal unless within 90 days of such event of withdrawal, the remaining Partners agree in writing to continue the business of the Partnership and appoint, effective as of the date of withdrawal, a successor General Partner of the Partnership who acquires, or enters into an agreement to acquire, the Partnership Interest of the prior General Partner during such 90-day period;

                  (b) The receipt by the Partnership of the final payment due on the sales price of all or substantially all the assets of the Partnership or the Partnership's business following the Partnership's sale thereof;

                  (c) The agreement by all of the Partners to dissolve;

                  (d) At the time there are no Limited Partners; and

                  (e) Entry of a decree of judicial dissolution under Section 17-802 of the Partnership Act.

Any withdrawal of the General Partner under Section 17-602 of the Partnership Act shall be effective on the date specified in a written notice of withdrawal given by the General Partner to the Limited Partners; provided, however, that the effective date shall be not less than 60 days following the date of delivery of such notice.

                                  ARTICLE XVIII

                  WINDING UP AND TERMINATION OF THE PARTNERSHIP

SECTION 18.1 LIQUIDATOR. If the Partnership is dissolved for any reason, a liquidator (the "LIQUIDATOR") shall commence to wind up the affairs of the Partnership and to liquidate and sell its assets. The General Partner shall serve as the Liquidator unless the dissolution occurred as a result of an event of withdrawal of the General Partner, in which case the person designated by the Limited Partners shall serve as the Liquidator. The Liquidator shall have full right and discretion to determine the time, manner and terms of sale or sales of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time, not to exceed two (2) years after the date of dissolution of the Partnership, as shall be reasonably required in the good faith judgment of the Liquidator to complete the liquidation and dissolution of the Partnership as provided for herein, including, without limitation, the following specific powers:

                  (a) The power to continue to manage and operate any business of the Partnership during the period of such liquidation or dissolution proceedings, excluding, however, the power to make and enter into contracts which may extend beyond the period of liquidation.

                  (b) The power to make sales and incident thereto to make deeds, bills of sale, assignments and transfers of assets and properties of the Partnership; provided, that the Liquidator may not impose personal liability upon any of the Partners under any such instrument.

                  (c) The power to borrow funds as may, in the good faith judgment of the Liquidator, be reasonably required to pay debts and obligations of the Partnership or operating expenses, and to execute and/or grant deeds of trust, mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Partnership properties as security for repayment of such loans or as security for payment of any other indebtedness of the Partnership; provided, that the Liquidator shall not have the power to create any personal obligation on any of the Partners to repay such loans or indebtedness other than out of available proceeds of foreclosure or sale of the properties or assets as to which a lien or liens are granted as security for payment thereof.

                  (d) The power to settle, release, compromise or adjust any claims asserted to be owing by or to the Partnership, and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters.

SECTION 18.2 RESERVES. After making payment or provision for payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator may set up, for a period not to exceed the aforesaid two (2) years, such cash reserves as the Liquidator may deem reasonably necessary for any contingent liabilities or obligations of the Partnership. Upon the satisfaction or other discharge of such contingency, the amount of the reserves not retired, if any, will be distributed in accordance with this Article XVIII.

SECTION 18.3 SALE OF ASSETS; DISTRIBUTION OF PROCEEDS. Upon the winding up and termination of the business and affairs of the Partnership, its assets (other than cash) shall be sold, its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid (either by payment or the making of reasonable provision for payment). All items of Partnership income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Partners pro rata in accordance with their Sharing Ratios. Thereafter, the net proceeds from such sales (after deducting all selling costs and expenses in connection therewith), together with (at the expiration of the two (2) year period referred to therein) the balance and reserve account referred to in Section 18.2 above, shall be distributed among the Partners in accordance with their respective positive balances in their Capital Accounts.

SECTION 18.4 FINAL ACCOUNTING. Within a reasonable time following the completion of the liquidation of the Partnership's properties, the Liquidator shall supply to each of the Partners a statement prepared by the Partnership's accountants which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation, each Partner's pro rata portion of distributions pursuant to Section 18.3, and the amount retained as reserves by the Liquidator pursuant to Section 18.2.

SECTION 18.5 RECOURSE LIMITED TO ASSETS OF THE PARTNERSHIP. Each holder of an interest in the Partnership shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and its Capital Contribution thereto (including the return thereof) and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the Partnership, the General Partner or the Liquidator. No holder of an interest in the Partnership shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

SECTION 18.6 TERMINATION. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the Liquidator shall (and is hereby given the power and authority to) execute, acknowledge, swear to and record all documents required to effectuate the dissolution and termination of the Partnership. No Partner shall be required to restore any deficit balance existing in its Capital Account upon the liquidation and termination of the Partnership.

                                   ARTICLE XIX

                                     NOTICES

         To be effective, all notices and demands under this Agreement must be in writing and must be given (i) by depositing same in the United States mail, postage prepaid, certified or registered, return receipt requested, (ii) by telecopy with receipt confirmed by return telecopy or (iii) by delivering same in person and receiving a signed receipt therefor. For purposes of notice, the addresses of the Partners or their respective assigns shall be as set forth on the signature pages hereof. Notices mailed in accordance with the foregoing shall be deemed to have been given and made upon receipt. Any Partner or his assignee may designate a different address to which notices or demands shall thereafter be directed by written notice given in the manner hereinabove required and directed to the Partnership at its principal office as hereinabove set forth.

                                   ARTICLE XX

                   AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT

       This Agreement may be modified or amended from time to time by the written agreement of the General Partner and each of the Limited Partners.


                                   ARTICLE XXI

                                POWER OF ATTORNEY

         Each Limited Partner and any permitted assignee or transferee of its interest hereunder, does hereby irrevocably constitute and appoint the General Partner, its true and lawful attorney in fact and agent, to execute, acknowledge, verify, swear to, deliver, record and file, in such Limited Partner's or assignee's name, place and stead, all instruments, documents and certificates which may from time to time be required to effectuate and implement the terms and provisions of this Agreement including, without limitation, the power and authority to execute, verify, swear to, acknowledge, deliver, record and file (i) all certificates and other instruments which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership in the State of Delaware and in such other states as the General Partner deems appropriate, (ii) all instruments which the General Partner deems appropriate to reflect any amendment to this Agreement, or modification of the Partnership, made in accordance with the terms of this Agreement, (iii) all conveyances and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement, including any writing required by the Partnership Act, (iv) all instruments relating to the admission of any additional or substituted Limited Partner, (v) a certificate of assumed name and such other certificates and instruments as may be necessary under any fictitious or assumed name statutes from time to time in effect in jurisdictions in which the Partnership conducts or plans to conduct business and (vi) all other instruments that may be required or permitted by law to be filed on behalf of the Partnership and that are not inconsistent with this Agreement. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the subsequent death, dissolution, bankruptcy, incompetency or legal disability of a Limited Partner and shall extend to such Limited Partner's successors and assigns; and may be exercised by executing such instrument acting as attorney in fact for the Limited Partner or in such other manner as said agent and attorney in fact may deem appropriate. Each Limited Partner hereby agrees to be bound by any action taken by the General Partner acting pursuant to such power of attorney, and each Limited Partner and assigns hereby waives any and all defenses which may be available to contest, negate or disaffirm any action of the General Partner taken under such power of attorney.

                                  ARTICLE XXII

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         The General Partner and each Limited Partner each hereby respectively represent and warrant to the others that (i) it is duly organized, validly existing and in good standing under the jurisdiction of its organization, with full power and authority to enter into and perform its obligations under this Agreement; (ii) it has validly executed this Agreement, and upon delivery, this Agreement shall be a binding obligation of such party, enforceable against such party in accordance with its terms; and (iii) its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any governmental body or regulatory authority and will not violate, conflict with or cause a default under, any of its organizational documents, any contractual covenant or restriction by which such party is bound, or any applicable law, regulation, rule, ordinance, order, judgment or decree.


                                  ARTICLE XXIII

                                    DISPUTES

SECTION 23.1 NEGOTIATION. Except for the injunctive remedies provided by Section 15.8, in the event of any claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement or the relationship between the Partners created by this Agreement, involving the Limited Partners and/or their respective representatives and/or Affiliates (all of which are referred to herein as "DISPUTES"), the Limited Partners shall promptly seek to resolve any such Dispute by negotiations between senior executives of the Limited Partners who have authority to settle the Dispute. When a Limited Partner believes there is a Dispute under this Agreement, that Limited Partner will give the other written notice of the Dispute. Within thirty (30) days after receipt of such notice, the receiving Limited Partner shall submit to the other a written response. Both the notice and response shall include (i) a statement of each Limited Partner's position and a summary of the evidence and arguments supporting its position, and (ii) the name, title, fax number, and telephone number of the executive who will represent that Limited Partner. In the event the Dispute involves a claim arising out of the actions of any person or entity not a signatory to this Agreement, the receiving Limited Partner shall have such additional time as necessary, not to exceed an additional thirty (30) days, to investigate the Dispute before submitting a written response. The executives shall meet at a mutually acceptable time and place within fifteen (15) days after the date of the response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute. If one of the executives is an attorney or intends to be accompanied at a meeting by an attorney, the other executive shall be given at least five (5) days' notice of such intention and may also be accompanied by an attorney. All negotiations and communications pursuant to this Article XXIII shall be treated and maintained by the Limited Partners as confidential information and shall be treated as compromise and settlement negotiations for the purposes of federal and state rules of evidence.

SECTION 23.2 FAILURE TO RESOLVE. If the Dispute has not been resolved within sixty (60) days after the date of the response given pursuant to Section 23.1 above, or such additional time, if any, that the Limited Partners mutually agree to in writing, or if the Limited Partner receiving such notice denies the applicability of the provisions of Section 23.1 or otherwise refuses to participate under the provisions of Section 23.1, either Limited Partner may initiate arbitration pursuant to the provisions of Section 23.3 below; provided, however, that either Partner may reject arbitration and trigger the special Buy-Out Option of Section 23.7, all as provided below.

SECTION 23.3 ARBITRATION. Any Disputes not settled pursuant to the foregoing provisions shall be resolved as follows:

                  (a) Any Limited Partner desiring to initiate arbitration in connection with any Dispute shall send, via certified mail, written notice of demand of arbitration to the other Limited Partner and the name of the arbitrator appointed by the Limited Partner demanding arbitration together with a statement of the matter in controversy.

                  (b) Within fifteen (15) days after receipt of such demand, the receiving Limited Partner shall either (i) agree to submit the Dispute to arbitration and name its arbitrator or (ii) refuse to submit the Dispute to arbitration, in which case the provisions of this Section
         23.3 shall not be applicable to such Dispute. If the receiving Limited Partner fails or refuses to name its arbitrator within such 15-day period, it shall be deemed to have agreed to submit the Dispute to arbitration and the second arbitrator shall be appointed, upon request of the party demanding arbitration, by the Chief U.S. District Court Judge for the Southern District of Texas or such other person designated by such judge. The two arbitrators so selected shall within fifteen (15) days after their designation select a third arbitrator; provided, however, that if the two arbitrators are not able to agree on a third arbitrator within such 15-day period, either Limited Partner may request the Chief U.S. District Court Judge for the Southern District of Texas or such other person designated by such judge to select the third arbitrator as soon as possible. In the event the Judge declines to appoint an arbitrator, appointment shall be made, upon application of either Limited Partner, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If any arbitrator refuses or fails to fulfill his or her duties hereunder, such arbitrator shall be replaced by the Limited Partner which selected such arbitrator (or if such arbitrator was selected by another person, through the procedure which such arbitrator was selected) pursuant to the foregoing provisions.

                  (c) Each arbitrator selected by the Limited Partners shall be a certified public accountant or licensed attorney with at least fifteen (15) years of oil and gas experience as a certified public accountant and/or practicing attorney. The arbitrators selected by the Limited Partners are not required to be neutral, but the third arbitrator shall be neutral and shall be a retired judge.

                  (d) The Limited Partners hereto hereby request and consent to the three (3) arbitrators conducting a hearing in Houston, Texas no later than sixty (60) days following their selection or thirty (30) days after all prehearing discovery has been completed, whichever is later, at which the Limited Partners shall present such evidence and witnesses as they may choose, with or without counsel.

                  (e) Arbitration shall be conducted in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association.

                  (f) The Federal Rules of Civil Procedure, as modified or supplemented by the local rules of civil procedure for the U.S. District Court for the Southern District of Texas, shall apply in the arbitration. The Limited Partners shall make their witnesses available in a timely manner for discovery pursuant to such rules. If a Limited Partner fails to comply with this discovery agreement within the time established by the arbitrators, after resolving any discovery disputes, the arbitrators may take such failure to comply into consideration in reaching their decision. All discovery disputes shall be resolved by the arbitrators pursuant to the procedures set forth in the Federal Rules of Civil Procedure.

                  (g) Adherence to formal rules of evidence shall not be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

                  (h) The Limited Partners hereto hereby request that the arbitrators render their decision within thirty (30) calendar days following conclusion of the hearing.

                  (i) Any decision by a majority of the arbitration panel shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by either Limited Partner as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.

                  (j) The defenses of statute of limitations and laches shall be tolled from and after the date a Party gives the other Limited Partner written notice of a Dispute as provided in Section 23.1 above until such time as the Dispute has been resolved pursuant to Section 23.1, or an arbitration award has been entered pursuant to this Section 23.3.

                  (k) The Partners hereby waive any claim to, and the arbitrators are especially divested of any power to award, special, consequential, punitive, exemplary, incidental, indirect costs, expenses, damages or claims or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages.

SECTION 23.4 RECOVERY OF COSTS AND ATTORNEYS' FEES. In the event arbitration (or, despite the Limited Partners' agreement to resolve the Disputes through binding arbitration, litigation) arising out of this Agreement is initiated by either Limited Partner, the prevailing Limited Partner, after the entry of a final non-appealable order, shall be entitled to recover from the other party, as a part of said order, all court costs, fees and expenses of such arbitration (or litigation), including, without limitation, reasonable attorneys' fees.

SECTION 23.5 CHOICE OF FORUM. If, despite the Limited Partners' agreement to submit any Disputes to binding arbitration, there are any court proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, such proceedings shall be brought and tried in the federal or state courts situated in the City of Houston, Texas.

SECTION 23.6 JURY WAIVERS. THE LIMITED PARTNERS HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

SECTION 23.7 SPECIAL BUY-OUT OPTIONS.

                  (a) Upon the failure of the Limited Partners to resolve or submit a Dispute to binding arbitration within seventy-five (75) days after the date of the response given pursuant to Section 23.1, either Limited Partner shall have the right (the "PUT/CALL RIGHT") for a period of 30 days following the expiration of such 75-day period (the "EXERCISE PERIOD"), to be exercised by written notice to the other Limited Partner within such applicable period, to cause a purchase and sale to the TE Partner of the Interest of the LD Partner and its Affiliate. Such purchase and sale shall be for cash at a purchase price equal to the greater of (i) 50% of the Net EBITDA for the Pricing Period ending with the month immediately preceding the month in which the written notice is given exercising the Put/Call Right times the Valuation Multiple and (ii) the LD Combined Capital Account Balance.

                  (b) If either Limited Partner timely exercises such Put/Call Right, the Limited Partners shall consult for the purpose of determining the Valuation Multiple and, on or before the 10th day after exercise of the Put/Call Right, the non-exercising Limited Partner shall select one of four entities proposed by the exercising Limited Partner, each of which such entities shall have at least ten years experience in valuing similar assets or businesses (the "VALUATION EXPERT") if required as contemplated below. If on or before the 30th day after exercise of the Put/Call Right, such Limited Partners have not reached agreement on the Valuation Multiple, each Limited Partner shall submit a proposed Valuation Multiple to the Valuation Expert, together with any supporting documentation such Limited Partners deems appropriate, on or before the 60th day after the exercise of the Put/Call Right. The Valuation Expert shall determine the Valuation Multiple by selection of one of the proposed Valuation Multiples submitted by the Limited Partners (and shall have no authority beyond selection of one of such proposals) as promptly as possible (and in any event on or before the 30th day after submittal of the competing proposals). The cost of such Valuation Expert shall be paid in equal portions by the Limited Partners.

                  (c) The purchase price shall be the amount calculated under
         Section 23.7(a) unless the Put/Call Right has been triggered by either Partner pursuant to Section 15.8(c) or (d), in which case the purchase price to be paid by the TE Partner shall be the amount computed as follows:

                           (i) If the TE Partner is the First Party, the
                  purchase price shall be 115% of the amount calculated under
                  Section 23.7(a); and

                           (ii) if the LD Partner is the First Party, the
                  purchase price shall be 85% of the amount calculated under
                  Section 23.7(a).

                  (d) The closing of the acquisition of the Interests contemplated hereunder shall be consummated on or before the 60th day after the determination of the Valuation Multiple but effective at the end of the calendar month occurring on or immediately prior to such closing. The acquisition shall be consummated at a closing held at the principal offices of the Partnership (unless otherwise mutually agreed by the Limited Partners), at which time the purchase price (in the form of immediately available funds) shall be delivered to the sellers and the sellers shall deliver to the buyer such transfer documentation reasonably acceptable to the buyer and the seller as shall be required to evidence the transfer of such Partnership Interest and membership interest in the General Partner, free and clear of all liens and encumbrances, except those created under this Agreement.

SECTION 23.8 DISPUTE UNDER BOTH THIS AGREEMENT AND LLC AGREEMENT. Notwithstanding anything herein to the contrary, it is the intention of the Partners that any Dispute hereunder that is also subject to the terms and provisions of the LLC Agreement shall be handled under one unified proceeding under and pursuant to the terms and provisions of this Agreement and that no Partner shall be entitled to seek a second resolution of the same Dispute under the Terms and Provisions of this Article XXIII.

                                  ARTICLE XXIV

                                  MISCELLANEOUS

SECTION 24.1 NO RIGHT OF PARTITION. The Partners agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership property.

SECTION 24.2 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement and the additional documents and agreements referred to herein or contemplated hereunder constitute the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

SECTION 24.3 GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

SECTION 24.4 BINDING EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

SECTION 24.5 CONSTRUCTION OF AGREEMENT. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term "person" means any individual, corporation, partnership, trust or other entity.

SECTION 24.6 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

SECTION 24.7 EFFECT OF INVALID PROVISION. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 24.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Partners to execute the same counterpart hereof.

SECTION 24.9 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and in the year first above written.


                                         GENERAL PARTNER:
Address:
                                         Mont Belvieu Venture, LLC
2929 Allen Parkway, Suite 3200
Houston, TX 77019
Telecopy: 713/759-3645                   By:
                                              ---------------------------------
                                         Its:
                                              ---------------------------------



                                         LIMITED PARTNERS:

                                         TE Products Pipeline Company, Limited
2929 Allen Parkway, Suite 3200           Partnership, by TEPPCO GP, Inc.,
Houston, TX 77019                        its general partner
Telecopy: 713/759-3645
                                         By:
                                              ---------------------------------
                                         Its:
                                              ---------------------------------

                                         Louis Dreyfus Energy Services L.P.
10 Westport Road
Wilton, CT 06897
Telecopy: 203/761-8119                   By:
                                              ---------------------------------
                                         Its:
                                              ---------------------------------